PROSPECTUS SUPPLEMENT

                           OSWEGO COUNTY BANCORP, INC.

                   The Oswego County Savings Bank 401(k) Plan
 (Participation Interest in up to _______ shares of Oswego County Bancorp, Inc.)


         Oswego County Bancorp, Inc. is providing this prospectus supplement to the participants in The Oswego County Savings Bank 401(k) Plan. As a participant in the 401(k) plan, you may direct the trustee of the plan to purchase common stock of Oswego County Bancorp, Inc. in its offering with amounts allocated to your account under the plan. Amounts not invested in Oswego County Bancorp, Inc. common stock will remain invested in and among your previously selected investment funds. If you decide not to allocate your funds available under your 401(k) account into Oswego County Bancorp, Inc. common stock or you cannot acquire all of the common stock you want in the offering you may direct the investment of your 401(k) account into the Oswego County Bancorp, Inc. common stock investment fund at any time after the offering is completed.

         The prospectus of Oswego County Bancorp, Inc. dated ____________ ____, 1999 attached to this prospectus supplement includes detailed information with respect to the offering of Oswego County Bancorp, Inc. common stock, and the financial condition, results of operations and description of the business of Oswego County Bancorp, Inc. and Oswego County Savings Bank. You should read this prospectus supplement only in conjunction with the attached prospectus.

                         -------------------------------

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only
 if You Can Afford a Complete Loss. See "Restrictions on Resale" at Page S-____
          in this Prospectus Supplement and "Risk Factors" at Page 14 in the Attached Prospectus.

         Neither the Securities and Exchange Commission nor any state or federal agency has approved or disapproved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

         The participation interests offered by The Oswego County Savings Bank 401(k) Plan are not savings accounts or deposits and are not insured or guaranteed by any government insurance fund, Oswego County Savings Bank or Oswego County Bancorp, Inc.


                         -------------------------------


                             ____________ ____, 1999

                              TABLE OF CONTENTS


THE OFFERING...........................................................................................S-1
         Summary of the Reorganization.................................................................S-1
         Securities Offered............................................................................S-1
         Election to Purchase Common Stock in the Offering; Priorities.................................S-1
         Value of 401(k) Plan Account Balances.........................................................S-2
         How to Use Plan Funds to Invest in the Offering...............................................S-2
         Deadline for Participating in the Offering....................................................S-2
         Irrevocability of Election to Participate in the Offering.....................................S-3
         Direction to Purchase Common Stock After the Offering.........................................S-3
         Purchase Price of Common Stock................................................................S-3
         Nature of a Participant's Interest in the Common Stock........................................S-3
         Voting Rights of Common Stock.................................................................S-4
DESCRIPTION OF THE 401(K) PLAN.........................................................................S-4
         Introduction..................................................................................S-4
         Employee Retirement Income Security Act.......................................................S-4
         Reference to Full Text of Plan................................................................S-5
         Eligibility and Participation.................................................................S-5
         Contributions Under the Plan..................................................................S-5
         Limitations on Contributions..................................................................S-6
                  Limitation on 401(k) Plan Contributions..............................................S-6
                  Limitation on Annual Additions and Benefits..........................................S-6
                  Limitation on Plan Contributions for Highly Compensated Employees....................S-6
                  Top-Heavy Plan Requirements..........................................................S-8
         Investment of Contributions...................................................................S-8
                  General..............................................................................S-8
                  Previous Funds.......................................................................S-8
         Oswego County Bancorp Stock Investment Fund..................................................S-11
         Vesting......................................................................................S-12
         Withdrawals and Distributions From the 401(k) Plan...........................................S-12
         Withdrawals Prior to Termination of Employment or Age 59 1/2.................................S-12
         Distribution Upon Death, Retirement, Disability or Termination of Employment.................S-13
         Non-alienation of Benefits...................................................................S-13
         Trustee......................................................................................S-13
         Plan Administrator...........................................................................S-13
         Reports to 401(k) Plan Participants..........................................................S-14
         Amendment and Termination....................................................................S-14
         Merger, Consolidation or Transfer............................................................S-14
         Federal Income Tax Consequences..............................................................S-15
                  Lump Sum Distribution...............................................................S-15
                  Averaging Rules.....................................................................S-16
                  Common Stock Included in Lump Sum Distribution......................................S-17
                  Continuation or Rollovers to Another Qualified Plan or to an IRA....................S-17
                  Additional Tax on Early Distributions...............................................S-19
                  Additional Employee Retirement Income Security Act Considerations...................S-19
                  SEC Reporting and Short-Swing Profit Liability......................................S-19
LEGAL OPINION.........................................................................................S-20


THE OFFERING

Summary of the Reorganization

         Oswego County Savings Bank is reorganizing into a New York-chartered mutual holding company form, whereby the mutual savings bank will convert to a New York-chartered stock savings bank as a wholly owned subsidiary of Oswego County Bancorp, Inc. Oswego County Bancorp will become a majority-owned subsidiary of Oswego County MHC, a New York- chartered mutual holding company.

Securities Offered

         Oswego County Bancorp is offering participation interests to the participant's in the 401(k) plan. These participation interests represent indirect ownership of Oswego County Bancorp's common stock through the 401(k) plan. The 401(k) plan may acquire up to ___________ shares (at a purchase price of $ ________ per share) of common stock to be held by the 401(k) plan's trustee in an investment fund established to primarily investment in the common stock of Oswego County Bancorp. Oswego County Bancorp is the issuer of the common stock. Only employees of Oswego County Savings Bank may become participants in the 401(k) plan. Oswego County Savings Bank will not offer these interests unless Oswego County Savings Bank completes the reorganization into stock form. Your ability to invest in the Oswego County Bancorp stock investment fund is subject to the priority purchase rights described below. Information with regard to the 401(k) plan is contained in this prospectus supplement and information with regard to the reorganization and the financial condition, results of operation and business of Oswego County Savings Bank is contained in the attached prospectus. This prospectus supplement should be read with the attached prospectus. The address of the principal executive office of Oswego County Savings Bank is 44 East Bridge Street, Oswego, New York 13126. Oswego County Savings Bank's telephone number is (315) 343-4100.

Election to Purchase Common Stock in the Offering; Priorities

         In connection with the reorganization, Oswego County Savings Bank has amended its 401(k) plan to permit you to direct all or part of your 401(k) account balance into the Oswego County Bancorp Stock Investment Fund to be used to purchase the common stock issued in connection with the offering. The trustee of the 401(k) plan will purchase common stock offered for sale in connection with the offering in accordance with your directions.

         In the event the offering is oversubscribed and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in the Oswego County Bancorp Stock Investment Fund will be reallocated on a pro rata basis to the other investment options that you have previously selected. If you choose not to direct the investment of your 401(k) account balance, your account balance will remain allocated in and among the other investment options of the 401(k) plan as you previously directed. If you have never made an investment election, your account balance will be invested in the RSGroup Trust Company Stable Value Fund.

         The shares of common stock to be sold in the offering are being offered in the following order of priority:

         (1) Depositors who held at least $100 with us on September 30, 1997.

         (2) The Oswego County Bancorp, Inc. Employee Stock Ownership Plan.

         (3) Depositors who held at least $100 with us on March 31, 1999.

         (4) Oswego County Savings Bank's trustees, officers and employees.

         To the extent you fall into one of these categories, you may use funds in your 401(k) account to subscribe or pay for the common stock being offered. Common stock so purchased will be placed in the Oswego County Bancorp Stock Investment Fund and allocated to your 401(k) account. Limitations on the amount of common stock that you may purchase in the offering will be calculated based on the aggregate amount directly purchased by you in the offering together with the amount purchased with funds allocated to your 401(k) account. See "Limitations on Stock Purchases" at page ____ in the attached prospectus.

Value of 401(k) Plan Account Balances.

         As of ____________ ____, 1999, the market value of the assets of the 401(k) plan equaled approximately $________________, representing the aggregate market value of all the plan participants' accounts and earnings, less previous withdrawals.

How to Use Plan Funds to Invest in the Offering

         Accompanying this prospectus supplement is an Investment Election Form, attached as Annex A, which will enable you to direct that all or a portion of your 401(k) account balance, representing contributions through ____________ ____, 1999, be transferred into the Oswego County Bancorp Stock Investment Fund. If you wish to use all or any part of your 401(k) account balance to purchase common stock issued in the offering, you must complete the attached Investment Election Form.

Deadline for Participating in the Offering

         If you wish to purchase common stock with your 401(k) account balance, you must return your Investment Election Form to ____________,___________, Oswego County Savings Bank, 44 East Bridge Street, Oswego, New York 13126, no later than 12:00 noon on ____________ ____, 1999.

Irrevocability of Election to Participate in the Offering

         You may not revoke your election to transfer amounts credited to your 401(k) account into the Oswego County Bancorp Stock Investment Fund. At any time after the offering and pursuant to the terms of the plan, you may change the investment allocations of your 401(k) account balance as explained below.

Direction to Purchase Common Stock After the Offering

         Whether or not you choose to purchase stock in the offering, you will be able to purchase stock after the offering. You may direct a percentage of your 401(k) account balance to be allocated and invested in the Oswego County Bancorp Stock Investment Fund and/or in and among the other investment funds available under the plan. You may change your investment allocation on an unlimited basis. Special restrictions may apply to allocations directed to or from the Oswego County Bancorp Stock Investment Fund by those participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by executive officers, directors and principal shareholders of Oswego County Bancorp and Oswego County Savings Bank.

         If you are an officer or director of Oswego County Bancorp or Oswego County Savings Bank, then you will not be able to transfer your initial investment out of the Oswego County Bancorp Stock Investment Fund for a period of one year following the consummation of the conversion.

Purchase Price of Common Stock

         The trustee will use the funds transferred to the Oswego County Bancorp Stock Investment Fund for the purchase of common stock in the offering, except in the event of an oversubscription, as discussed above. The trustee will pay $_______ per share, the same price as paid by all other persons who purchase shares of common stock in the offering.

         After the offering, the trustee will acquire common stock in open market transactions at the prevailing market price. The trustee will pay transaction fees associated with the purchase, sale or transfer of the common stock from the assets of the investment fund.

Nature of a Participant's Interest in the Common Stock

         The trustee holds the common stock, in trust, for the participants in the 401(k) plan. Shares of common stock acquired by the trustee at your discretion will be held in an investment fund with participation interests of such fund allocated to your 401(k) account. Therefore, investment decisions of other plan participants should not affect the earnings allocated to your individual account.

Voting Rights of Common Stock

         Each participant who is allocated interests in the Oswego County Bancorp Stock Investment Fund shall be entitled to direct the plan's trustee with respect to the voting and tendering of their proportionate interest in the fund. Each such participant will be allocated instruction rights reflecting their proportionate interest in the Oswego County Bancorp Stock Investment Fund and the trustee will vote and/or tender the common stock, as the case may be, held in the Oswego County Bancorp Stock Investment Fund affirmatively and negatively on each matter in proportion to the instructions received by the trustee in a timely manner.

DESCRIPTION OF THE 401(K) PLAN

Introduction

         Oswego County Savings Bank adopted the 401(k) plan effective January 1, 1992 and restated on June 1, 1999. As part of the reorganization and conversion into a mutual holding company structure Oswego County Savings Bank amended the 401(k) plan to permit investments in a fund established to invest primarily in the common stock of Oswego County Bancorp. The 401(k) plan is a tax-qualified plan that permits participants to defer current compensation to their 401(k) accounts.

Employee Retirement Income Security Act.

         Oswego County Savings Bank intends that the 401(k) plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Oswego County Savings Bank may amend the 401(k) plan from time to time in the future, as it sees fit or to maintain compliance with federal law. Since the 401(k) plan is governed by the Employee Retirement Income Securities Act, you are provided with various rights and protections as a participant of a the plan. Although the 401(k) plan is subject to many of the provisions of the Employee Retirement Security Act, your benefits under the 401(k) plan are not governed or insured by the Pension Benefit Guaranty Corporation.

         Generally, applicable federal law requires the 401(k) plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the plan prior to your retirement. Additionally, a substantial federal tax penalty may be imposed on withdrawals made prior to your attainment of age
59 1/2, regardless of whether such a withdrawal occurs during or after your term of employment.

Reference to Full Text of Plan

         The following statements are summaries of certain provisions of the 401(k) plan. They are not complete and are qualified in their entirety by the full text of the 401(k) plan. You may obtain a copy of the 401(k) plan by filing a request with Oswego County Savings Bank, 44 East Bridge Street, Oswego, New York 13126, Attention: ________________. We urge each employee to read carefully the full text of the 401(k) plan.

Eligibility and Participation

         Any employee of Oswego County Savings Bank who has reached age 21 is eligible to become a participant in the 401(k) plan on the first January 1st or July 1st following the completion of one "year of service," a twelve consecutive month period during which an employee completes at least 1,000 hours of service with Oswego County Savings Bank. The plan year is January 1 to December 31.

         As of ____________ ____ 1999, there were approximately ____ employees eligible to participate in the 401(k) plan, and ____ employees participating by making elective deferral contributions.

Contributions Under the Plan

         401(k) Contributions. As a member of the 401(k) plan, you are permitted to defer on a pre-tax basis from 1% to 12% of your compensation up to $10,000, and to have that amount contributed to the 401(k) plan on your behalf. For purposes of the 401(k) plan, "compensation" means your base pay plus commissions, exclusive of any compensation deferred from a previous year, plus pre-tax contributions made to this 401(k) plan or a section 125 cafeteria plan.

         In 1999, the maximum amount of your annual salary that could be taken into account under the 401(k) plan is limited to $160,000. Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost of living adjustment.

         You may elect to modify the amount contributed to the 401(k) plan by filing a new salary reduction agreement with the 401(k) plan administrator which will be effective the first day of the next contribution reporting period. However, Section 16 of the Securities Exchange Act of 1934 applies special restrictions to those participants who are officers, directors and persons beneficially owning more than 10% of Oswego County Bancorp.

         After-Tax Contributions. Employee after-tax contributions are not allowed under the plan.

         Employer Contributions. If you make a deferral contribution, Oswego County Savings Bank will make a matching contribution to your 401(k) account equal to 50% of your deferral up to the first 6% of your compensation (a maximum matching contribution of 3% of your compensation). Matching contributions are subject to revision by Oswego County Savings Bank at any time. Matching contributions vest according to the vesting schedule as set forth on Page S-____.

Limitations on Contributions

         Limitation on 401(k) Plan Contributions. In 1999, the aggregate amount of your elective deferral contributions may not exceed $10,000 for the calendar year. The Internal Revenue Service will periodically increase this annual limitation. If you defer salary in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year it will be taxed again in the year distributed. Income on the excess deferral distribution by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the distribution is made.

         Limitation on Annual Additions and Benefits. The contributions and forfeitures you receive under the 401(k) plan and other defined contribution plans qualified under Section 401 of the Internal Revenue Code (including the newly adopted employee stock ownership plan), in the aggregate, cannot exceed the lesser of $30,000 or 25% of you compensation. To the extent contributions and forfeitures exceed these limitations, the amounts that would have been credited to your account shall be administered as follows:


         (1) any excess amount of employer contribution shall be deemed forfeited as of the end of the plan year and reallocated among the accounts of the other participants; and

         (2) remaining excess amounts shall be held in an unallocated suspense account to be used as contributions for the next plan year.

         If you are also covered under Oswego County Bancorp's employee stock ownership plan and your annual additions exceed the maximum permissible amount after the above reductions are taken, the plan administrator may reduce your employee stock ownership plan contributions so the total annual additions do not exceed the limitation.

         Limitation on Plan Contributions for Highly Compensated Employees. The Internal Revenue Code limits the amount of elective deferral contributions and matching contributions that may be made to the 401(k) plan in any plan year on behalf of highly compensated employees. The limitation is based upon the relationship between the deferrals of the highly compensated employees verse the contributions made by or on behalf of all other employees eligible to participate in the 401(k) plan. Specifically, the actual deferral percentage, i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution, if any, for the plan year over the employee's salary, must meet either of the following tests:

         (1) the average deferral percentage of the eligible highly compensated employees is not more than 125% of the average deferral percentage of all other eligible employees; or

         (2) the average deferral percentage of the eligible highly compensated employees is not more than 200% of the average deferral percentage of all other eligible employees, and the excess of the average deferral percentage for the eligible highly compensated employees over the average deferral percentage of all other eligible employees is not more than two percentage points.

         Similarly, the actual contribution percentage, i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the plan year over the employee's salary, must meet either of the following test:

         (1) the actual contribution percentage of the eligible highly compensated employees is not more than 125% of the actual contribution percentage of all other eligible employees; or

         (2) the actual contribution percentage of the eligible highly compensated employees is not more than 200% of the actual contribution percentage of all other eligible employees, and the excess of the actual contribution percentage for the eligible highly compensated employees over the actual contribution percentage of all other employees is not more than two percentage points.

         Example: If the average deferral percentage of non-highly compensated employees is 4%, the average deferral percentage of highly compensated employees cannot exceed 6%. Alternatively, if the average deferral percentage of non-highly compensated employees is 10%, the maximum deferral percentage of highly compensated employees cannot exceed 12.5%.

         In general, for plan years beginning in 1999, a highly compensated employee includes:

         (1) an employee who, during the plan year or the preceding plan year, was at any time a 5% owner of the stock of the employer; or stock processing more than 5% of the total combined voting power of all stock of the employer.

         (2) an employee who, for the preceding plan year, received salary from the employer in excess of $80,000 and if Oswego County Savings Bank elects, was in the group consisting of the top 20% of employees when ranked on the basis of salary paid during the plan year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

         The trustee will distribute amounts contributed by highly compensated employees that exceed the average deferral percentage limitation in any plan year, together with any income allocable. These contributions must be distributed before the close of the following plan year, first to highly compensated employees with the greatest dollar amount of deferrals, until the plan satisfies the average deferral percentage test. Moreover, Oswego County Savings Bank will be subject to a 10% excise tax on these contributions unless, together with any income allocable thereto, they either are re-characterized or are distributed before the close of the first 2 1/2 months following the plan year to which the contributions relate.

         In addition, the trustee will distribute, any contributions by highly compensated employees that exceed the average contribution percentage limitation on any plan year, together with any income allocable thereto, before the close of the following plan year. A 10% excise tax will also be imposed on Oswego County Savings Bank with respect to these contributions, unless such contributions, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the plan year in which they arose.

         Top-Heavy Plan Requirements. If for any plan year that the plan is a top-heavy plan (as defined below), then (i) Oswego County Savings Bank may be required to make certain minimum contributions to the plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the plan and projected annual benefits under any defined benefit plan maintained by Oswego County Savings Bank.

         In general, the Plan will be regarded as a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants. Key employees generally include any employee who, at any time during the plan year or any of the four preceding plan years, is (1) an officer of the employer having annual compensation in excess of 50% of the amount under Section 415(b)(1)(A) of the Internal Revenue Code ($130,000 for 1999), (2) one of the ten employees having annual compensation greater than the Section 415(c)(1)(A) amount ($30,000 for 1999) and owning, directly or indirectly, the largest interests in the employer,
(3) a 5% owner of the employer, (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock processing more than 5% of the total combined voting power of all stock of the employer) or (4) a 1% owner of the employer having annual compensation in excess of $150,000.

Investment of Contributions

         General. All amounts credited to your accounts under the 401(k) plan are held in the plan trust which is administered by the trustee appointed by Oswego County Savings Bank's board of directors.

         Previous Funds. The annual percentage return on these funds for the prior three years was:

=================================================================================================================
                                    Fund                                          1998        1997       1996
----------------------------------------------------------------------------- ----------- ----------- -----------
Alliance Premier Growth A Equity Fund                                              %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
MFS Massachusetts Inv Growth A Equity Fund                                         %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
MFS Capital Opportunities A Equity Fund                                            %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
Baron Asset Fund                                                                   %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
Scudder International Equity Fund                                                  %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
RSI Retirement Trust Actively Managed Bond Fund                                    %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
RSGroup Trust Company Stable Value Fund                                            %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
RSGroup Trust Company Aggressive Asset Allocation                                  %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
RSGroup Trust Company Moderate Asset Allocation                                    %           %           %
----------------------------------------------------------------------------- ----------- ----------- -----------
RSGroup Trust Company Conservative Asset Allocation                                %           %           %
=================================================================================================================

A brief summary of such funds is as follows:

         Alliance Premier Growth A Equity Fund - The Alliance Premier Growth Fund seeks long-term growth of capital by investing primarily in the equity securities of a limited number of large, high-quality U.S. companies that are judged likely to achieve superior earning growth. The fund is appropriate for investors with a long-term investment horizon.

         MFS Massachusetts Inv Growth A Equity Fund - The MFS Massachusetts Investors Growth Stock Fund seeks long-term growth of capital and future income by investing in common stocks of companies with better-than-average prospects for long-term growth. The fund is appropriate for investors with a long-term investment horizon.

         MFS Capital Opportunities A Equity Fund - The MFS Capital Opportunities Fund seeks capital appreciation by investing primarily in common stocks selling at a discount to projected earnings growth. Income is a secondary consideration. The fund is appropriate for investors with a long-term investment horizon.

         Baron Asset Fund - The Baron Asset Fund seeks capital appreciation by investing in securities of smaller companies which management believes are undervalued or have superior growth potential. The fund is appropriate for investors with a long-term investment horizon who are willing to accept greater short-term changes in value for the potential of a higher long-term return.

         Scudder International Equity Fund - The Scudder International Fund seeks long-term growth of capital by investing in foreign equities. The fund is appropriate for investors with a long-term investment horizon. There are special risks associated with an investment in this fund, including fluctuations in exchange rates and political uncertainty.

         RSI Retirement Trust Actively Managed Bond Fund -

         RSGroup Trust Company Stable Value Fund - The Stable Value Fund is a bank collective trust that seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high quality, interest stable instruments that are inherent in instruments in GICs, BICs and synthetic stable value products with a relatively predictable annual return.

         RSGroup Trust Company Aggressive Asset Allocation - This diversified investment fund is a bank collective trust that is ready-made asset allocated portfolio for the investor with an "aggressive" risk profile who is stable to leave their money invested through market cycles and are comfortable riding out market declines when they occur. The fund has target exposure of 75% stocks and 25% bonds.

         RSGroup Trust Company Moderate Asset Allocation - This diversified investment fund is a bank collective trust that is a ready-made asset allocated portfolio for the investor with a "moderate" risk profile who is stable to leave their money invested through market cycles and are comfortable riding out market declines when they occur. The fund has target exposure of 60% stocks and 40% bonds.

         RSGroup Trust Company Conservative Asset Allocation - This diversified investment fund is a bank collective trust that is ready-made asset allocated portfolio for the investor with a "conservative" risk profile who is stable to leave their money invested through market cycles and are comfortable riding out market declines when they occur. The fund has a target exposure of 40% stocks and 60% bonds.

         Prior to the effective date of the offering and as part of the normal operation of the plan, you and the other participants were provided the opportunity to direct the investment of your 401(k) accounts into and among the following funds:

         A.       Alliance Premier Growth A Equity Fund
         B.       MFS Massachusetts Inv Growth A Equity Fund
         C.       MFS Capital Opportunities A Equity Fund
         D.       Baron Asset Fund
         E.       Scudder International Equity Fund
         F.       RSI Retirement Trust Actively Managed Bond Fund
         G.       RSGroup Trust Company Stable Value Fund
         H.       RSGroup Trust Company Aggressive Asset Allocation
         I.       RSGroup Trust Company Moderate Asset Allocation
         J.       RSGroup Trust Company Conservative Asset Allocation

         The 401(k) plan now provides that in addition to the funds specified above, you may direct the trustee to invest all or a portion of your 401(k) account in the Oswego County Bancorp Stock Investment Fund.

         You may elect to have past contributions (including earnings thereon) as well as future contributions to your 401(k) account invested either in the Oswego County Bancorp Stock Investment Fund and/or in and among the other funds listed above. Transfers of past contributions (and the earnings thereon) do not affect the investment mix of future contributions.

         If you make an election to direct any part of your 401(k) account into the Oswego County Bancorp Stock Investment Fund, you may change your investment decision at a future date. This may be done by filing a Change of Investment Allocation Form with the 401(k) plan's administrator. The proceeds of the sale, net of expenses, will be allocated to your 401(k) account and reallocated in accordance with your alternative investment directions. Until an initial effective direction is made by a participant, the participant's 401(k) account will be invested in the RSGroup Trust Company Stable Value Fund.

Oswego County Bancorp Stock Investment Fund

         The Oswego County Bancorp Stock Investment Fund will consist of investments in common stock made on and after the effective date of the offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the stock investment fund, (including cash dividends paid on the common stock held) to purchase shares of common stock of Oswego County Bancorp. It is expected that all purchases will be made at the then prevailing market price. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, assets held in the stock investment fund will be placed in the RSGroup Trust Company Stable Value Fund an equivalent investment vehicle. Any earnings that result therefrom will remain in and be utilized by the stock investment fund.

         Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of common stock for the stock investment fund will be paid out of a cash account managed by the trustee. Therefore, although the participants' 401(k) accounts will not be directly adjusted for such fees, the market value of the fund its self and the units allocated to the participant's accounts will be reduced.

         As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Oswego County Bancorp Stock Investment Fund. Performance will depend upon a number of factors, including the financial condition and profitability of Oswego County Bancorp and Oswego County Savings Bank and market conditions for the common stock generally.

         Investments in the Oswego County Bancorp Stock Investment Fund involve certain special risks as they are an indirect investment in the common stock of the Oswego County Bancorp. For a discussion of these risk factors, see "Risk Factors" on page 14 in the prospectus.

Vesting

         You are always 100% vested in your deferral contributions to the 401(k) plan. You shall become vested in any employer matching contributions in accordance with the following schedule:

       ----------------------------------- -------------------------
                Years of Service              Vested Percentage
       ----------------------------------- -------------------------
                  Less than 2                         0%
       ----------------------------------- -------------------------
                       2                             20%
       ----------------------------------- -------------------------
                       3                             40%
       ----------------------------------- -------------------------
                       4                             60%
       ----------------------------------- -------------------------
                       5                             80%
       ----------------------------------- -------------------------
                       6                            100%
       ----------------------------------- -------------------------

         A year of service is granted provided the participant works at least 1,000 hours in the plan year.

         You are also 100% vested in employer matching contributions made to your 401(k) account, regardless of your years of service, upon attainment of normal retirement age under the 401(k) plan, defined as age 65, death, disability or upon the complete termination of the plan. Any non-vested employer contributions which are forfeited will be reallocated to all eligible participants at the end of the plan year in the same ratio as each participant's salary bears to the total of the salary of all participants.

Withdrawals and Distributions From the 401(k) Plan

         Federal law requires the 401(k) plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the 401(k) plan prior to termination of employment with Oswego County Savings Bank. A federal tax penalty equal to 10% of the withdrawal, over and above the normal federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59 1/2, regardless of whether the withdrawals occur during your employment with Oswego County Savings Bank or after termination of such employment.

Withdrawals Prior to Termination of Employment or Age 59 1/2

         You may withdraw your deferral or employer matching contributions in your 401(k) account prior to termination of employment or attaining age 59 1/2 only in the event of unforseen financial hardship, subject to the hardship distribution rules under the plan. These requirements insure that you have a true financial need before you make such a withdrawal.

Distribution Upon Death, Retirement, Disability or Termination of Employment

         Payment of your benefits upon your death, retirement, disability or other termination of employment shall be made to you (or your beneficiary, as the case may be) in a lump sum if your 401(k) account is no more that $5,000. For distributions for other then death, if the value of your 401(k) account is greater than $5,000, payout(s) of your benefits will be deferred until age 65 unless you select one of the following options.

         o You may select a lump sum payment as of the plan's valuation date following you date of termination. Such lump sum may be subject to mandatory withholding and/or the 10% federal excise tax for early distributions.

         o You may "rollover" your 401(k) account balance into another qualified retirement plan or to an Individual Retirement Account, as discussed below.

         o You may have your account balance paid out as monthly, quarterly, semi-annual or annual installments commencing on a date of your choosing over a period not to exceed 20 years. Depending upon your particular circumstances, these installment payments may be subjected to the 10% excise tax for early distributions.

         Benefit payments may be deferred until April 1 following the calendar year in which you attain age 70 1/2. Minimum distributions must commence and continue every year thereafter.

Non-alienation of Benefits

         Except for federal income tax withholding and qualified domestic relations order, your benefits payable under the 401(k) plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and having a creditor place a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary shall be void.

Trustee

         The trustee with respect to the 401(k) plan is the named fiduciary of the 401(k) plan. The board of trustees of Oswego County Savings Bank has appointed RSGroup Trust Company as trustee of the 401(k) plan. The trustee receives, holds and invests the contributions to the 401(k) plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the 401(k) plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Plan Administrator

         Currently, the 401(k) plan administrator is a committee appointed by Oswego County Savings Bank. The address and telephone number of the plan administrator is 44 East Bridge Street, Oswego, New York 13126, telephone number
(315) 343-4100. The 401(k) plan administrator is responsible for the administration of the 401(k) plan, interpretation of the provisions of the 401(k) plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) plan, maintenance of 401(k) plan records, books of account and all other data necessary for the proper administration of the 401(k) plan, and preparation and filing of all returns and reports relating to the 401(k) plan which are required to be filed, and for all disclosures required to be made to participants, beneficiaries and others.

Reports to 401(k) Plan Participants

         The 401(k) plan administrator will furnish you with a statement at least quarterly showing:

         (1) the balance in your 401(k) plan account as of the end of that period;

         (2) the amount of contributions allocated to your 401(k) plan account for that period; and

         (3) the adjustments to your 401(k) plan account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

Amendment and Termination

         It is the intention of Oswego County Savings Bank to continue the 401(k) plan indefinitely. Nevertheless, Oswego County Savings Bank may terminate the 401(k) plan at any time. If the 401(k) plan is terminated in whole or in part, then regardless of other provisions in the 401(k) plan, you will have a fully vested interest in your 401(k) account. Oswego County Savings Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Oswego County Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act and/or the Internal Revenue Code.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the 401(k) plan with another plan, or the transfer of the trust assets to another plan, the 401(k) plan requires that you will be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before such merger, consolidation or transfer.

Federal Income Tax Consequences

         General. The following is a summary of the material federal income tax aspects of the 401(k) plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the federal income tax laws.

            You Are Urged to Consult Your Tax Advisor With Respect To
             Any Distribution From The 401(k) Plan And Transactions
                           Involving The 401(k) Plan.

         The 401(k) plan is tax-qualified and the related trust is exempt from taxation under the Internal Revenue Code. As a result, the 401(k) plan is afforded special tax treatment which include the following:

         (1) Oswego County Savings Bank is allowed an immediate tax deduction for the amount contributed to the 401(k) plan each year;

         (2) participants pay no current income tax on amounts contributed by Oswego County Savings Bank on their behalf; and

         (3) earnings of the 401(k) plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments.

         The 401(k) plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the effective date of any change in the law. Oswego County Savings Bank expects to timely adopt any amendments to the 401(k) plan that may be necessary to maintain the qualified status of the 401(k) plan under the Internal Revenue Code.

         Assuming that the 401(k) plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the 401(k) plan under existing federal income tax laws will have the following effects:

         (1) The contributions to your 401(k) account and the investment earnings on the account are not includable in your federal taxable income until the contributions or earnings are actually distributed or withdrawn from the 401(k) plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump sum distribution, as described below; and

         (2) Income earned on assets held by the trust will not be taxable to the trust.

         Lump Sum Distribution. A distribution from the 401(k) plan to you or your beneficiary will qualify as a lump sum distribution if it is made:

         (1)  within one calendar year;

         (2) on account of your death, disability or separation from service, or after you attain age 59 1/2; and

         (3) consists of your balance under this 401(k) plan and all other profit sharing plans, if any, maintained by Oswego County Savings Bank. The portion of any lump sum distribution that is required to be included in your taxable income for federal income tax purposes, consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Oswego County Savings Bank which is included as part of the lump sum distribution.

         Averaging Rules. The portion of the total taxable amount of a lump sum distribution that is attributable to participation after 1973 in the 401(k) plan or in any other profit-sharing plan maintained by Oswego County Savings Bank, referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five years of participation in the 401(k) plan before the year in which the distribution is made, you may elect to have the ordinary income portion of the lump sum distribution taxed according to a special five-year averaging rule.

         In general, five-year income averaging allows you to pay a separate tax on the lump-sum distribution that approximates the tax that would have been due if the distribution had been received in five equal annual installments. The election of the special averaging rules apply only to one lump sum distribution received by you provided such amount is received on or after you turn age 59 1/2 and you elect to have any other lump sum distribution from a qualified plan received in the same year taxed under the special averaging rule. If your beneficiary receives a lump sum distribution as the result of your death, your beneficiary may elect five-year averaging without regard to whether you were a participant in the plan for five years prior to your death.

         Example: Smith, age 65 and married filing a joint federal tax return, receives a lump-sum distribution of $150,000 from his corporation's qualified plan and elects 5-year averaging. The tax is computed as follows:

         Amount of total distribution subject to tax                $150,000.00
         Tax at single rates on $30,000 (1/5 of $150,000)              5,988.50
         Multiplied by 5                                            $ 29,942.50

         Under a special grandfather rule, if you turned age 50 by 1985, you may elect to have your lump sum distribution taxed under either the five-year averaging rule or under the prior law's ten-year averaging rule; you also may elect to have that portion of the lump sum distribution attributable to your pre-1974 participation in the 401(k) plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         For years beginning after December 31, 1999, five year income averaging is repealed. The special grandfather rule is modified so that, if you qualify, you can elect 10-year but not five year averaging.

         Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes common stock, the distribution generally will be taxed in the manner described above under lump sum distributions rules, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

         Example: Assume the 401(k) plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the 401(k) plan. If the 401(k) plan distributes the common stock to you in a lump sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the 401(k) plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you ultimately sell the stock.

         The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

         Example: Assuming the same facts as above, your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution MINUS the $8 of net unrealized appreciation.

         Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale (or other taxable disposition) of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the common stock.

         Example: Assume you sell 50 shares of the stock in January, seven months after you receive the distribution for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short term capital gains rates since you have only held the stock for seven months following its distribution to you.

         As a recipient of a distribution you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

         Contribution or Rollover to Another Qualified Plan or to an Individual Retirement Account. You may defer federal income taxation of all or any portion of the total taxable amount of a lump sum distribution, including the proceeds from the sale of any common stock included in the lump sum distribution, to the extent that such amount, or a portion thereof, is contributed

("rolled over") within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

         Example: You receive a distribution of 500 shares of stock and $3,000 cash from the 401(k) plan on June 30. If you intend to roll your distribution over to another tax qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

         You generally may defer the federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

         Effective January 1, 1993, you have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the 401(k) plan except:

         (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

         (2) any amount that is required to be distributed under the minimum distribution rules; and

         (3) any other distributions excepted under applicable federal law.

         If your beneficiary is your surviving spouse, he or she also may defer federal income taxation of all or any portion of a distribution from the 401(k) plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

         Additional Tax on Early Distributions. If you receive a distribution from the 401(k) plan prior to attaining age 59 1/2 it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an individual retirement account or another qualified plan or the distribution is:

         (1) made to a beneficiary, or to your estate, on or after your death;

         (2) attributable to your disability;

         (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

         (4) made to you after separation from service on account of early retirement under the 401(k) plan after attainment of age 55;

         (5) made to pay medical expenses to the extent deductible for federal income tax purposes;

         (6) made to an alternate payee pursuant to a qualified domestic relations order; or

         (7) made to effect the distribution of excess contributions or excess deferrals.

Additional Employee Retirement Income Security Act Considerations

         As noted above, the plan is subject to certain provisions of the Employee Retirement Income Security Act, including special provisions relating to control over the plan's assets by participants and beneficiaries. The 401(k) plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974 relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a 'fiduciary' because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the Employee Retirement Income Security Act for any loss which results from your exercise of control over the assets in your plan account.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Oswego County Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Oswego County Bancorp, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Oswego County Bancorp's fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Oswego County Bancorp Stock Investment Fund of the 401(k) plan by officers, directors and persons beneficially owning more than 10% of the common stock of Oswego County Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Oswego County Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Oswego County Bancorp's common stock resulting from non-exempt purchases and sales of Oswego County Bancorp's common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the 401(k) plan for six months following such distribution and are prohibited from directing additional purchases of units within the Oswego County Bancorp Stock Investment Fund for six months after receiving such a distribution.


                                  LEGAL OPINION

         The validity of the issuance of the common stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm acted as special counsel to Oswego County Bancorp, Inc. in connection with Oswego County Savings Bank's reorganization from a mutual form to a stock form bank.

                                                                        ANNEX A

                   THE OSWEGO COUNTY SAVINGS BANK 401(k) PLAN

                            Investment Election Form


Name of 401(k) Plan Participant:    ___________________________

Social Security Number:             ___________________________

         1. INSTRUCTIONS. The Oswego County Savings Bank 401(k) Plan now permits participants to direct their 401(k) account balances into a new investment fund: the Oswego County Bancorp Stock Investment Fund. The percentage of a participant's 401(k) account transferred at the direction of the participant into the Oswego County Bancorp Stock Investment Fund will be used to purchase shares of common stock of Oswego County Bancorp, Inc.

         To direct a transfer of all or a portion of the funds credited to your 401(k) account to the Oswego County Bancorp Stock Investment Fund, you should complete and file this form with the Human Resources Department, no later noon on ________ __, 1999. A representative for Oswego County Savings Bank will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact _______________. If you do not complete and return this form to the Oswego County Savings Bank by noon on ________ __, 1999, the funds credited to your 401(k) account will continue to be invested in accordance with your prior investment direction or in accordance with the terms of the 401(k) plan if no investment direction has been provided.

         2. INVESTMENT DIRECTIONS. I hereby authorize the 401(k) plan administrator to direct the Oswego County Savings Bank to sell the units currently credited to my 401(k) account and to purchase units in the Oswego County Bancorp Stock Investment Fund. Transfers of units from existing investment funds must be in multiples of 1% or whole percentages:

========================================== ====================================================
SELL UNITS FROM                                       401(k) plan Investment Funds
------------------------------------------ ----------------------------------------------------
Sell _____% of A                           Alliance Premier Growth A Equity Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of B                           MFS Massachusetts Inv Growth A Equity Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of C                           MFS Capital Opportunities A Equity Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of D                           Baron Asset Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of E                           Scudder International Equity Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of F                           RSI Retirement Trust Actively Managed Bond Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of G                           RSGroup Trust Company Stable Value Fund
------------------------------------------ ----------------------------------------------------
Sell _____% of H                           RSGroup Trust Company Aggressive Asset Allocation
------------------------------------------ ----------------------------------------------------
Sell _____% of I                           RSGroup Trust Company Moderate Asset Allocation
------------------------------------------ ----------------------------------------------------
Sell _____% of J                           RSGroup Trust Company Conservative Asset Allocation
========================================== ====================================================

         3. PURCHASER INFORMATION. The ability of a participant in the 401(k) plan to purchase common stock in the reorganization of Oswego County Savings Bank and the related stock issuance and to direct his or her current balances into the Oswego County Bancorp Stock Investment Fund is based upon the participant's status as an eligible account holder, supplemental eligible account holder, or trustee, officer or employee of Oswego County Savings Bank, as defined in the Oswego County Bancorp, Inc. prospectus. To the extent your order cannot be filled with common stock purchased in the reorganization of Oswego County Savings Bank and the related stock issuance, the amount not used to purchase common stock will be returned to the other investment funds of the 401(k) plan pursuant to your existing investment directions. Please indicate your status.

                  a. |_| Eligible Account Holder - Check here if you were a depositor with $100.00 or more on deposit with Oswego County Savings Bank as of September 30, 1997.

                  b. |_| Supplemental Eligible Account Holder - Check here if you were a depositor with $100.00 or more on deposit with Oswego County Savings Bank as of March 31, 1999, but are not an Eligible Account Holder.

                  c. |_| Trustees, Officers and Employees - Check here if you are a Trustee, Officer or Employee of Oswego County Savings Bank.

         4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Election Form shall be subject to all of the terms and conditions of the 401(k) plan. I acknowledge that I have received a copy of the prospectus and the prospectus supplement.



_____________________________
Signature of Participant


Date:________________________

ACKNOWLEDGMENT OF RECEIPT BY PLAN ADMINISTRATOR. This Investment Election Form was received by the 401(k) plan administrator and will become effective on the date noted below.


By:__________________________


Date:________________________

PROSPECTUS

Up to 621,575 Shares of Common Stock




                           OSWEGO COUNTY BANCORP, INC.

                          (Proposed Holding Company for
                           Oswego County Savings Bank)



--------------------------------------------------------------------------------



           Oswego County Savings Bank formed a new corporation called Oswego County Bancorp, Inc. to own all of the common stock of Oswego County Savings Bank. Oswego County Bancorp, Inc. is offering to the public shares of its common stock representing an ownership interest of up to 49%. Oswego County Bancorp, Inc. will issue the remaining shares of its outstanding common stock to Oswego County MHC, a mutual holding company. We must receive your signed order form with payment no later than 12:00 noon, New York time, on June 22, 1999. We may extend the offering period without regulatory approval until August 6, 1999 and with regulatory approval up to May 24, 2001. You must order a minimum of 25 shares of common stock. We will hold funds received for subscription of shares of common stock in a segregated account at Oswego County Savings Bank until completion of the offering.


--------------------------------------------------------------------------------




                              Terms of the Offering

                                                                                                                         Maximum,
                                                     Minimum               Midpoint               Maximum              as Adjusted
                                                     -------               --------               -------              -----------

Per Share Price....................................  $ 10.00               $ 10.00                 $ 10.00               $ 10.00
Number of Shares...................................   399,500               470,000                 540,500               621,575
Underwriting Commission and Other Expenses.........  $707,700              $707,700                $707,700              $707,700
Net Proceeds to Oswego County Bancorp, Inc. .......  $3,287,300            $3,992,300              $4,697,300            $5,508,050
Net Proceeds Per Share.............................  $8.23                 $8.49                   $8.69                 $8.86


     Please refer to "Risk Factors" beginning on page 16 of this document.


           These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are subject to investment risk and may lose value.

           Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the New York State Banking Department, nor any other federal agency or state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


         We have applied to list the common stock on the Over-the-Counter Electronic Bulletin Board under the symbol "OCSB". In order to sell any securities, the underwriter, Friedman, Billings, Ramsey & Co., Inc., must sell the minimum amount of 399,500 shares of common stock. The underwriter is required to use only its best efforts to sell the maximum amount of 540,500 shares of common stock.


                     Friedman, Billings, Ramsey & Co., Inc.



                                  May 14, 1999

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
Questions and Answers.......................................................................................1
Summary.....................................................................................................3
     The Companies..........................................................................................3
     Contribution of Oswego County Bancorp, Inc. Stock to a Charitable Foundation...........................3
     The Stock Offering.....................................................................................4
     Oswego County Bancorp, Inc. Shares to Be Issued........................................................4
     How We Determined the Offering Range and the $10.00 Price Per Share....................................4
     Persons Who Can Order Stock............................................................................5
     Termination of the Offering............................................................................5
     How We Will Use the Proceeds Raised From the Sale of Common Stock......................................5
     We Plan to Establish a Dividend Policy.................................................................6
     The Common Stock Will be Traded on the Over-the-Counter Market.........................................6
     Our Board and Management Will Receive Benefits Following the Offering..................................6
     We Intend to Contribute Stock to a New Charitable Foundation...........................................7
     Background of Our Corporate Change.....................................................................7
     Stock Center...........................................................................................7
     You May Not Sell or Give Away Your Subscription Rights.................................................7
     Important Risks in Owning Oswego County Bancorp, Inc.'s Common Stock...................................7
Selected Financial and Other Data...........................................................................8
Summary of Recent Developments.............................................................................10
Risk Factors...............................................................................................14
Oswego County Bancorp, Inc.................................................................................17
Oswego County Savings Bank.................................................................................18
Oswego County MHC..........................................................................................18
How We Intend To Use the Proceeds..........................................................................18
Market for the Common Stock................................................................................20
Our Policy Regarding Dividends.............................................................................20
Oswego County Savings Bank Exceeds All Regulatory Capital Requirements.....................................21
Capitalization.............................................................................................23
Pro Forma Data.............................................................................................25
Comparison of Valuation and Pro Forma Information With No Foundation.......................................29
Oswego County Savings Bank.................................................................................30
Management's Discussion and Analysis of Financial Condition and Results of Operations......................31
     General...............................................................................................31
     Forward-Looking Statements............................................................................31
     Our Management Strategy...............................................................................31
     Market Risk Analysis..................................................................................33
     Financial Condition...................................................................................35
     Results of Operations.................................................................................37
     Liquidity and Capital Resources.......................................................................39
     Impact of Inflation and Changing Prices...............................................................40
     Year 2000 Compliance..................................................................................40
     Impact of New Accounting Standards....................................................................41
Business...................................................................................................43
     Lending Activities....................................................................................43
     Asset Quality.........................................................................................48
     Securities............................................................................................52

                                TABLE OF CONTENTS




     Sources of Funds.......................................................................................55
     Subsidiaries...........................................................................................57
     Legal Proceedings......................................................................................58
     Employees..............................................................................................58
     Properties.............................................................................................58
How We Are Regulated........................................................................................59
     General................................................................................................59
     New York Regulation of Oswego County Savings...........................................................59
     Federal Regulation of Oswego County Savings............................................................60
     Holding Company Regulation.............................................................................64
Taxation....................................................................................................68
     Federal Taxation.......................................................................................68
     New York State Taxation................................................................................70
Management..................................................................................................70
     Management of Oswego County Bancorp....................................................................70
     Management of Oswego County Savings....................................................................71
     Biographical Information...............................................................................72
     Executive Officers Who Are Not Trustees................................................................73
     Meetings and Committees of Oswego County Savings.......................................................73
     Compensation of Trustees...............................................................................73
     Deferred Compensation Plan for Trustees................................................................74
     Executive Compensation.................................................................................74
     Report of Independent Compensation Consultant..........................................................74
     Benefits...............................................................................................75
     Loans and Other Transactions with Officers and Trustees................................................77
Proposed Management Purchases...............................................................................77
Our Corporate Change and Stock Offering.....................................................................78
     General................................................................................................78
     Our Reasons For the Corporate Change...................................................................80
     Effects of the Corporate Change........................................................................81
     Oswego County Charitable Foundation....................................................................84
     How We Determined Our Price and Number of Shares to be Issued in the Stock Offering....................90
     Subscription Offering and Subscription Rights..........................................................93
     Community Offering.....................................................................................96
     Syndicated Community Offering..........................................................................97
     Persons in Nonqualified States or Foreign Countries....................................................98
     Limitations on Stock Purchases.........................................................................98
     Marketing Arrangements................................................................................100
     Procedure for Purchasing Shares in the Subscription Offering..........................................101
     Restrictions on Transfer of Subscription Rights and Shares............................................103
     Delivery of Certificates..............................................................................103
     Required Approvals and Nonobjections..................................................................104
     Restrictions on Purchase or Transfer of Shares After the Corporate Change.............................104
Certain Restrictions on Acquisition of Oswego County Bancorp and Oswego County
          Savings..........................................................................................105

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
     Provisions of Oswego County Bancorp's Certificate of Incorporation and Bylaws..............................106
     Federal Reserve Board Regulations..........................................................................106
     New York Banking Law.......................................................................................107
     Benefit Plans..............................................................................................107
Description Of Capital Stock Of Oswego County Bancorp...........................................................107
     General....................................................................................................107
     Common Stock...............................................................................................108
     Preferred Stock............................................................................................108
     Transfer Agent and Registrar...............................................................................109
Experts.........................................................................................................109
Legal and Tax Opinions..........................................................................................109
Additional Information..........................................................................................109
Index to Financial Statements...................................................................................111

Questions and Answers





Q:         Will the Reorganization Affect Any of my Deposit Account(s) or
           Loan(s)?

A: No. The Reorganization will have no effect on the balance or terms of any deposit account or loan, and the FDIC will continue to insure your deposits to the maximum legal limit. Your deposit account will not be converted to stock. Neither the FDIC nor any other governmental agency will insure any common stock that you purchase in the offering.

Q:         Do I Have to Buy Stock?

A:         No, you do not have to buy stock.

Q:         How Many Shares of Stock Are Being Offered, and at What
           Price?

           We anticipate offering up to a maximum of 540,500 shares of common stock at $10.00 per share. We must sell at least 399,500 shares. However, without notice to you, we may increase the number of shares we offer to up to 621,575 shares.

Q:         Will I be Able to Sell my Stock After I Purchase It?

A: Yes, you can immediately sell your stock unless you are one of our officers, directors or trustees. However, you cannot be sure that someone will want to buy your stock.

Q:         Will my Stock be Covered by Deposit Insurance or
           Guaranteed by Any Government Agency?

A: No. Unlike insured deposit accounts at Oswego County Savings, your stock will not be insured or guaranteed by the FDIC or any other governmental agency.

Q:         How Much Stock May I Order?

A: There are limits on how much stock you can order. These limits are discussed in this prospectus and on the stock order form. You must order a minimum of 25 shares of Common stock

Q:         When Is the Deadline to Order Stock?

A: We must receive your signed order form with payment no later than 12:00 noon, New York time, on June 22, 1999. We must receive your completed stock order and certification with your payment by the above deadline.

Q:         How Do I Purchase the Stock?

A: First, you should read this prospectus. Then, complete the enclosed stock order and certification form by following the instructions included in your packet of information. We must receive your completed stock order and certification form with your payment by the above deadline.

Q:         Can I Change my Mind After I Order Stock?

A: No. After we receive your order form and payment, you may not change or cancel your order without our consent. However, if we extend the offering beyond August 6, 1999, we will give you an opportunity to increase, decrease or recind your order.

Q:         How Can I Pay for the Stock?

A: You have three options: (1) pay cash if it is delivered to us in person and converted by us into a check; (2) send us a check or money order; or (3) authorize a withdrawal from your deposit account at Oswego County Savings, without any penalty for early withdrawal. Please do not send cash in the mail.

Q:         Will I Receive Interest on my Payment?

A: Yes. Payments will be placed in a segregated interest bearing account at Oswego County Savings, and will earn interest at our passbook rate. Depositors who authorize a withdrawal from their accounts at Oswego County Savings will continue to receive interest on their accounts until the funds are withdrawn.

Q: Can I Pay for Stock Using Funds in my Individual Retirement Account or IRA at Oswego County Savings?

A: No. You cannot pay for stock with your individual retirement account at Oswego County Savings. You may, however, establish a self-directed individual retirement account with an outside trustee to pay for stock using your IRA funds. Please call our Stock Center at
           (315) 343-3181 to get more information. Please understand that this process takes time, so please make arrangements as soon as possible.

Q:         What Happens if There is Not Enough Stock to Fill All
           Orders?

A:         You may not receive any or all of the stock that you ordered.
           If we do not have sufficient shares to fill all of the orders of eligible account holders, we will attempt to fill each eligible holder's order for the lesser of 100 shares or their order. If shares remain after this initial distribution, we will attempt to fill the remaining portion of these orders based on a formula using the balance of your account on the eligibility record date. We will use the same allocation method to fill the orders of supplemental account holders.

Q:         How Will the Stock be Traded?

A: We expect our common stock will trade on the over-the-counter market through the OTC "Electronic Bulletin Board." However, we cannot assure you that an active and liquid market will develop.

Q:         Will Dividends be Paid on the Stock?

A: Although we have made no determination to pay dividends, we plan to establish a policy to pay dividends on the common stock following the completion of the reorganization.

Q:         Who Can Help Answer Any Other Questions?

A: For answers to your other questions please read this prospectus. You can also call the Stock Center at (315) 343-3181, Monday through Friday, between the hours of 8:00 a.m. and 5:00 p.m. You may also write to:

                                  Stock Center
                              44 East Bridge Street
                                Oswego, New York

Please Note That the Stock Center Will Be Closed for Bank Holidays. To Ensure That Each Person Receives a Prospectus at Least 48 Hours Prior to June 22, 1999, No Prospectus Will Be Mailed Any Later Than Five Days Prior to June 22, 1999 or Hand Delivered Any Later Than Two Days Prior to June 22, 1999.

                                     Summary

           The summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements.

The Companies:

                           Oswego County Bancorp, Inc.
                              44 East Bridge Street
                             Oswego, New York 13126

           Oswego County Bancorp will be the holding company for Oswego County Savings when our change in structure is complete. It is not currently an operating company and has not engaged in any business to date.

                           Oswego County Savings Bank
                              44 East Bridge Street
                             Oswego, New York 13126

           Oswego County Savings is a New York-chartered mutual savings bank. At December 31, 1998, we had total assets of $110.9 million, deposits of $96.6 million, and net worth of $11.7 million. We are changing our structure by becoming a stock savings bank.

           We are a community-oriented savings bank serving primarily Oswego County, New York and the surrounding counties through four full-service banking offices located in Oswego, Fulton and Pulaski, New York. We emphasize single family (one-to four-units) residential lending.

                                Oswego County MHC
                              44 East Bridge Street
                             Oswego, New York 13126

           Upon completion of our change in structure and the stock offering, Oswego County MHC will own 51% or more of the outstanding shares of Oswego County Bancorp. Persons who as depositors of Oswego County Savings have liquidation and voting rights as of the date of the change in structure will have those rights automatically exchanged for identical rights in Oswego County MHC after the change in structure.

           Oswego County MHC is not expected to engage in any business activity other than holding 51% or more of the shares of Oswego County Bancorp and investing any funds retained by it.


Contribution of Oswego County Bancorp, Inc. Stock to a Charitable Foundation

           To further Oswego County Savings' commitment to its community, Oswego County Savings has established the Oswego County Charitable Foundation. Two members of Oswego County Bancorp's board of directors will serve on the foundation's board of directors. However, persons unaffiliated with Oswego County Bancorp will constitute a majority of the foundation's board of directors. Oswego County Bancorp will contribute up to 21,620 shares of Oswego County Bancorp common stock to the foundation. At the $10.00 per share price offered to members of the public, the contributed shares have a value of $216,200. Charitable contributions by Oswego County Savings totaled $40,000 in 1998, $32,000 in 1997 and $11,000 in 1996.

The Stock Offering


           We are offering between 399,500 and 540,500 shares of Oswego County Bancorp common stock at $10.00 per share. If there are changes in financial market conditions before we complete the stock offering, the offering may increase to 621,575 shares with the approval of the New York State Banking Department and the FDIC without any notice to you. If so, you will not have the chance to change or cancel your stock order.


           Friedman, Billings, Ramsey & Co., Inc. will assist us in selling the stock. For further information about Friedman, Billings, Ramsey & Co., Inc.'s role in the stock offering, see "Our Corporate Change and Stock Offering - Marketing Arrangements."


Oswego County Bancorp, Inc. Shares to be Issued
                                                                       Maximum
           Shareholders               Minimum  Midpoint   Miximum    As Adjusted
           ------------               -------  --------   -------    -----------
Oswego County MHC                     471,750   555,000    638,250     733,988
Oswego County Charitable Foundation    15,980    18,800     21,620      24,863
Public Shareholders                   399,500   470,000    540,500     621,575
                                      -------   -------    -------     -------
Total                                 887,230 1,043,800  1,200,370   1,380,426
                                      ======= =========  =========   =========


How We Determined the Offering Range and the $10.00 Price Per Share

           The independent appraisal by RP Financial, LC, dated as of April
16, 1999, established the offering range. This appraisal was based on our financial condition and operations and the effect of the additional capital raised in this offering. The $10.00 price per share was determined by our board of trustees and is the price most commonly used in stock offerings involving conversions of mutual savings institutions. RP Financial will update the appraisal before the completion of the stock offering.

           After completion of the change in structure and the stock offering, each share of Oswego County Bancorp common stock, including the shares contributed to Oswego County MHC and the Oswego County Charitable Foundation, will have a book value of $13.24, at the maximum of the offering range. This means the price paid for each share sold in this offering will be 75.73% of the book value. The following table presents a summary of selected pricing ratios for comparable public thrift institutions used by RP Financial to help establish the market value of Oswego County Bancorp, Inc. pursuant to the valuation methodology described in RP Financial's appraisal analyses.



                                                            Pro Forma                                                 Pro Forma
                                                             Price to      Pro Forma Price     Pro Forma Price to      Price to
                                                             Earnings          to Book            Tangible Book         Assets
                                                             Multiple        Value Ratio              Value              Ratio
                                                            ---------      ---------------     ------------------     ---------
Oswego County Bancorp, Inc. (Fully Converted Basis)

15% above maximum                                             25.4x             60.9%               60.9%               11.5%

Maximum                                                       23.2x             56.6%               56.6%               10.2%
Midpoint                                                      21.1x             52.4%               52.4%                8.9%
Minimum                                                       18.7x             47.6%               47.6%                7.7%

All Publicly-Traded Savings Institutions (Reported Basis)

As of April 16, 1999
  Averages                                                    15.8x            116.0%               120.6%              14.2%
  Medians                                                     14.5x            104.4%               107.1%              13.1%

Valuation Peer Group Institutions (Fully Converted Basis)

As of April 16, 1999
  Averages                                                    17.2x             79.4%                80.8%              16.7%
  Medians                                                     16.5x             78.5%                81.0%              14.9%


Persons Who Can Order Stock


           We are offering the shares of common stock in a subscription offering in the following order of priority:

           (1)  Depositors who held at least $100 with us on September 30, 1997;

           (2)  The Oswego County Bancorp employee stock ownership plan;

           (3)  Depositors who held at least $100 with us on March 31, 1999; and


           (4)  Oswego County Savings' trustees, officers and employees.

           Shares of common stock not subscribed for in the subscription offering will be offered to the general public in a direct community offering and, if necessary, a syndicated public offering.
See pages 97 to 99.

Termination of the Offering

           The subscription offering will end on June 22, 1999. If all of the shares are not subscribed for and we do not get orders for the remaining shares by August 6, 1999, we will either:

           (1) promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or


           (2) extend the offering, if allowed, and give you notice of the extension and of your rights to cancel or change your order. If we extend the offering and you do not respond to the notice, then we will cancel your order and return your payment, with interest, or cancel your withdrawal authorization.

                The latest possible extension date for the offering is May 24, 2001.


How We Will Use the Proceeds Raised From the Sale of Common Stock


           We plan to use the net proceeds received at the minimum, midpoint, maximum and maximum, as adjusted, of the estimated valuation range as follows:

                                                                                               Maximum,
                                                      Minimum     Midpoint      Maximum      As Adjusted
                                                      -------     --------      -------      -----------
Retained by Oswego County Bancorp                   $1,324,050  $1,620,150    $1,916,250     $2,256,765
Loaned to employee stock ownership plan to fund
  its purchsae of Oswego County Bancorp stock       $  319,600  $  376,000    $  432,400     $  497,260
Used to buy the stock of Oswego County Savings      $1,643,650  $1,996,150    $2,348,650     $2,754,025


We Plan to Establish a Dividend Policy

           We plan to establish a policy to pay dividends on the common stock. The board of directors has not yet determined the initial annual amount of the dividends. Dividends are not guaranteed and will depend on our ability to pay them. We will not pay or take any steps to pay a tax-free dividend which qualifies as a return of capital for one year following the stock offering. See page 23.

The Common Stock Will be Traded on the Over-the-Counter Market

           We expect our common stock to be traded on the over-the-counter market through the OTC "Electronic Bulletin Board" under the symbol "OCSB." Our application to list our stock on the over-the-counter market through the OTC Bulletin Board is currently pending. Persons purchasing shares may not be able to sell their shares at a price equal to or above $10.00.

Our Board and Management Will Receive Benefits Following the Offering

           Employee Stock Ownership Plan. This plan intends to purchase up to 8% of the shares sold in this offering. The plan will use a loan from Oswego County Bancorp, funded by a portion of the proceeds from this offering, to purchase these shares. If shares are not available for purchase by the employee stock ownership plan in the subscription offering, then the plan intends to purchase the shares in the open market. The employee stock ownership plan will provide a retirement benefit to all eligible employees.

           Long-Term Equity Compensation Plans. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors, officers and employees, subject to shareholder approval. If we adopt the restricted stock plan, some of these individuals will receive stock at no cost to them. As a result, both the employee stock ownership plan and the restricted stock plan will increase the voting control of management without a cash outlay.

           The following table presents the total value of the shares of common stock, at the maximum of the offering range, which the employee stock ownership plan would acquire and the total value of all shares to be available for award and issuance under the restricted stock plan. The table assumes that the value of the shares is the same as the purchase price in the offering. The table does not include a value for the options because the price for the option shares will be equal to the fair market value of the common stock on the day that the options are granted. As a result, an optionholder can realize financial gains under an option only if the market price of the common stock increases.


                                                                  Percentage of
                                              Estimated            Shares Sold
                                           Value of Shares       in the Offering
                                           ---------------       ---------------

Employee Stock Ownership Plan..........       $432,400                 8.0%
Restricted Stock Awards................        162,150                 3.0
Stock Options..........................             --                10.0
                                              --------                ----
           Total.......................       $594,550                21.0%
                                              ========                ====

           For further discussion of benefits to management, see "Management."

We Intend to Contribute Stock to a New Charitable Foundation


           To continue our long-standing commitment to our local community, we established a charitable foundation, the Oswego County Charitable Foundation. We intend to contribute shares of our common stock to the foundation with a total value equal to 4% of the shares sold in this offering. Based on the maximum amount of shares offered, we will issue 21,620 shares to the foundation, worth $216,200. We plan for the foundation to support charitable causes in Oswego County Savings' primary market area. Charitable contributions by Oswego County Savings totaled $32,000 in 1997 and $40,000 in 1998. If we contribute shares to the foundation, then the value of the common stock will be lower than if the stock offering were completed without the contribution. For a further discussion of the financial impact of the foundation, see "Risk Factors - The establishment of the Oswego County Charitable Foundation will reduce our earnings," "Pro Forma Data" and "Comparison of Valuation and Pro Forma Information With No Foundation."

Background of Our Corporate Change

           Originally, we planned to change our structure to a mutual holding company as part of our proposed plan to merge with Pathfinder Bancorp, Inc. and its local savings bank subsidiary, Oswego City Savings Bank. In January 1999, Pathfinder and we jointly decided to terminate our merger plans because of the difficulty in obtaining approvals from bank regulators. Even though we are not now planning to merge with Oswego City Savings, we continue to think that we should change our corporate structure. Forming a mutual holding company and selling stock may help us in the future if we want to enter into other acquisition transactions. We do expect to explore all of our options to improve our bank including acquisitions of other companies that we think could help us. We may look at areas outside of traditional banking services. We may also consider trying to form another deal with Pathfinder and Oswego City Savings. But, for now, we have no plans to enter into another deal with anyone and we are not discussing any transaction with anyone else. We may or may not enter into a combination in the future. However, the mutual holding company structure permits us to consider more options in the future.

Stock Center

           If you have any questions regarding the offering or our change in structure, please call the Stock Center at (315) 343-3181.

You May Not Sell or Give Away Your Subscription Rights


           Subscription rights may not be transferred and we will act to ensure that you do not transfer your subscription rights. We will reject any stock orders that we believe involve the transfer of subscription rights. Violations may lead to actions by the Securities and Exchange Commission, the New York Banking Department, the FDIC or other governmental agencies.



Important Risks in Owning Oswego County Bancorp, Inc.'s Common Stock

           Before you decide to purchase stock, you should read the "Risk Factors" section on pages 16 to 18 of this document.

                        Selected Financial and Other Data

           The summary information presented below under "Selected Financial Condition Data" and "Selected Operations Data" for, and as of the end of, each of the years in the three-year period ended December 31, 1998 is derived from our audited financial statements. The following information is only a summary and you should read it in conjunction with our 1998 and 1997 financial statements and notes beginning on page F-2.

                                                      At December 31,
                                             ----------------------------------
                                               1998         1997         1996
                                             --------     --------     --------
                                                       (In thousands)
Selected Financial Condition Data:
Total assets                                 $110,866     $111,993     $115,650
Cash and due from banks                         4,007        4,083        4,723
Federal funds sold and other short-term
  investments                                   2,600        2,681       12,819
Securities held to maturity                    13,730       10,441       10,106
Securities available for sale                  14,784       10,921            5
Loans, net                                     66,727       79,052       83,504
Loans held for sale                             4,286           --           --
Deposits                                       96,564       97,899      102,015
Net worth                                      11,694       11,392       11,197


                                                   Year Ended December 31,
                                             ----------------------------------
                                               1998         1997          1996
                                             --------     --------     --------
                                                       (In thousands)
Selected Operations Data:
Total interest income                          $7,915       $8,252       $8,169
Total interest expense                          3,388        3,738        3,973
                                               ------       ------       ------
           Net interest income                  4,527        4,514        4,196
Provision for loan losses                         120          525        1,141
Noninterest income                                469          516          502
Noninterest expense                             4,405        4,115        3,737
                                               ------       ------       ------
Income (loss) before income tax expense           471          390         (180)
  (benefit)
Income tax expense (benefit)                      162          201         (119)
                                               ------       ------       ------
           Net income (loss)                   $  309       $  189       $  (61)
                                               ======       ======       ======

                                                At or For the Year Ended
                                                      December 31,
                                          -----------------------------------

                                            1998          1997         1996
                                          --------      -------      --------

Selected Ratios:(1)
Return (loss) on average assets             0.28%         0.17%       (0.05)%
Return (loss) on average equity             2.71          1.60        (0.52)
Average equity to average assets           10.38         10.41        10.04
Equity to assets at year end               10.55         10.17         9.68
Interest rate spread(3)                     3.73          3.68         3.28
Net interest margin(3)                      4.37          4.25         3.83
Non-performing loans to total loans
  at year end(3)                            2.49          2.20         2.56
Non-performing assets to total assets
  at year end(3)                            1.70          2.12         2.31
Allowance for loan losses to total
  non-performing loans                     63.23         79.43        72.61
Average interest-earning assets to
  average interest-bearing liabilities    119.48        116.19       114.99
Net interest income after provision
  for loan losses to total noninterest
  expenses                                100.05         96.48        81.78
Noninterest expenses to average
  total assets                              4.02          3.62         3.19


------------------------------

(1) With the exception of end of year ratios, all ratios are based on average monthly balances.

(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3) Non-performing loans consist of non-accrual loans, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure.

                         Summary of Recent Developments

         The following tables summarize certain financial and operational information and other data for Oswego County Savings at or for the periods ended March 31, 1999 and 1998 (unaudited) and December 31, 1998. Information at March 31, 1999 and for the three months ended March 31, 1999 and 1998 is unaudited, but in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such unaudited periods have been made. Information at and for the year ended December 31, 1998 is derived from the audited financial statements and should be read in conjunction with the financial statements included elsewhere in this prospectus. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year or any other period.


     Selected Financial Condition Data:

                                                                 March 31,      December 31,
                                                                    1999            1998
                                                                    ----            ----

                                                                     (In thousands)

     Total assets ...........................................    $110,748        $110,866

     Cash and due from banks ................................       4,060           4,007

     Federal funds sold and other short-term investments ....       2,400           2,600

     Securities held to maturity ............................      13,647          13,730

     Securities available for sale ..........................      14,925          14,784

     Loans, net .............................................      65,249          66,727

     Loans held for sale.....................................       5,712           4,286

     Deposits ...............................................      97,021          96,564

     Net worth ..............................................    $ 11,780        $ 11,694

     Selected Operations Data:
                                                                 Three Months
                                                                 Ended March 31,
                                                              ---------------------

                                                               1999           1998
                                                              ------         ------

                                                                     (In thousands)
     Total interest income ...........................          $1,872          $2,014

     Total interest expense ..........................             771             894
                                                               ------          ------

       Net interest income ..........................           1,101           1,120

     Provision for loan losses ......................              30              30

     Non-interest income ............................             116             101

     Non-interest expenses ..........................             962           1,028
                                                               ------          ------

     Income before income tax expense ...............             225             163

     Income tax expense .............................              83              69
                                                               ------          ------

     Net income .....................................          $  142          $   94
                                                               ======          ======

     Selected Ratios (1):

                                                                      At or for the
                                                                       Three Months
                                                                      Ended March 31,
                                                                      ---------------

                                                                     1999       1998
                                                                     ----       ----
     Return on average assets ..................................      0.52%     0.34%
     Return on average equity ..................................      4.90      3.36
     Average equity to average assets ..........................     10.69     10.25
     Equity to assets, at end of period ........................     10.64     10.25
     Interest rate spread (2) ..................................      3.77      3.72
     Net interest margin (2) ...................................      4.36      4.35
     Non-performing loans to total loans at end of period (3)...      2.03      2.58
     Non-performing assets to total assets at end of
          period (3)............................................      1.38      2.35
     Allowance for loan losses to total non-performing loans ...     79.84     64.07
     Average interest-earning assets to average
          interest-bearing liabilities..........................    119.54    118.40
     Net interest income after provision for loan losses to
          total non-interest expenses ..........................    111.33    106.03
     Non-interest expenses to average total assets..............      0.87      0.93


----------------

(1) With the exception of end of period ratios, all other ratios, are based on monthly average balances. Ratios have been annualized where appropriate.
(2) The interest rate spread represents the difference between the average yield on interest-earning assets and the average rate of interest-bearing liabilities. The net interest margin represents net interest income as a percentage of average interest-earning assets.
(3) Non-performing loans consist of non-accrual loans, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure.


Comparison of Financial Condition at March 31, 1999 and December 31, 1998

         Total assets decreased by $118,000 or 0.1% from $110.9 million at December 31, 1998 to $110.7 million at March 31, 1999. Net loans decreased by $1.5 million during the three month period, from $66.7 million at December 31, 1998 to $65.2 million at March 31, 1999. The decrease in loans was caused by a $2.4 million decline in residential mortgages and home equity loans as principal paydowns exceeded originations. Commercial mortgages increased by $226 thousand and consumer loans increased by $710,000 partially offsetting the decline in residential mortgages and home equity loans. This shift in the mix of the loan portfolio reflects the Bank's efforts to increase the yield on its loans and improve its interest rate sensitivity with shorter term loans.

         Loans held for sale which consist of fixed-rate residential mortgage loans, increased by $1.4 million from $4.3 million at December 31, 1998 to $5.7 million at March 31, 1999. This increase was funded primarily by the net principal paydowns of loans.

         Securities held to maturity declined slightly from $13.7 million at December 31, 1998 to $13.6 million at March 31, 1999, while securities available for sale increased from $14.8 million at December 31, 1998 to $14.9 million at March 31, 1999.

         Deposits increased by $457,000 during the first quarter of 1999 to $97.0 million due primarily to increased commercial type deposits.

         Our net worth increased by $86,000 during the three month period ended March 31, 1999 from $11.7 million to $11.8 million. The increase resulted from net income of $142,000, which was partially offset by a $56,000 increase in the unrealized loss in securities available for sale.

Comparison of Operating Results for the Three Months ended March 31, 1999 and March 31, 1998

         Oswego County Savings' net income was $142,000 for the three months ended March 31, 1999, an increase of $48,000 or 51.1% as compared to net income of $94,000 for the three months ended March 31, 1998.

         Our net interest income remained relatively stable at $1.1 million for both the three months ended March 31, 1999 and 1998. Total interest income decreased by $142,000, or 7.1%, to $1.9 million for the three months ended March 31, 1999 compared to $2.0 million for the comparable period in 1998. The primary reason for the decrease in interest income was a decrease in the average loan balance by $7.1 million as well as a decline in the average yield on loans by 28 basis points. Income from Oswego County Savings' securities portfolio increased by $76,000 during the three months ended March 31, 1999 to $400,000 compared to $324,000 in 1998. This 23.5% increase in interest income from securities during the three months ended March 31, 1999 was due primarily to a $6.5 million increase in our average balance of securities to $27.6 million during the three months ended March 31,1999 compared to $21.1 million in the first quarter of 1998. The average yield on the securities portfolio decreased to 5.89% for the three month period in 1999 compared to 6.24% for the same period in 1998. Interest expense, which consisted solely of interest paid on deposits in both three month periods ended March 31, 1999 and 1998, was $771,000 in 1999 compared to $894,000 in 1998. The primary reason for the $123,000, or 13.8%, decrease in interest expense in the 1999 period was a $2.5 million, or 2.8%, decrease in the average balance of interest-bearing deposits together with a 47 basis point reduction in the average rate paid on these deposits in the first quarter of 1999 compared to the same period in 1998.

         The provisions for loan losses were $30,000 for both three month periods ended March 31, 1999 and 1998. Actual loan charge-offs, net of recoveries, were $21,000 for the three months ended March 31, 1999 and $156,000 in the first quarter of 1998. Nonperforming loans were $1.3 million at March 31, 1999 as compared to $1.7 million at December 31, 1998. Delinquent loans decreased to $2.5 million at March 31, 1999 as compared to $3.2 million at December 31, 1998.

         Although we believe that our allowance for loan losses was adequate at March 31, 1999, there can be no assurances that additions to such allowance will not be necessary in future periods, which would adversely affect our results of operations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses and the carrying value of our other nonperforming assets based on their judgments about information available to them at the time of their examination. No assurance can be given whether any of such agencies might require us to make additional provisions for loan losses in the future. However, as we continue to increase the amount of our loan originations and diversify the types of loans we offer, we may need to increase the amount of future provisions for loan losses.

         Noninterest income increased by $15,000 during the three months ended March 31, 1999 as compared to the same period in 1998. Noninterest expenses decreased for the three months ended March 31, 1999 by $66,000, or 6.4%, to $962,000 compared to $1.0 million in the same period in 1998. The primary reasons for the decrease in noninterest expense were a $41,000 decrease in real estate owned expenses, a $20,000 decrease in office supplies, printing and postage and a $17,000 decrease in merger expenses. These decreases were partially offset by a $19,000 increase in data processing costs during the three months ended March 31, 1999 as compared to the same period in 1998. The decrease in real estate owned expense is a result of the average real estate owned balance decreasing to $185,000 in the quarter ended March 31, 1999 compared to $550,000 in the comparable quarter of 1998. There were no merger expenses incurred in 1999 as a result of the planned merger with Pathfinder Bancorp being terminated. The increase in data processing cost in the first quarter of 1999 reflects our efforts to continue to improve our data processing capabilities as well as efforts to prepare for the year 2000.

         Income tax expense increased by $14,000 for the three months ended March 31, 1999 to $83,000 as compared to $69,000 in 1998. The income tax rate declined to 36.9% in 1999 from 42.3% in 1998. The higher income tax rate in the first quarter of 1998 was principally caused by merger-related expenses.

                                  Risk Factors


           You should consider these risk factors, in addition to the other information in this prospectus, before deciding whether to make an investment in this stock.

Rising interest rates may hurt our profits.

           To be profitable, we have to earn more money from the interest we receive on loans and investments we make than we pay to our depositors in interest. If interest rates rise, our net interest income could be negatively affected if interest paid on interest-bearing liabilities, such as deposits, increases more quickly than interest received on interest-earning assets, such as loans, mortgage-related and investment securities. This would cause income to go down. In addition, rising interest rates may hurt our income because they may reduce the demand for loans and the market value of our mortgage-backed and investment securities. For a further discussion of how changes in interest rates could affect us, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Market Risk Analysis."

Oswego County MHC will own 51% or more of the stock of Oswego County Bancorp. This means that Oswego County MHC will have enough votes to control what happens on most matters put to a vote of stockholders.


           Oswego County MHC will own 51% or more of the common stock of Oswego County Bancorp. The board of trustees of Oswego County MHC will have the power to vote the common stock of Oswego County Bancorp held by Oswego County MHC. Therefore, the board of Oswego County MHC will control the results of most matters put to a vote of stockholders of Oswego County Bancorp. In some cases, Oswego County MHC may use its voting interest to prevent transactions favored by investors. In addition, officers and directors of Oswego County Bancorp also will likely vote their shares in favor of the positions taken by Oswego County MHC. For more information regarding your lack of voting control over Oswego County Bancorp, see "Oswego County MHC" and "Certain Restrictions on Acquisition of Oswego County Bancorp and Oswego County Savings."


After the change in structure and stock offering, our net income-to-equity ratio will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

           The proceeds we will receive from the sale of our common stock will significantly increase our capital and it will take us time to profitably use all of it in our business operations. Our compensation expenses will also increase because of the costs associated with the employee stock ownership and stock-based incentive plans. Therefore, we expect our return on equity to be below our historical level and less than our regional and national peers. This low return on equity could hurt our stock price. We cannot guarantee when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see "Pro Forma Data."

You could have difficulty selling your stock if an active trading market does not develop.


           Because we are a new company, there is no market for our stock. We anticipate our stock will trade on the over-the-counter market through the OTC "Electronic Bulletin Board" under the symbol "OCSB." However, it is unlikely that an active and liquid trading market for our stock will develop or be maintained due to the relatively small size of the offering. Friedman, Billings, Ramsey & Co. has informed us that it will attempt to make a market in our stock.

The slow recovery of the local economy may hurt our profits.

           If Oswego County Savings continues to rely almost exclusively on the Oswego County market area as its source of loans and deposits, the market's economic growth and stability will have a direct impact on Oswego County Savings' profitability. Substantially all of Oswego County Savings' loans and deposits are generated within Oswego County, New York, which is located approximately 15 miles northwest of Syracuse, New York. The recession of the early 1990s adversely affected this market area, increasing unemployment and restricting economic growth. Two large area employers closed their operations in the mid 1990s resulting in the loss of approximately 850 jobs. The area's recovery has been slower than many other parts of the United States, especially the real estate market. Management estimates that residential real estate prices have fallen by approximately 20 to 30% over the last decade. Despite the slow economic recovery and the large layoffs, the market area's largest employers, including Niagara Mohawk Power, Alcan Aluminum and Nestle, and the presence of the State University of New York, College at Oswego provide a stable source of employment to the area. In addition, the market area continues to experience limited population and economic growth and the unemployment rate, while lower in recent periods, is still higher than the United States and New York averages.


The establishment of the Oswego County Charitable Foundation will reduce our earnings.


           Oswego County Bancorp intends to contribute to the Oswego County Charitable Foundation shares of its common stock equal to 4% of the shares sold in the stock offering, worth up to $216,200, at the time of contribution. This contribution will be a significant expense to Oswego County Bancorp and will decrease our operating results for the year ending December 31, 1999. For a further discussion regarding the effect of the contribution to the foundation, see "Pro Forma Data."

The contribution to the Oswego County Charitable Foundation means that your total ownership will be 0.9% less after we make the contribution.

           If you purchase shares, then your voting interests in Oswego County Bancorp will be reduced by 0.9% when we contribute our shares to the foundation. For a further discussion regarding the effect of the contribution to the foundation, see "Pro Forma Data," "Comparison of Valuation and Pro Forma Information With No Foundation" and "Our Corporate Change and Stock Offering - Oswego County Charitable Foundation."

The granting of stock options and restricted stock to the board and management will further reduce your voting interest.

           We intend to establish a stock option plan and restricted stock plan. If we sell 540,500 shares of common stock in the offering, we plan to propose an option plan with 54,050 additional shares. An optionholder can exercise a stock option by paying an amount equal to the fair market value of the stock on the date of the grant. This payment is not made until the option is actually exercised by the recipient. If we sell 540,500 shares of common stock in the offering, we plan to propose a restricted stock plan with 16,215 shares. We may purchase these shares from our existing public shareholders or we may issue new shares to the restricted stock plan. Restricted stock is a bonus in the form of stock rather than cash, and is not paid for by the recipient. Awards under the option plan will reduce the voting interests of all stockholders. An award under the restricted stock plan will have the same effect if the shares are new shares instead of shares purchased from existing shareholders. For further discussion regarding these plans, see "Pro Forma Data" and "Management - Benefits - Other Stock Benefit Plans."

           If computer systems do not properly work on January 1, 2000, it will disrupt our business operations and could result in lower profits and stock value.

           If our computer systems and the computer systems operated by our third party vendors do not properly work on January 1, 2000, then we could experience a disruption in our business operations. As a result, we could experience lower profits or losses and a lower stock value. In addition, if we do not do a good job preparing for the January 1, 2000 date change, then regulators may take action against us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Year 2000 Compliance."

           We have engaged Friedman, Billings, Ramsey & Co., Inc. to serve only as our financial and marketing advisor and to its best efforts to solicit subscriptions and purchase orders for common stock in the offering.

         We have not engaged Friedman, Billings to prepare any report or opinion constituting a recommendation or advice to us. They have not prepared an opinion addressing the fairness of the purchase price or the market price following the offering. Friedman, Billings has not reviewed the information included in this prospectus to verify its accuracy or completeness. See "Our Corporate Change and Stock Offering--Marketing Arrangements."

                           Oswego County Bancorp, Inc.

           After completing our change in structure, the stock offering and a planned contribution of shares to the Oswego County Charitable Foundation, we will appear as shown below:


                                            Total Public Shares
                           - - - - - - - - - - - - - - - - - - - - - - - - - -
                          |                                                    |
 ----------------------   |  -----------------------       ---------------     |
|                      |  | |                       |     | Oswego County |    |
|   Oswego County MHC  |  | | Minority Stockholders |     |   Charitable  |    |
|                      |  | |                             |   Foundation  |    |
 ----------------------   |  -----------------------       ---------------     |
         |                |              |                       |             |
         |                |              |                       |             |
         |                |              |                       |             |
         | 53.2% of the   |              | 45.0% of the          | 1.8% of the |
         | common stock   |              | common stock          | common stock|
         |                 - - - - - - - |- - - - - - - - - - - -|- - - - - - -
         |                               |                       |
         |                               |                       |
         |                               |                       |
 ------------------------------------------------------------------------------
|                          Oswego County Bancorp, Inc.                         |
 ------------------------------------------------------------------------------
                                         |
                                         | 100% of the common stock
                                         |
                                         |
                                         |
 ------------------------------------------------------------------------------
|                          Oswego County Savings Bank                          |
 ------------------------------------------------------------------------------

           We incorporated Oswego County Bancorp under Delaware law to hold all of the stock of Oswego County Savings. Oswego County Bancorp has applied for the approval of the Board of Governors of the Federal Reserve System to become a bank holding company and will be subject to regulation by that agency. See "How We Are Regulated - Holding Company Regulation." The only significant assets of Oswego County Bancorp will be all of the outstanding shares of common stock of Oswego County Savings, the net proceeds it keeps and its loan to the Oswego County Bancorp employee stock ownership plan. Oswego County Bancorp will have no significant liabilities. See "How We Intend to Use the Proceeds." Initially, Oswego County Bancorp and Oswego County Savings will have substantially the same management and Oswego County Bancorp will use the offices of Oswego County Savings. Oswego County Bancorp intends to utilize the support staff of Oswego County Savings from time to time and will pay Oswego County Savings for this expense. If Oswego County Bancorp expands or changes its business in the future, we may hire our own employees.

           We believe the proposed mutual holding company structure will give us more flexibility to change our business activities. We may form new companies which we would own, or we may buy other companies, including other financial institutions and financial services companies. We do not have any current plans to do these things. Oswego County Bancorp intends to pay for its business activities with the proceeds it keeps from the stock sale, the money it earns from investing the proceeds and the dividends it receives from Oswego County Savings. See "Our Policy Regarding Dividends."

           The principal executive offices of Oswego County Bancorp will be located at 44 East Bridge Street, Oswego, New York 13126, and its telephone number will be (315)343-4100.

                           Oswego County Savings Bank

           Oswego County Savings is a New York-chartered and FDIC-insured mutual savings bank with four full-service offices. At December 31, 1998, Oswego County Savings had total assets of $110.9 million, total deposits of $96.6 million and net worth of $11.7 million. For more information regarding the business and operations of Oswego County Savings see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

           Oswego County Savings is examined and regulated by the New York State Banking Department and by the FDIC, its primary federal regulator.

           The executive offices of Oswego County Savings are located at 44 East Bridge Street, Oswego, New York 13126, and its telephone number is
(315)343-4100.

                                Oswego County MHC

           As part of the restructuring of Oswego County Savings under the Amended and Restated Plan of Reorganization and Plan of Stock Issuance, we will form Oswego County MHC, a New York mutual holding company. Depositors of Oswego County Savings have liquidation and voting rights in Oswego County Savings. These depositors will have those rights automatically exchanged for identical rights in Oswego County MHC after the reorganization as long as they remain depositors of Oswego County Savings. Trustees of Oswego County MHC will have the authority to elect any new or replacement trustees.

           Oswego County MHC's principal assets will be the shares of common stock, par value $.01 per share, of Oswego County Bancorp received in the reorganization and $100,000 contributed by Oswego County Savings as its initial capitalization. Initially, Oswego County MHC does not intend to conduct any business except to own at least 51% of the common stock of Oswego County Bancorp and invest the funds received from Oswego County Savings. Oswego County MHC will be formed as a New York mutual savings bank with no authority to accept deposits. The New York State Banking Department will regulate Oswego County MHC and it will be subject to the limitations and restrictions imposed on bank holding companies by the Bank Holding Company Act. See "How We Are Regulated - Holding Company Regulation - Mutual Holding Company Regulation."


           The executive offices of Oswego County MHC will be located at 44 East Bridge Street, Oswego, New York 13126, and its telephone number will be
(315)343-4100

                        How We Intend to Use the Proceeds

         We cannot determine the actual amount of net proceeds from the sale of the shares of common stock until we complete the reorganization and stock offering is completed. We anticipate that the net proceeds from the sale of the shares of common stock will be between $3.3 million and $4.7 million, and up to $5.5 million assuming a 15% increase in the estimated value of the common stock sold in this offering. See "Pro Forma Data" and "Our Corporate Change and Stock Offering - How We Determined Our Price and Number of Shares to be Issued in the Stock Offering" for the assumptions we used to arrive at these amounts.

         We plan to use the net cash proceeds received at the minimum, midpoint, maximum and maximum, as adjusted, at the estimated valuation range as follows:


                                                                                 Maximum,
                                                                                    As
                                           Minimum      Midpoint     Maximum     Adjusted
                                           -------      --------     -------     --------


Retained by Oswego County Bancorp        $1,324,050    $1,620,150   $1,916,250  $2,256,765

Loaned to employee stock ownership
  plan to fund its purchase of
  Oswego County Bancorp stock            $  319,600    $  376,000   $  432,400  $  497,260

Used to buy the stock of Oswego
  County Savings                         $1,643,650    $1,996,150   $2,348,650  $2,754,025




         Oswego County Bancorp plans to use the net proceeds to:

         o make a loan to the employee stock ownership plan so that it can purchase up to 8% of the shares of common stock sold in the stock offering. The loan will range between $319,600 to $497,260, depending on how many shares of common stock are sold in the stock offering;


         o contribute shares to the Oswego County Charitable Foundation. The number of shares contributed to the foundation will have a value ranging between $159,800 and $216,200, depending on how many shares of common stock are sold in the stock offering; and

         o invest in U.S. Government and federal agency securities of various maturities, mortgage-backed or other securities, deposits in either Oswego County Savings or other financial institutions, or a combination thereof.

         Oswego County Bancorp may ultimately use the net proceeds retained by it to:

         o      support Oswego County Savings' lending activities;

         o support the future expansion of operations through the establishment of additional banking offices or other customer facilities or through acquisitions of other financial institutions or branch offices, although no acquisition transactions are specifically being considered at this time;

         o pay regular or special cash dividends, possible repurchases of the common stock or returns of capital. Oswego County Bancorp and Oswego County Savings have committed, however, not to take any action to further the payment of any return of capital on the common stock during the one-year period subsequent to completion of the reorganization; and

         o expand or diversify our activities, as opportunities become available.


         Except with the prior approval of the New York Superintendent, neither Oswego County Bancorp nor Oswego County Savings may repurchase any of its outstanding common stock prior to the first anniversary of the completion of the offering. It is the policy of the New York Superintendent not to authorize any repurchases in the first six months after the completion of an offering. During the second and third years following the offering, neither company may repurchase in excess of five percent of its outstanding common stock in any 12-month period without the prior approval of the

New York Superintendent. In determining whether to grant such approval, the New York Supertintendent considers:


         o financial condition and history of Oswego County Bancorp or Oswego County Savings, as the case may be;

         o      the adequacy of its capital structure;

         o      its future earnings prospects;

         o      the quality of its management;

         o whether the repurchase will result in fair treatment to the shareholders of Oswego County Bancorp or Oswego County Savings, as the case may be; and

         o      the public interest generally.

Prior to authorizing a stock repurchase, Oswego County Bancorp's board of directors must determine that Oswego County Savings will have capital in excess of all applicable regulatory requirements upon completion of the repurchases.

         Oswego County Savings will use the portion of the net proceeds received by it in exchange for its capital stock to:

         o increase its funds used for general corporate purposes, and to continue to diversify its banking products, especially commercial business loans; and

         o further strengthen Oswego County Savings' capital position, which already exceeds all regulatory requirements. After the reorganization and stock offering, based upon the maximum of the estimated offering range, Oswego County Savings' core capital ratio will be approximately 11.9%. As a result, Oswego County Savings will continue to be a well-capitalized institution.

         The net proceeds will vary if total expenses of the reorganization and stock offering are more or less than those estimated. The net proceeds will also vary if the number of shares issued in the reorganization and stock offering is adjusted to reflect a change in the estimated pro forma market value of Oswego County Savings. Payments for shares made through the withdrawals from existing deposit accounts at Oswego County Savings will not result in the receipt of new funds for investment by Oswego County Savings but will result in a reduction of Oswego County Savings' interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.


                          Market for the Common Stock

         Oswego County Bancorp and Oswego County Savings have never issued capital stock, so there is no established market for the common stock at this time. Oswego County Bancorp has applied to have its common stock traded on the over-the-counter market through the OTC "Electronic Bulletin Board" under the symbol "OCSB." Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at these quoted prices, subject to various securities laws and other regulatory requirements. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, a factor which is not in our control. Due to the relatively small size of the stock offering, it is unlikely that an active and liquid market will develop or be maintained. Purchasers of common stock should have a long-term investment intent and should recognize that the absence of an active trading market may make it difficult to sell their shares at or above the purchase price.

                         Our Policy Regarding Dividends

         Following completion of the reorganization, the board of directors of Oswego County Bancorp intends to establish a policy to pay dividends on our common stock. Whether we pay dividends will depend upon a number of factors. These factors include capital requirements, the financial condition of Oswego County Bancorp and Oswego County Savings and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot give you assurances that we will pay any dividends or that, if paid, we will not reduce or eliminate dividends in future periods. We may pay special cash dividends or stock dividends in addition to, or in lieu of, regular cash dividends. It is anticipated that we would treat any cash distributions made by Oswego County Bancorp to its stockholders as cash dividends. We do not expect to make any distributions which we would treat as a non-taxable return of capital for federal and state tax purposes. Oswego County Bancorp anticipates that it will pay any dividends it declares to all of its shareholders, including Oswego County MHC. Under current regulatory policies applicable to bank holding companies, Oswego County MHC does not believe that it would receive Federal Reserve Board approval to waive dividends which it would otherwise receive as a shareholder of Oswego County Bancorp.

         Dividends from Oswego County Bancorp will depend upon:


     o   receipt of dividends from Oswego County Savings;

     o earnings from the investment of proceeds from the sale of shares of common stock retained by Oswego County Bancorp; and

     o interest payments received by Oswego County Bancorp on the loan to the employee stock ownership plan.

         See "How We Are Regulated - New York Regulation of Oswego County Savings - Limitations on Dividends."


         We will avoid any payment of dividends that the IRS might consider to be drawn out of Oswego County Savings' bad debt reserves. The IRS would require Oswego County Savings to pay a tax at the then-current rate on the amount of earnings deemed removed from the reserves. Oswego County Savings does not intend to make any distribution to Oswego County Bancorp that would create such a federal tax liability. See "Taxation."



                           Oswego County Savings Bank
                   Exceeds All Regulatory Capital Requirements

         At December 31, 1998, Oswego County Savings exceeded all of the regulatory capital requirements applicable to it. The table below shows the historical regulatory capital of Oswego County Savings at December 31, 1998 and the pro forma regulatory capital of Oswego County Savings after giving effect to the reorganization and stock offering, based upon the sale of the number of shares shown in the table. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies, on a consolidated basis, substantially similar to the FDIC requirements for Oswego County Savings. The pro forma regulatory capital amounts do not include the amounts to be loaned to the ESOP and contributed to the restricted stock plan.


                                                                             Pro Forma at December 31, 1998
                                             --------------------------------------------------------------------------------------
                                                                                                                  621,575 Shares
                         Actual, as of          399,500 Shares         470,000 Shares        540,500 Shares         Maximum As
                       December 31, 1998           Minimum                Midpoint               Maximum            Adjusted(1)
                      --------------------   --------------------   --------------------   -------------------  -------------------
                                Percent of             Percent of             Percent of            Percent of           Percent of
                       Amount    Assets(2)    Amount    Assets(2)    Amount    Assets(2)    Amount   Assets(2)   Amount   Assets(2)
                      -------   -----------  --------  -----------  --------  -----------  -------- ----------- -------- ----------
                                                                  (Dollars In Thousands)

Net Worth under
  generally
  Accepted
  Accounting
  Principles......   $11,694      10.5%      $12,798     11.4%      $13,073    11.6%       $13,348     11.8%    $13,664     12.1%
                     =======      ====       =======     ====       =======    ====        =======     ====     =======     ====

Leverage capital:
Capital level(3)..   $11,694      10.7%      $12,798     11.5%      $13,073    11.7%       $13,348     11.9%    $13,664     12.2%
requirement(4)....     4,387       4.0         4,444      4.0         4,457     4.0          4,471      4.0       4,486      4.0
                     -------      ----       -------     ----       -------    ----        -------     ----     -------     ----

     Excess.......   $ 7,307       6.7%      $ 8,354      7.5%      $ 8,616     7.7%       $ 8,877      7.9%    $ 9,178      8.2%
                     =======      ====       =======     ====       =======    ====        =======     ====     =======     ====

Risk-based capital:
Tier 1 capital
level(3)(5).......   $11,694      15.5%      $12,798     16.7%      $13,073    17.0%       $13,348     17.3%    $13,664     17.7%
Requirement.......     3,023       4.0         3,062      4.0         3,071     4.0          3,080      4.0       3,092      4.0
                     -------      ----       -------     ----       -------    ----        -------     ----     -------     ----

    Excess........   $ 8,671      11.5%      $ 9,736     12.7%      $10,002    13.0%       $10,268     13.3%    $10,573     13.7%
                     =======      ====       =======     ====       =======    ====        =======     ====     =======     ====

Total capital
level(3)(5).......   $12,639      16.7%      $13,743     18.0%      $14,018    18.3%       $14,293     18.6%    $14,609     18.9%
requirement.......     6,047       8.0         6,124      8.0         6,142     8.0          6,161      8.0       6,181      8.0
                     -------      ----       -------     ----       -------    ----        -------     ----     -------     ----

    Excess........   $ 6,592       8.7%      $ 7,619     10.0%      $ 7,876    10.3%       $ 8,132     10.6%    $ 8,428     10.9%
                     =======      ====       =======     ====       =======    ====        =======     ====     =======     ====

--------------------------
(1) As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the estimated valuation range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the beginning of the stock offering.

(2) Leverage capital levels are shown as a percentage of average assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.


(3) Pro forma capital levels assume: funding by Oswego County Savings of the Recognition Plan to enable the plan to acquire in the open market a number of shares equal to 3% of the minority ownership interest; the purchase by the ESOP of 8% of the minority ownership interest; and the capitalization of the Oswego County MHC by Oswego County Savings with $100,000. See "Management - Management of Oswego County Savings" for a discussion of the restricted stock plan and ESOP.


(4) The current leverage capital requirement is 3% of total adjusted assets for banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other banks is 4% to 5%. See "How We Are Regulated -- Federal Regulation of Oswego County Savings -- Capital Requirements.

(5) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the average risk-weighting of Oswego County Savings' risk-weighted assets as of December 31, 1998.

                                 Capitalization


           The following table presents the historical capitalization of Oswego County Savings at December 31, 1998 and the pro forma consolidated capitalization of Oswego County Bancorp after giving effect to the Offerings, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."

                                                                           Oswego County Bancorp Pro Forma Based upon the
                                                                                     Sale at $10.00 Per Share of
                                                               ---------------------------------------------------------------------
                                                                                                                         Maximum,
                                                                     Minimum           Midpoint         Maximum        as Adjusted
                                                    Oswego           399,500           470,000          540,500          621,575
                                                    County         Shares sold       Shares sold      Shares sold     Shares sold
                                                    Savings         at $10.00         at $10.00        at $10.00       at $10.00
                                                  Historical        per Share         per Share        per Share      per Share(1)
                                                ------------------------------------------------------------------------------------
                                                                                    (In thousands)

Deposits(2).................................       $96,564           $96,564          $96,564           $96,564         $96,564
Total deposits and other borrowings .........      $96,564           $96,564          $96,564           $96,564         $96,564
                                                   =======           =======          =======           =======         =======
Stockholders' equity:
  Common Stock, $.01 par value, 7,500,000
   shares authorized; shares to be issued
   as reflected(3)..........................       $     -           $     9          $    10           $    12         $    14
Preferred Stock, $0.01 par value, 1,000,000
   shares authorized; none to be issued
Additional paid-in capital ..................           --             3,438            4,170             4,901           5,743
Retained earnings(4).........................       11,695            11,595           11,595            11,595          11,595
     Tax benefit of contribution to
        foundation(5)........................            -                61               71                82              94
     Accumulated other comprehensive
        income .............................            (1)               (1)              (1)               (1)             (1)
 Less:
   Expense of contribution to foundation.....           --              (160)            (188)             (216)           (249)
   Common stock acquired by ESOP(6)..........           --              (320)            (376)             (432)           (497)
   Common stock acquired by restricted stock
     plan(7).................................            -              (120)            (141)             (162)           (186)
                                                   -------           -------          -------           -------         -------
Total stockholders' equity...................      $11,694           $14,502          $15,140           $15,779         $16,513
                                                   =======           =======          =======           =======         =======

----------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated valuation range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the stock offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock, which would reduce pro forma deposits by the amount of such withdrawals.

(3)  Reflects the issuance of 887,230, 1,043,800, 1,200,370 and 1,380,426 shares of common stock in the reorganization and stock offering at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively, including the issuance of 471,750, 550,000, 638,250 and 733,988 shares of common stock to Oswego County MHC at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively, and the issuance of 15,980, 18,800, 21,620 and 24,863 shares of common stock to the Oswego County Charitable Foundation at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively. No effect has been given to the issuance of additional shares of common stock under the stock option plan to be adopted by Oswego County Bancorp and presented for approval of stockholders following the stock offering. The stock option plan would provide for the grant of stock options to purchase a number of shares of common stock equal to 10% of the minority ownership interest. See "Management -- Benefits -- Other Stock Benefit Plans."

(4) The retained earnings of Oswego County Savings will continue to be substantially restricted after the stock offering. See "Dividend Policy" and "How We Are Regulated - New York Regulation of Oswego County Savings." Assumes that Oswego County MHC will be capitalized by Oswego County Savings with $100,000.
(5) Represents the tax effect of the contribution to the Oswego County Charitable Foundation based on a 38% tax rate. The tax deduction for charitable contributions is limited annually to 10% of Oswego County Bancorp's consolidated annual taxable income, subject to the ability of Oswego County Bancorp to carry forward and utilize any unused portion of the deduction for five years following the year in which the contribution is made. The realization of the deferred tax benefit attributable to such carryforward will depend on Oswego County Bancorp's ability to generate sufficient consolidated taxable income during the five-year carryforward period.


(6) Assumes that 8% of the minority ownership interest will be purchased by the ESOP and that the funds used to acquire the ESOP shares will be borrowed from Oswego County Bancorp. The common stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management -- Benefits -- Employee Stock Ownership Plan."

(7) Assumes that, subsequent to the stock offering, an amount equal to 3% of the minority ownership interest is purchased by the restricted stock plan through open market purchases. The actual purchase price per share may be more or less than $10.00. The common stock to be purchased by the restricted stock plan is reflected as a reduction to stockholders' equity. See "Risk Factors -- The granting of stock options and restricted stock to the board and management will change in structure and stock offering which could further reduce your voting interest," footnote 3 to the table under "Pro Forma Data," and "Management -- Benefits -- Other Stock Benefit Plans."

                                 Pro Forma Data

           We cannot determine the actual net proceeds from the sale of the common stock until we complete the reorganization. However, we estimate net proceeds to be between $3.3 million and $4.7 million, or $5.5 million in the event the estimated offering range is increased by 15%. We base our estimate upon the following assumptions:

           o the sale of all shares of common stock in the subscription offering to eligible account holders, the ESOP, supplemental eligible account holders and trustees, officers and employees;

           o the payment to Friedman, Billings, Ramsey & Co., Inc. of a fixed fee of $100,000;

           o a contribution by Oswego County Bancorp to the foundation of an amount of common stock equal to 4.0% of the common stock sold in the Offerings from authorized but unissued shares; and

           o the incurrence of total expenses, including Friedman, Billings, Ramsey & Co., Inc.'s fee, of $707,000. Actual expenses may vary from our estimate.

           In order to calculate the pro forma consolidated net income and stockholders' equity of Oswego County Bancorp for the fiscal year ended December 31, 1998, we made certain assumptions. We assumed the stock sale had occurred on January 1, 1998 and the net proceeds had been invested at 4.52%, which represents the yield on one-year U.S. Government securities at December 31, 1998. We did not consider the effect of withdrawals from deposit accounts for the purchase of common stock. We assumed a tax rate of 38.0% for 1998, resulting in an after-tax yield of 2.80%. We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the shares purchased by the ESOP and the effect of the issuance of shares to the foundation. See Note 3 to the tables below. We gave no effect in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "How We Intend to Use the Proceeds," Oswego County Bancorp intends to retain 50% of the net cash proceeds from the offering from which it will make a loan to the ESOP to purchase 8.0% of the common stock by the ESOP.

           We gave no effect in the tables to the issuance of additional shares of common stock pursuant to the proposed stock option plan. See "Management - Benefits - Other Stock Benefit Plans." The table below gives effect to the restricted stock plan. We expect Oswego County Bancorp to adopt the plan following the reorganization and to present the plan along with the stock option plan to stockholders for approval at an annual or special meeting of stockholders. In order to comply with applicable regulations, we will hold the meeting at least six months following the completion of the reorganization. If approved by stockholders, the restricted stock plan will acquire an amount of common stock equal to 3.0% of the shares of common stock sold in the stock offering. The plan will acquire the common stock through open market purchases or from authorized but unissued shares, if permissible. The table below assumes the receipt of stockholder approval and the acquisition of the shares by the restricted stock plan in the open market $10.00 per share. We presented the pro forma expenses relating to the restricted stock plan and the ESOP after taxes using a 38% tax rate. We gave no effect to Oswego County Bancorp's results of operations after the reorganization, the market price of the common stock after the reorganization or a less than 3.0% purchase by the restricted stock plan.

           The following pro forma information may not be representative of the actual financial effects of the foregoing transactions and may not be indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Oswego County Bancorp computed in accordance with generally accepted accounting principles.

           The following table gives effect to the issuance of authorized but unissued shares of the common stock to the foundation concurrently with the completion of the reorganization. The pro forma stockholders' equity may not represent the fair market value of the common stock. Amounts available for distribution to stockholders in the event of liquidation may differ from the pro forma amount.


                                                                                                                          Maximum,
                                                                         Minimum            Midpoint        Maximum      as Adjusted
                                                                         399,500            470,000         540,500        621,575
                                                                       Shares sold        Shares sold     Shares sold   Shares sold
                                                                        at $10.00          at $10.00       at $10.00     at $10.00
                                                                        per Share          per Share       per Share    per Share(7)
                                                                        ---------          ---------       ---------    ------------
                                                                               (Dollars In thousands, except per share amounts)

Gross proceeds.......................................................    $3,995              $4,700           $5,405        $6,216
Plus: shares issued to the foundation................................       160                 188              216           249
                                                                        -------             -------          -------       -------
Pro forma market capitalization......................................    $4,155              $4,888           $5,621        $6,465
Gross proceeds.......................................................     3,995               4,700            5,405         6,216
Less offering expenses...............................................      (708)               (708)            (708)         (708)
                                                                        -------             -------          -------       -------

   Estimated net proceeds............................................    $3,287              $3,992           $4,697        $5,508
Less: common stock purchased by ESOP.................................      (320)               (376)            (432)         (497)
Less: common stock purchased by restricted stock plan................      (120)               (141)            (162)         (186)
                                                                        -------             -------          -------       -------
   Estimated net proceeds, as adjusted...............................    $2,847              $3,475           $4,103        $4,825
                                                                        =======             =======          =======       =======
For the Year Ended December 31, 1998
Net income:
   Historical........................................................     $ 309               $ 309            $ 309         $ 309
   Pro forma income on net proceeds..................................        80                  97              115           135
   Pro forma ESOP adjustment(2)......................................       (20)                (23)             (27)          (31)
   Pro forma restricted stock plan adjustment(3).....................       (15)                (17)             (20)          (23)
                                                                        -------             -------          -------       -------
     Pro forma net income(1).........................................     $ 354               $ 366            $ 377         $ 390
                                                                        =======             =======          =======       =======

Per share net income (reflects SOP 93-6)(1)
   Historical........................................................     $0.36               $0.31            $0.27         $0.23
   Pro forma income on net proceeds..................................      0.09                0.10             0.10          0.10
   Pro forma ESOP adjustment(2)......................................     (0.02)              (0.02)           (0.02)        (0.02)
   Pro forma restricted stock plan adjustment(3).....................     (0.02)              (0.02)           (0.02)        (0.02)
                                                                        -------             -------          -------       -------
     Pro forma net income per share..................................     $0.41               $0.37            $0.33         $0.29
                                                                        =======             =======          =======       =======
At December 31, 1998
Stockholders' equity:
   Historical........................................................   $11,694             $11,694          $11,694       $11,694
   Estimated net proceeds............................................     3,287               3,992            4,697         5,508
   Less: capitalization of the Oswego County MHC.....................      (100)               (100)            (100)         (100)
   Plus: shares issued to foundation.................................       160                 188              216           249
   Less: contribution to foundation..................................      (160)               (188)            (216)         (249)
   Plus: tax benefit of the contribution to the foundation(4)........        61                  71               82            94



                                       26


   Less: common stock acquired by ESOP...............................      (320)               (376)            (432)         (497)
   Less: common stock acquired by restricted stock plan..............      (120)               (141)            (162)         (186)
                                                                        -------             -------          -------       -------
     Pro forma stockholders' equity(3)(5)(6).........................   $14,502             $15,140          $15,779       $16,513
                                                                        =======             =======          =======       =======

Stockholders' equity per share(8)
   Historical........................................................    $13.18              $11.20            $9.74         $8.47
   Estimated net proceeds............................................      3.70                3.82             3.91          3.99
   Less: capitalization of the Oswego County MHC.....................     (0.11)              (0.10)           (0.08)        (0.07)
   Plus: shares issued to foundation.................................      0.18                0.18             0.18          0.18
   Less: contribution to foundation..................................     (0.18)              (0.18)           (0.18)        (0.18)
   Plus: tax benefit of the contribution to the foundation...........      0.07                0.07             0.07          0.07
   Less: common stock acquired by ESOP(2)............................     (0.36)              (0.36)           (0.36)        (0.36)
   Less: common stock acquired by restricted stock plan(3)...........     (0.14)              (0.14)           (0.14)        (0.14)
                                                                        -------             -------          -------       -------
     Pro forma stockholders' equity per share(3)(4)(5)...............    $16.34              $14.49           $13.14        $11.96
                                                                        =======             =======          =======       =======

Offering price as a percentage of pro forma net earnings per share...     24.39               27.03            30.30         34.48
                                                                        =======             =======          =======       =======

Offering price as a percentage of pro forma stockholders' equity per
   share(6)..........................................................     61.20%              69.01%           76.10%        83.61%

----------------------
(1) Does not give effect to the non-recurring expense that will be recognized in 1999 as a result of the establishment of the Oswego County Charitable Foundation. Oswego County Bancorp will recognize an after-tax expense for the amount of the contribution to the foundation which is expected to be $99,000, $117,000 $134,000 and $154,000 at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively. Assuming the contribution to the foundation was incurred during the year ended December 31, 1998, pro forma net income per share would be $0.30, 0.25, 0.21 and 0.18 at the minimum, midpoint, maximum and adjusted maximum, respectively. Per share net income data is based on 858,466, 1,009,460, 1,161,454, and 1,335,672 shares outstanding, which represents shares issued in the stock offering, shares contributed to the foundation and shares to be allocated or distributed under the ESOP and restricted stock plan for the period presented.

(2) It is assumed that 8% of the minority ownership interest will be purchased by the ESOP. The funds used to acquire such shares are assumed to have been borrowed by the ESOP from Oswego County Bancorp. The amount to be borrowed reflected as a reduction of stockholders' equity. Oswego County Bancorp intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. Oswego County Bancorp's total annual payment of the ESOP debt is based upon ten equal annual installments. The pro forma net income assumes: (i) that Oswego County Bancorp's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1998, and was made at the end of the period; (ii) that 3,196, 3,760, 4,324, and 4,973 shares at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively, were committed to be released during the year ended December 31, 1998, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations. See "Management--Benefits--Employee Stock Ownership Plan."

(3) Gives effect to the restricted stock plan expected to be adopted by Oswego County Bancorp following the stock offering. This plan intends to acquire a number of shares of common stock equal to 3% of the minority ownership interest, or 11,985, 14,800, 16,125 and 18,647 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively, either through open market purchases, if permissible, or from authorized-but-unissued shares of common stock or treasury stock of Oswego County Bancorp, if any. Funds used by the restricted stock plan to purchase the shares will be contributed to the plan by Oswego County Bancorp. In calculating the pro forma effect of the restricted stock plan, it is assumed that the shares were acquired by the restricted stock plan at the beginning of the period presented in open market purchases at the purchase price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized-but-unissued shares of common stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net income per share would be $0.41, $0.36, $0.32 and $0.29 at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively, and pro forma stockholders' equity per share would be $16.26, $14.45, $13.10, and $11.94 at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively. There can be no assurance that the actual purchase price of the shares granted under the restricted stock plan will be equal to the subscription price. See "Management--Benefits."

(4) Represents the tax effect of the contribution to the Oswego County Charitable Foundation based on a 38% tax rate. The tax deduction for charitable contributions is limited annually to 10% of Oswego County Bancorp's consolidated annual taxable income, subject to the ability of Oswego County Bancorp to carry forward and utilize any unused portion of the deduction for five years following the year in which the contribution is made. The realization of the deferred tax benefit attributable to such carryforward will depend on Oswego County Bancorp's ability to generate sufficient consolidated taxable income during the five-year carryforward period.

(5) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan expected to be adopted by Oswego County Bancorp following the stock offering. Under the stock option plan, an amount equal to 10% of the minority ownership interest, or 39,950, 47,000, 54,050 and 62,158 shares at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net income per share would be $0.40, $0.36, $0.32 and $0.29, respectively, and the pro forma stockholders' equity per share would be $16.09, $14.34, $13.03 and $11.90, respectively. See "Management--
     Benefits--Other Stock Benefit Plans."

(6) The retained earnings of Oswego County Savings will continue to be substantially restricted after the stock offering. See "Our Policy Regarding Dividends" and "How We Are Regulated--New York Bank Regulation of Oswego County Savings."

(7) As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the estimated valuation range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the stock offering.

(8) Stockholders' equity per share data is based upon 887,230, 1,043,800, 1,200,370 and 1,380,426 shares outstanding representing shares issued in the stock offering to Oswego County MHC and the public shares purchased by the ESOP and the restricted stock plan, and shares contributed to the foundation.

      Comparison of Valuation and Pro Forma Information With No Foundation

           If we did not establish the Oswego County Charitable Foundation as part of the reorganization, RP Financial estimates that the pro forma aggregate market capitalization of Oswego County Bancorp would be approximately $5.0 million at the midpoint, which is approximately $64,000 greater than the pro forma aggregate market capitalization of Oswego County Bancorp if the foundation is included, and would result in an approximately $252,000 increase in the amount of common stock offered for sale in the stock offering. At the midpoint, the pro forma price to book ratio without the foundation would be 70.62%, compared to 69.01% with the foundation. The pro forma price to earnings ratio would be the same with or without the foundation. Further, assuming the midpoint of the estimated offering range, pro forma stockholders' equity per share and pro forma earnings per share without the foundation would be $14.16 and $0.36, respectively, and $14.49 and $0.37, respectively, with the foundation. If we did not establish the foundation, there is no assurance that the pro forma market value of Oswego County Bancorp in an appraisal prepared at that time would be the same as the estimated value on the following table. RP Financial would base its appraisal on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

           For comparative purposes only, we have set forth below certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the estimated offering range. We assumed that the reorganization and stock offering was completed at December 31, 1998 without the establishment of the foundation.


                                                               At the Minimum                          At the Midpoint
                                                      --------------------------------        -------------------------------
                                                         With                                    With
                                                      Foundation         No Foundation        Foundation        No Foundation
                                                      ----------         -------------        ----------        -------------
                                                                   (Dollars in thousands, except per share amounts)
Estimated offering amount....................           $   3,995          $   4,209          $   4,700          $   4,952
Pro forma market capitalization..............               4,155              4,209              4,888              4,952
Total assets.................................             113,674            113,804            114,312            114,465
Total liabilities............................              98,338             98,338             98,338             98,338
Pro forma stockholders' equity...............              14,502             14,632             15,140             15,293
Pro forma consolidated net earnings..........                 354                357                366                370
Pro forma stockholders' equity per share.....               16.34              15.93              14.49              14.16
Pro forma consolidated net earnings per
   share.....................................                0.41               0.41               0.37               0.36

Pro Forma Pricing Ratios:
   Price/Stockholders' Equity................               61.20%             62.77%             69.01%             70.62%
   Price/Earnings............................               24.39              24.39              27.03              27.78
   Price/Assets..............................                7.81%              8.07%              9.13%              9.44%

Pro Forma Financial Ratios:
   Return on Assets .........................                0.42%              0.42%              0.43%              0.43%
   Return on Stockholders' Equity ...........                3.25%              3.25%              3.22%              3.23%
   Stockholders' Equity /Assets..............               12.76%             12.86%             13.24%             13.36%
                                                                                                       At the Maximum,
                                                              At the Maximum                            As Adjusted
                                                      --------------------------------        -------------------------------
                                                        With                                    With
                                                      Foundation         No Foundation        Foundation        No Foundation
                                                      ----------         -------------        ----------        -------------
                                                            (Dollars in thousands, except per share amounts)
Estimated offering amount....................          $   5,405           $   5,695          $   6,216          $   6,549
Pro forma market capitalization..............              5,621               5,695              6,464              6,549
Total assets.................................            114,951             115,127            115,684            115,887
Total liabilities............................             98,338              98,338             98,338             98,338
Pro forma stockholders' equity...............             15,779              15,955             16,512             16,715
Pro forma consolidated net earnings..........                377                 382                390                397
Pro forma stockholders' equity per share.....              13.14               12.85              11.96              11.70
Pro forma consolidated net earnings per
   share.....................................               0.33                0.32               0.29               0.28

Pro Forma Pricing Ratios:
   Price/Stockholders' Equity................              76.10%              77.82%             83.61%             85.47%
   Price/Earnings............................              30.30               31.25              34.48              35.71
   Price/Assets..............................              10.44%              10.79%             11.93%             12.32%

Pro Forma Financial Ratios:
   Return on Assets .........................               0.44%               0.45%              0.45%              0.46%
   Return on Stockholders' Equity ...........               3.19%               3.19%              3.15%              3.17%
   Stockholders' Equity /Assets..............              13.73%              13.86%             14.27%             14.42%

                           Oswego County Savings Bank


         The following Statements of Income of Oswego County Savings for the years ended December 31, 1998 and 1997 are a part of the audited financial statements which appear beginning on page F-1 of this prospectus. You should read these Statements of Income with the Financial Statements and Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in this Prospectus.


                                                                                    Years ended December 31,
                                                                             -------------------------------------
                                                                               1998                         1997
                                                                             ---------                   ---------
Interest income:
    Loans                                                                   $6,252,969                  $6,860,107
    Securities                                                               1,480,880                   1,151,073
    Federal funds sold and other short-term investments                        180,949                     240,519
                                                                            ----------                   ---------
         Total interest income                                               7,914,798                   8,251,699
Interest expense on deposits                                                 3,388,168                   3,737,612
                                                                            ----------                   ---------
         Net interest income                                                 4,526,630                   4,514,087
Provision for loan losses                                                      120,000                     524,816
                                                                            ----------                   ---------
         Net interest income after provision for loan losses                 4,406,630                   3,989,271
                                                                            ----------                   ---------
Noninterest income:
    Service charges                                                            387,125                     415,445
    Recovery for Nationar                                                       22,192                      54,400
    Other                                                                       59,526                      46,417
                                                                            ----------                   ---------
         Total noninterest income                                              468,843                     516,262
                                                                            ----------                   ---------
Noninterest expenses:
    Salaries and employee benefits                                           1,923,984                   1,923,888
    Occupancy and equipment                                                    670,735                     600,078
    Data processing                                                            267,782                     221,695
    Office supplies, printing and postage                                      186,750                     240,691
    Professional fees                                                          251,231                     237,923
    Merger expenses                                                            171,213                     145,278
    Real estate owned, net                                                     302,213                     198,545
    Trustee fees                                                               151,918                     172,175
    Marketing and advertising                                                  120,616                      93,375
    Deposit insurance premiums                                                  11,738                      12,342
    Other                                                                      346,585                     269,302
                                                                            ----------                   ---------
         Total noninterest expenses                                          4,404,765                   4,115,292
                                                                            ----------                   ---------
Income before income tax expense                                               470,708                     390,241
Income tax expense                                                             162,000                     201,350
                                                                            ----------                   ---------
         Net income                                                         $  308,708                   $ 188,891
                                                                            ==========                   =========

See accompanying notes to the financial statements.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations


General


           Oswego County Savings' results of operations depend primarily on our net interest income, which is the difference between interest and dividend income on interest-earning assets and interest expense on interest-bearing deposits. Interest-earning assets principally consist of loans and securities. Oswego County Savings' results of operations also are affected by the provision for losses on loans; the level of its noninterest income; its general, administrative and other expenses, including compensation and benefits, occupancy and equipment expense, real estate owned expense and other expenses; and its income tax expense. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.


Forward-Looking Statements

           This prospectus contains forward-looking statements which are based on assumptions and describe future plans, strategies and expectations of Oswego County Savings. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar words. Our ability to predict results or the actual effect of future plans or strategies is uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and you should not rely too much on these statements.


Our Management Strategy


           When Oswego County Savings' chairman, president and chief executive officer retired in June 1996, our Board of Trustees formed a committee to search for his replacement. The search process culminated with the hiring of Gregory Kreis as president and chief executive officer in January 1997. Mr. Kreis had 29 years of banking experience in three commercial banks in Vermont, most recently as president and chief executive officer of a $145 million community bank in southern Vermont. Since joining Oswego County Savings, Mr. Kreis has retained the services of several experienced officers, including a new senior consumer and mortgage lending officer, a new commercial lending officer and a new human resources and training officer. In addition, we created the new positions of operations officer and compliance/security officer and promoted then-current officers to fill those positions. The internal auditor was transferred to the position of treasurer and chief financial officer and we retained an independent outside firm to conduct our internal audit procedures.

           The new management team reviewed and revised our policies and procedures in all major areas. Under the direction of new management, we also undertook a comprehensive review of all non-performing assets, our major loans and all of our commercial mortgage loans. As a result of this review, we increased our provisions for loan losses to $1.1 million in 1996 and $525,000 in 1997.

           During the past two years we also have implemented new and more stringent loan underwriting policies and procedures in an effort to diversify our operations while, at the same time, improving our asset quality. We believe that we now have the management team and the policies and procedures in place which will permit us to proceed with our operating strategy.

           Certain highlights of Oswego County Savings' operating strategy include the following:

           o Community Banking. We are committed to meeting the financial needs of our customers in Oswego County, New York and surrounding counties. We believe that our size and local base permit us to be more effective in servicing our customers than non-local competitors because of our ability to quickly and effectively provide senior management responses to customer needs and inquiries.

           o Emphasis on Retail Deposits. Our liability strategy emphasizes retail deposits drawn from the four full-service offices in our market area rather than institutional or wholesale deposits. At December 31, 1998, we consider our demand, savings and money market accounts of $58.3 million, or 60.4% of our total deposit base of $96.6 million, to be core deposits.


           o Single-Family Residential Lending. A cornerstone of our lending program has long been single-family (one-to four-units) residential lending. At December 31, 1998, we had $56.5 million (or 83.4% of total loans) of single-family residential mortgage loans and home equity loans. We will continue to be an active originator of single-family residential mortgage loans because we believe that they provide acceptable yields and credit risk.


           o Asset Quality. Our new management team has significantly improved our asset quality. The ratio of non-performing assets to total assets was 1.70% at December 31, 1998 compared to 2.31% at December 31, 1996.

           o Net Interest Margin. We manage our interest-rate risk exposure by monitoring the levels of interest-rate sensitive assets and liabilities. We have maintained a relatively strong net interest margin due primarily to our high level of adjustable-rate mortgage loans and core deposits. For the year ended December 31, 1998, our net interest margin was 4.37%. In recent years, our real estate mortgage loans have consisted almost entirely of adjustable-rate loans. In early 1998, we began offering fixed-rate, single-family residential mortgage loans, but only under terms and conditions which will permit their resale into the secondary market. We expect to begin selling our fixed-rate mortgage loans during 1999 and $4.3 million of our loans were classified as held for sale at December 31, 1998. Sales of fixed-rate mortgage loans should help us to protect ourselves against interest rate risk. Since we plan to continue servicing any loans we sell, sales of fixed-rate loans will improve our income from servicing fees.

           o Diversification Efforts. We are diversifying our banking products, and we are increasing our efforts in making commercial business loans and consumer loans, particularly home equity lines of credit. Commercial business loans and consumer loans generally have higher yields than residential mortgage loans and generally should improve our interest-rate risk profile because they have relatively short terms and interest rates which are adjustable or variable. We also are expanding our market area into Onondaga County, which abuts the southern border of Oswego County. We expect to open our first branch office in North Syracuse in the summer of 1999.


Market Risk Analysis



           Our Efforts to Address Interest Rate Risk. To minimize the potential for adverse effects of material changes in interest rates on our results of operations, Oswego County Savings has implemented asset and liability management policies designed to better match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. Our policies have consisted primarily of the following:


o originating adjustable or variable rate long-term loans for portfolio,

o purchasing adjustable-rate mortgage-backed securities and short-term investment securities,

o since February 1998, originating fixed-rate one-to four-family residential loans with terms of 15 to 30 years under terms and conditions which will permit their sale in the secondary market, and

o managing interest expense, by maintaining a strong retail deposit base and emphasizing core deposits.


           From the early 1980s until early 1998, Oswego County Savings originated primarily adjustable-rate mortgage loans and did not originate fixed-rate residential mortgage loans with terms of over 15 years. Most of our single-family residential mortgage loans have interest rates which adjust every one or three years. Oswego County Savings' portfolio of adjustable-rate one-to four-family residential mortgage loans amounted to $49.2 million or 87.0% of all residential mortgage loans at December 31, 1998. As long term interest rates decreased during the 1990s, most of our customers have indicated a preference for fixed-rate residential mortgage loans. In February 1998, we began the origination of long-term, fixed-rate one-to-four family residential mortgage loans in order to provide a full range of products to customers, but only under terms, conditions and documentation which allow their sale in the secondary market.


           In order to better match the maturity or repricing of interest-bearing liabilities with the maturity of our interest-earning assets, Oswego County Savings offers certificates of deposit with terms in excess of one year. At December 31, 1998, $9.9 million or 26.0% of our certificates of deposit mature in more than one year. In our efforts to address interest-rate risk, we pay higher rates on longer term and higher balance certificates of deposit.

           Oswego County Savings considers its savings deposit and money market accounts to be core deposits that are less likely to be withdrawn if interest rates rise. Our savings and money market accounts have variable interest rates, and we believe that we can adjust the interest rate on the accounts to retain a substantial portion of these deposits. While the amount of savings and money market accounts has declined in recent years, savings and money market accounts amounted to $46.7 million or 48.3% of total deposits at December 31, 1998.


           How We Measure Interest Rate Risk. Prolonged increases in market rates of interest could adversely affect our interest rate spread and net interest margin. Moreover, prolonged increases in interest rates could adversely affect the demand for residential mortgage loans within our primary market area. Our asset and liability management committee regularly reviews interest rate risk. We forecast the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of our existing assets, liabilities and off-balance sheet instruments. We also evaluate such impacts against the maximum potential changes in net interest income and market value of portfolio equity that are authorized by the board of trustees of Oswego County Savings.

           The following table sets forth at December 31, 1998 the estimated percentage and dollar change in Oswego County Savings' net interest income over a four-quarter period and market value of portfolio equity based on the indicated changes in interest rates. We have made certain assumptions in preparing the table below. Although we believe these assumptions to be reasonable, the interest rate sensitivity of the assets and liabilities and the estimated effects of changes in interest rates on net interest income and the market value of portfolio equity indicated in the following table could vary substantially if different assumptions were used or actual experience differs from such assumptions.


           The following table presents our internal calculations of net interest income and net portfolio value at December 31, 1998.


   Change in Interest
 Rates in Basis Points                     Net Interest Income                                      Net Portfolio Value
----------------------      ------------------------------------------------          ----------------------------------------------
                                                 Dollar           Percentage                              Dollar          Percentage
                            Estimated         Change from           Change            Estimated           Change         Change from
                              Amount              Base             from Base            Amount          from Base            Base
                            ---------         -----------         ----------          ---------         ---------        -----------
                                                                      (Dollars in Thousands)
     +400                     $3,755              $(534)            (12.44)%           $10,670          $(3,905)            (26.79)%
     +200                      4,160               (129)             (3.00)             12,543           (2,032)            (13.94)
     Base                      4,289                 --                 --              14,575               --                 --
     -200                      4,442                153               3.58              15,044              469               3.22
     -400                      4,892                603              14.07              15,488              913               6.26
------------------------------------------------------------------------------------------------------------------------------------

(1)  Assumes an instantaneous uniform change in interest rates.


           Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value requires the making of assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the above table's presentation assumes that the composition of our interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the above table provides an indication of our interest-rate risk exposure at a particular point in time, these measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Financial Condition


           Our total assets decreased by $1.1 million or 1.0% to $110.9 million at December 31, 1998 from $112.0 million at December 31, 1997. The decrease was primarily due to a $12.7 million or 15.7% decline in the loan portfolio, which was partially offset by an increase of $7.2 million in our securities and the origination for sale of $4.3 million of loans.

           We believe that the decrease in total loans reflects the recent consumer preference for fixed-rate residential mortgage loans and the continued high levels of mortgage loan refinancings. Because we did not resume offering fixed-rate residential mortgage loans until February 1998, we believe we were at a competitive disadvantage compared to those lenders who have marketed fixed-rate mortgage loans for a longer period of time. While our level of total loan originations increased by 13.6% in 1998 compared to 1997, loan principal reductions were substantially greater in 1998. In addition, at December 31, 1998, we held $4.3 million in loans which we intend to sell in the secondary market. At December 31, 1998, Oswego County Savings net loans amounted to $66.7 million or 60.2% of total assets compared to $79.1 million or 70.6% of total assets at December 31, 1997.

           Our total securities increased by $7.2 million to $28.5 million at December 31, 1998 compared to $21.4 million at December 31, 1997. The primary reason for the increase in securities was our reinvestment of available funds from loan repayments. Securities represented 25.7% of total assets at December 31, 1998 and 19.1% of total assets at December 31, 1998 and December 31, 1997, respectively.


           We held $195,000 of real estate owned at December 31, 1998 compared to $599,000 at December 31, 1997. Such decline reflects, in part, our efforts to reduce our level of non-performing assets. In recent years we have reduced the level of our total non-performing assets and non-performing loans. We also charged-off $526,000 in loans in 1998. At December 31, 1998, our allowance for loan losses equaled $1.1 million representing 1.58% of total loans outstanding and 63.3% of total non-accruing loans.

           Our total deposits decreased during 1998 by $1.3 million to $96.6 million at December 31, 1998 from $97.9 million at December 31, 1997. Time deposits decreased by $1.5 million and savings and money market accounts decreased by $1.8 million, while demand deposits increased by $2.0 million during the year. The decrease in total deposits is partly attributable to our decision not to renew jumbo time deposits at the current market rates. Jumbo deposits are accounts with a balance of more than $100,000. The decrease in deposits at Oswego County Savings, as in banks throughout the country, also reflects the flow of funds into alternative investments such as mutual funds.

           Our total net worth was $11.7 million at December 31, 1998, an increase of $303,000 from December 31, 1997. The increase was due to net income of $309,000 during the year ended December 31, 1998 less a $6,000 decrease in the net unrealized gain on securities available for sale.

           Average Balances, Net Interest Income and Yields Earned and Rates Paid. The following table presents for the periods indicated the total dollar amount of interest income from Oswego County Savings' average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. All average balances are based on monthly balances. We do not believe that the monthly averages differ significantly from what the daily averages would have been during these periods.

                                                                               Year Ended December 31,
                                           --------------------------------------------------------------------------------------
                                                             1998                                         1997
                                           ---------------------------------------      -----------------------------------------
                                            Average                        Yield/        Average                          Yield/
                                            Balance        Interest         Rate         Balance          Interest         Rate
                                           ---------      ----------      --------      ---------        ----------      --------
                                                                           (Dollars in Thousands)
Interest-earning assets:
   Loans gross(1)                          $ 75,648       $ 6,253          8.27%          $ 83,388         $ 6,860         8.23%
   Securities(2)                             24,706         1,481          5.99             19,062           1,151         6.04
   Federal funds sold and other
     short term investments                   3,232           181          5.60              3,733             241         6.46
                                           --------       -------                         --------         -------
     Total interest-earning assets          103,586         7,915          7.64            106,183           8,252         7.77

Noninterest-earning assets                    6,094                                          7,405
                                           --------                                       --------
     Total assets                          $109,680                                       $113,588
                                           ========                                       ========

Interest-bearing liabilities:
   Deposits(3)                             $ 86,698         3,388          3.91             91,384           3,738         4.09
                                           --------       -------                         --------         -------

Noninterest-bearing deposits                 10,474                                          9,217
Other noninterest-bearing liabilities         1,125                                          1,162
                                           --------                                       --------
     Total liabilities                       98,297                                        101,763
Net worth                                    11,383                                         11,825
                                           --------                                       --------

     Total liabilities and net worth       $109,680                                       $113,588
                                           ========                                       ========


Net interest income; average
  interest rate spread                                    $ 4,527          3.73%                           $ 4,514         3.68%
                                                          =======                                          =======
Net interest margin(4)                                                     4.37%                                           4.25%
Average interest-earning assets to
   average interest-bearing liabilities                                  119.48%                                         116.19%

----------------------

(1)  Includes loans held for sale. Excludes non-accruing loans.
(2) Average balance represents the carrying amount of securities available for sale and securities held to maturity.
(3)  Excludes noninterest-bearing checking accounts.
(4)  Equals net interest income divided by average interest-earning assets.

           Rate/Volume Analysis. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Oswego County Savings' interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior year rate), and (ii) changes in rate (change in rate multiplied by prior year volume). The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

                                               Year Ended December 31,
                                                     1998 vs. 1997
                                      --------------------------------------
                                           Increase(Decrease)
                                                 Due to             Total
                                      -------------------------    Increase
                                         Volume         Rate       Decrease)
                                      -----------    ----------   ----------
                                                   (In Thousands)

Interest-earning assets:

   Loans(1)                            $(640)           $ 33        $(607)
   Securities                            339              (9)         330
   Short-term investments                (30)            (30)         (60)
                                       -----            ----        -----
     Total interest-earning assets      (331)             (6)        (337)
                                       -----            ----        -----

Interest-bearing liabilities:
   Deposits                             (187)           (163)        (350)
                                       -----            ----        -----

Increase (decrease) in net interest
   income                              $(144)           $157        $  13
                                       =====            ====        =====

----------------------
(1) Includes loans held for sale.


Results of Operations


           Oswego County Savings' net income was $309,000 for the year ended December 31, 1998, an increase of $120,000 as compared to net income of $189,000 in 1997.

           Net Interest Income. Net interest income is determined by the average interest rate spread (i.e., the difference between the average yields earned on interest-earning assets and the average rates paid on interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. Our net interest income remained relatively stable at $4.5 million for both 1998 and 1997. For the year ended December 31, 1998, net interest income decreased by $144,000 due to volume but was offset by $157,000 because of interest rate increases.


           Interest Income. Total interest income decreased by $337,000, or 4.1%, to $7.9 million for 1998 compared to $8.3 million for 1997. The primary reason for the decrease in interest income was a decrease in interest earned on our outstanding loans. Interest income on loans decreased by $607,000 or 8.9% during 1998 compared to 1997. The average balance of Oswego County Savings' loan portfolio, which includes loans held for sale, has decreased from $83.4 million in 1997 to $75.6 million in 1998, while the average yield on our loan portfolio increased slightly from 8.23% in 1997 to 8.27% in 1998.

           Income from Oswego County Savings' securities portfolio increased by $330,000 during 1998 to $1.5 million compared to $1.2 million in 1997. The 28.7% increase in interest income from securities during 1998 was due primarily to a 29.6% increase in our average balance of securities to $24.7 million for 1998 compared to $19.1 million in 1997. The average yield on the securities portfolio decreased to 5.99% in 1998 compared to 6.04% in 1997.

           Other interest income, which consists of interest on federal funds sold and other short-term investments, was $181,000 in 1998 as compared to $241,000 in 1997. The average amount of federal funds and short-term investments decreased from $3.7 million in 1997 to $3.2 million in 1998. The average yields on these investments, which are generally more market sensitive, fluctuated from 6.46% in 1997 to 5.60% in 1998.

           Interest Expense. Interest expense, which consisted solely of interest paid on deposits in both 1998 and 1997, was $3.4 million in 1998 compared to $3.7 million in 1997. The primary reason for the $350,000, or 9.3%, decrease in interest expense in 1998 was a $4.7 million, or 5.1%, decrease in the average balance of interest-bearing deposits in 1998 together with an 18 basis point reduction in the average rate paid on these deposits in 1998 compared to 1997.

           Provision for Loan Losses. The provisions for loan losses were $120,000 in 1998 and $525,000 for 1997. Provisions for loan losses are recorded to maintain the allowance for loan losses at an amount management considers adequate to cover loan losses which are deemed probable and can be estimated. These provisions were based upon, a number of factors, including asset classifications, management's assessment of the credit risk inherent in the portfolio, historical loan loss experience, economic trends, industry experience and trends, estimated collateral values and our underwriting policies. The provision for loan losses of $120,000 in 1998 reflects a more normalized amount while the provision of loan losses of $525,000 in 1997 reflects our extensive review, which began in early 1997, of our loan portfolio. The review resulted in $1.8 million of classified nonperforming loans at December 31, 1997. At December 31, 1998, $1.1 million of the total $1.7 million of nonperforming loans at that date were also nonperforming loans at December 31, 1997 and had been properly addressed and reserved for in 1997. Such loans have either been in a workout process or in foreclosure proceedings. Also, contributing to the reduced 1998 provision for loan losses is the decline in delinquent loans. Delinquent loans decreased by $1.7 million or 34.6% to $3.2 million at December 31, 1998 from $4.8 million at December 31, 1997. We have aggressively acted to improve our credit quality through stronger credit standards and closely monitoring problem loans. Actual loan charge-offs, net of recoveries, were $460,000 in 1998 and $699,000 in 1997 which was a result of our effort during the past two years to perform remedial action on past historical nonperforming loan relationships and reduce the extent of poor credit quality loans. As a result of the overall improvement of the loan portfolio quality, the allowance for loan losses has declined to $1.1 million or 1.58% of the total loans at December 31, 1998 from $1.4 million or 1.75% of total loans at December 31, 1997

           Although we believe that our allowance for loan losses was adequate at December 31, 1998, there can be no assurances that additions to such allowance will not be necessary in future periods, which would adversely affect our results of operations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses and the carrying value of our other nonperforming assets based on their judgements about information available to them at the time of their examination. No assurance can be given whether any of such agencies might require us to make additional provisions for loan losses in the future. However, as we continue to increase the amount of our loan originations and diversify the types of loans we offer, we may need to increase the amount of future provisions for loan losses.


           Noninterest Income. Non-interest income decreased by $47,000 or 9.1% during 1998 as compared to 1997. The decrease in 1998 was partially the result of a decrease of $28,000 or 6.8% in income from service charges and recoveries from Nationar of $54,000 in 1997 as compared to $22,000 in 1998. The New York Superintendent of Banks for the State of New York seized Nationar, a correspondent bank and trust company, in February 1995. On that date, Oswego County Savings had demand accounts with Nationar of approximately $63,000, Nationar capital stock with a carrying value of $5,000, Nationar preferred stock with a carrying value of $19,000, a pledged security of $80,000 held by Nationar and Nationar capital debentures of $120,000. Due to the uncertainty of the collectibility of these amounts owed, we charged off the capital and preferred stock investments in 1995 and established loss provisions of $120,000 in 1995 and $14,000 in 1996. Our Bank, through distributions, has recovered amounts totaling $22,000, $54,000 and $154,000 in 1998, 1997 and 1996, respectively. As of December 31, 1998, the total Nationar losses, net of recoveries, were $57,000.


           Noninterest Expenses. Non-interest expenses increased during 1998 by $290,000, or 7.0%, to $4.4 million compared to $4.1 million in 1997. The primary reasons for the increase in noninterest expense in 1998 compared to 1997 were a $71,000 increase in occupancy and equipment expenses, a $46,000 increase in data processing costs and a $104,000 increase in net real estate owned expense. The increase in occupancy and equipment expense was caused by increased depreciation expense as we had capital expenditures, primarily for computer equipment, of $177,000 in 1998 and $397,000 in 1997. The increase in data processing cost in 1998 reflects our efforts to continue to improve our data processing capabilities as well as efforts to prepare for the year 2000. Real estate owned expenses increased in 1998 partly as a result of our efforts to act more aggressively with respect to non-performing assets and to acquire and dispose of such assets in a more expeditious manner. Professional fees also contributed to the increase in noninterest expense increasing by $13,000 to $251,000 in 1998 from $238,000 in 1997. The primary reason for the increase in professional fees was a result of increased utilization of computer consulting services in conjunction with year 2000 compliance and other consulting services. Merger expense of $171,000 in 1998 and $145,000 in 1997 reflect costs incurred with the planned merger of Oswego County Savings with Pathfinder Bancorp, ("Pathfinder") a publicly traded stock holding company and whose wholly owned subsidiary is Oswego City Savings Bank. On January 18, 1999, we terminated the proposed merger with Pathfinder as a result of certain regulatory matters. Trustee fees represent compensation of the board of trustees for services provided in attendance at board and committee meetings. Trustee fees decreased to $152,000 in 1998 from $172,000 in 1997, primarily due to greater attendance by trustees in 1997 as well as additional special board meetings in 1997. The fees paid for attendance at special meetings amounted to $31,000 in 1997 compared to $23,000 in 1998. The additional special board meetings were a result of the proposed merger with Oswego City Savings Bank. Marketing and advertising expense increased to $121,000 in 1998 from $93,000 in 1997. The increase was primarily the result of increased advertising of loan products, especially advertising associated with the introduction of long-term, fixed-rate residential mortgage loans in 1998 by our Bank.

           Income Taxes. Income tax expense decreased by $39,000 in 1998 to $162,000 as compared to $201,000 in 1997. The income tax rate declined to 34.4% in 1998 from 51.6% in 1997. The income tax rate decrease was primarily due to 1997 non-deductible merger-related expenses becoming deductible in 1998.



Liquidity and Capital Resources


           Oswego County Savings' liquidity, represented by cash and cash equivalents and securities available for sale, is a product of its operating, investing and financing activities. Our primary sources of funds are deposits; the amortization, prepayment and maturity of outstanding loans, securities and other short-term investments; and funds provided from operations. While scheduled payments from the amortization of loans, maturing securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, Oswego County Savings invests excess funds in federal funds sold and other short-term interest- earning assets which provide liquidity to meet lending requirements. We have been able to generate sufficient cash through our deposits and have not utilized borrowings as a source of funds during the past five years.


           Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as federal funds sold or U.S. Treasury securities. On a longer term basis, we maintain a strategy of investing in various lending products. Most of such products have either short-terms (five years or less)or interest rates that adjust at least every three years. We use our sources of funds primarily to meet our ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, fund loan commitments and maintain a portfolio of investment securities. At December 31, 1998, we had outstanding commitments to originate loans of $2.4 million and unused letters of credit of $20,000. At December 31, 1998, we also had certificates of deposit scheduled to mature in one year or less totaling $28.3 million. Based on historical experience, we believe that a significant portion of maturing deposits will remain with Oswego County Savings. We anticipate that we will continue to have sufficient deposit funds, together with borrowings, as needed, to meet our current commitments.

Impact of Inflation and Changing Prices


           The financial statements and related financial data presented herein have been prepared in conformity with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of Oswego County Savings' assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on Oswego County Savings' performance than does the effect of inflation.


Year 2000 Compliance


           Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations. We have conducted a thorough assessment of our internal systems as well as the efforts of our outside data processing service providers. During this assessment phase, we identified all in-house systems and third party relationships, and assessed whether they were "mission-critical." Mission-critical is defined as a system that is vital to the successful continuance of a core business activity. Our data processing system, operations and teller software and platforms, automated teller machines and personal computer network have been identified as "mission-critical." We have assessed both information technology systems and non-information technology systems. Examples of non-information technology systems include utility and telephone companies, security systems, and correspondent financial organizations. Also included in our assessment was the identification of those systems and vendors whom we have control over and those that we do not control. Examples of those vendors whom Oswego County Savings has control over include organizations which Oswego County Savings has a material relationship with. Vendors whom Oswego County Savings has no control over include utility companies.

           The most important mission-critical area concerns the primary data processing services and software provided to us by a third party vendor. The vendor has rewritten certain portions of the software, tested the system and advised us that it is Year 2000 compliant. We also have tested the system and believe it is Year 2000 compliant. The third party vendors which provide our automated teller machines and the related software and network switches have tested those machines and the system and advised us that they also are Year 2000 compliant. Our bank teller and platform software have been tested by the vendor and us and found to be Year 2000 compliant. We believe that we would use manual systems as a contingency plan if power or communication capabilities were not available. There can be no assurance in this regard, however, and it is possible that as a result we could experience data processing delays, errors or failures, all of which could have a material adverse impact on our financial condition and results of operations. We estimate that our expenses related to year 2000 compliance will be approximately $350,000, including over $250,000 incurred through December 31, 1998 in compliance related costs for upgrading our computer network and telephone system.


           We have also evaluated our non-information technology systems to determine if such systems may have embedded technology that could also be affected by the year 2000 problem. We have determined that there are only a few systems of this type that could be affected. We have been informed by the vendors that the systems are or will be year 2000 compliant by year 2000.


           We have developed contingency plans for all mission-critical areas of the Bank. Those contingency plans are being drafted into one unified document which is being reviewed and rewritten by a third-party consultant hired by us. The contingency plans are based on operating in the event of no electrical power and/or no communications, as well as failure of a mission-critical area for whatever reason. Testing of the contingency plans will be accomplished on an ongoing basis throughout the balance of 1999. Contingency plans necessarily call for many tasks being done on a manual basis in the event of no power or no communications. There can be no assurance in this regard, however, and it is possible that as a result we could experience data processing delays, errors or failures, all of which could have a material adverse impact on our financial condition and results of operations.

           Computer problems experienced by our commercial borrowers could have an adverse effect on their business operations and their ability to repay their loans when due. Oswego County Savings has begun evaluating Year 2000 readiness of its commercial loan applicants as part of the loan underwriting process and is calling upon major existing borrowers to assess their readiness and identify potential problems. There are currently no significant concerns due to the limited amount of commercial loans made by Oswego County Savings.



Impact of New Accounting Standards


           On January 1, 1998, we adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income includes the reported net income of a company adjusted for items that are currently accounted for as direct entries to net worth, such as the mark to market adjustment on securities available for sale. For us, comprehensive income represents net income plus other comprehensive income, which consists of the net change in after-tax unrealized gains or losses on securities available for sale for the period. Accumulated other comprehensive income in the accompanying statements of financial condition represents the net unrealized gains or losses on securities available for sale as of the reporting dates. Comprehensive income for 1998 and 1997 was $303,000 and $194,000, respectively.

           In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires public companies to report financial and other information about key revenue producing segments of the entity for which such information is available and is utilized by the chief operating decision maker. Specific information to be reported for individual segments includes profit or loss, certain specific revenue and expense items, and total assets. A reconciliation of segment financial information to amounts reported in the financial statements is also provided. As a community-oriented financial institution, substantially all of our operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community banking operations, which constitute Oswego County Savings' only operating segment for financial reporting purposes. Therefore, the adoption of SFAS No. 131 did not result in any change in Oswego County Savings reporting.


           The FASB issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits, in February 1998. This statement revises employers' disclosures about pension and other post retirement benefit plans. It does not change the measurement or the recognition of these benefit costs for plans. The statement was effective for our year-end 1998 reporting and did not impact our financial position or results of operations.


           SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement requires that all derivatives be recognized as either assets or liabilities in the statement of financial condition and that those instruments be measured at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. This statement is effective for fiscal years after June 15, 1999, although earlier adoption is permitted. We anticipate, based on current activities, that the adoption of SFAS No. 133 will not have an effect on our financial position or results of operations.

           In October 1998, the FASB issued SFAS No. 134, Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise, which amends SFAS No 65, Accounting for Certain Mortgage Banking Activities. This statement conforms the subsequent accounting for securities retained after the securitization of mortgage loans by a mortgage banking enterprise with the accounting for such securities by a non-mortgage banking enterprise. This statement is effective for the first quarter beginning after December 15, 1998, and will not have any impact on our financial position or results of operations as we do not currently securitize mortgage loans.

                                    Business

Lending Activities


Market Area. Oswego County Savings conducts operations out of its headquarters office in Oswego, New York and three additional branch offices. We anticipate opening a fourth branch office in North Syracuse, New York in the summer of 1999. The bulk of our loans and deposits are generated within Oswego County, which is located on Lake Ontario approximately 30 miles northwest of Syracuse. The markets served by Oswego County Savings are a combination of suburban and rural areas.

         Since 1990, Oswego County has experienced household and population growth rates slightly above the average for the State of New York but well below the national average. The 1997 population estimate of Oswego County was 126,000. Forecasts of growth in the market area through 2003 indicate that population growth will continue at a pace approximating recent historic levels or 0.3%. Some significant job losses in the early 1990s contributed to a declining real estate market and a relatively high unemployment rate. While the local economy has been stable in recent years, it has not enjoyed the robust economy experienced throughout most of the nation.

         Local banking competition is substantial with two other savings banks headquartered in the county. Additionally the county has branches of some of the money center banks, large regional banks, statewide banks, and community banks from other areas of New York State. There are a total of 32 banking offices in Oswego County.

           General. At December 31, 1998, Oswego County Savings' total loans amounted to $67.8 million. Net of the $1.1 million allowance for loan losses, our loans were $66.7 million at December 31, 1998 representing 60.3% of our total assets at that date. The principal lending activity of Oswego County Savings is the origination of single-family (one-to four-units) residential real estate loans, home equity loans, and commercial real estate loans. To a lesser extent, Oswego County Savings also makes commercial loans and consumer loans. At December 31, 1998, $56.5 million or 83.4% of our total loans consisted of residential mortgage and home equity loans. Commercial mortgage loans totaled $9.0 million on that date, representing 13.2% of total loans. Commercial loans totaled $265,000 and consumer loans totaled $2.0 million at December 31, 1998.

           The types of loans that Oswego County Savings may originate are subject to federal and state laws and regulations. Interest rates charged by us on loans are affected principally by loan demand and the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative and tax policies, and governmental budgetary matters.


           A New York-chartered savings bank generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower if the loans are fully secured by readily marketable securities. At December 31, 1998, Oswego County Savings' limit on loans-to-one borrower was $1.8 million and its five largest loans or groups of loans-to-one borrower, including related entities, aggregated $799,000, $730,000, $710,000, $667,000 and $633,000. Four of Oswego County
Savings' five largest loans or groups of loans were performing in accordance with their terms at December 31, 1998. The $710,000 group of loans consists of two loans. Both loans were current at December 31, 1998, but have occasionally been delinquent in the past. The $667,000 group of loans consists of seven loans secured by various residential, commercial and other properties in Oswego County Savings' market area. The borrower filed bankruptcy in early 1996, all of the loans are in default and Oswego County Savings is attempting to foreclose on the collateral.

           Our Loan Portfolio. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. Residential mortgages at December 31, 1998 include loans held for sale of $4.3 million.

                                                                        At December 31,
                                 -------------------------------------------------------------------------------------
                                           1998                            1997                          1996
                                 -------------------------     ------------------------       ------------------------
                                  Amount               %        Amount              %           Amount            %
                                 --------          -------     --------         -------       --------         -------
                                                                  (Dollars in Thousands)

Residential mortgages and
   home equity loans(1)           $56,543           83.40%      $67,405           83.78%      $70,687           83.08%
Commercial mortgages                8,950           13.20        11,145           13.85        11,490           13.50
Commercial loans                      265            0.39           276            0.34           589            0.69
Consumer loans                      2,037            3.01         1,634            2.03         2,321            2.73
                                  -------          ------       -------          ------       -------          ------
Total loans                        67,795          100.00%       80,460          100.00%       85,087          100.00%
                                                   ======                        ======                        ======
Allowance for loan losses          (1,068)                       (1,408)                       (1,583)
                                  -------                       -------                       -------
Net loans(1)                      $66,727                       $79,052                       $83,504
                                  =======                       =======                       =======

--------------
(1) In addition, the Bank had $4.3 million of residential mortgage loans classified as held for sale at Dececember 31, 1998.


           Loans Due or Adjusting After One Year. The following table sets forth the dollar amount of all loans, before net items, due or adjusting after one year from December 31, 1998 as shown in the preceding table. The table lists the total loans in each category as well as those with fixed interest rates and those with floating or adjustable interest rates.


                                                 Floating or
                                Fixed-Rate     Adjustable-Rate        Total
                                ----------     ---------------        -----
                                              (In Thousands)

Residential mortgages and
    home equity loans             $ 9,882             $11,880       $21,762
Commercial mortgages                1,408               1,503         2,911
Commercial loans                      265                  --           265
Consumer loans                      1,496                 426         1,922
                                  -------             -------       -------
  Total                           $13,051             $13,809       $26,860
                                  =======             =======       =======

(1) Includes loans held for sale.


           Origination, Purchase and Sale of Loans. The lending activities of Oswego County Savings are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by our Board of Trustees, management, secondary market investors such as Freddie Mac and private mortgage insurance companies. We obtain loan originations from a variety of sources, including referrals from real estate brokers, developers, builders, existing customers, newspaper, radio and walk-in customers. Loan applications are taken by our lending personnel, and the loan origination department supervises the procurement of credit reports, appraisals and other documentation involved with a loan. Property valuations are performed by independent outside appraisers licensed in New York State. We require a borrower to obtain hazard insurance on any property securing a loan and we usually require title insurance on all newly originated mortgage loans.

           Our loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. A loan application file is first reviewed by a loan originator or branch manager and then underwritten to established standards and policies. The Board has granted underwriting authority to branch managers, loan underwriters, the senior loan officer and the president in varying levels. Our Board Loan Committee usually must approve any loan we make over $100,000, except those which conform to standards permitting their resale into the secondary market (which must be approved by one of four designated officers).

           Historically, we have originated substantially all of the loans in our portfolio and held them until maturity. However, in early 1998, because of customer preference for fixed-rate mortgage loans, we began originating long-term, fixed-rate residential mortgage loans with terms conforming to secondary market standards. We expect to begin selling our recently originated fixed-rate mortgage loans into the secondary market during 1999. These loans held for sale were $4.3 million at December 31, 1998. Historically, Oswego County Savings rarely purchased loans. In the future, as we become more active in commercial business lending, we may purchase more loans and more participation interests in loans. If we begin purchasing loans or participating interests, we expect that they would have to satisfy our own loan underwriting standards.

           The following table shows total loans originated and repaid during the years ended December 31, 1998 and 1997. No loans were purchased or sold during the periods shown.



                                                     Year Ended December 31,
                                                -------------------------------

                                                  1998                   1997
                                                --------              ---------
                                                          (In Thousands)
Loan originations:
   Residential mortgages, home equity and
     commercial mortgage loans                    $6,214             $   5,337
   Commercial loans                                  296                    30
   Consumer loans                                    962                 1,211
                                                  ------                 -----
     Total loans originated                        7,472                 6,578
Loan principal reductions                        (15,050)               (9,757)
Decrease due to other
   items, net                                       (801)               (1,448)
                                                ---------            ----------
Net change                                       $(8,379)              $(4,627)
                                                  =======               ======

(1) Includes loans held for sale.

           Residential Mortgages and Home Equity Loans. Historically, Oswego County Savings has concentrated its lending activities on the origination of loans secured primarily by first mortgage liens on existing single-family (one-to four-units) residences and home equity loans secured by second mortgages on single-family residences. At December 31, 1998, $56.5 million or 83.4% of our total loans consisted of such loans.


           From the early 1980s until early 1998, Oswego County Savings originated primarily adjustable-rate residential mortgage loans in order to manage its interest-rate risk. However, in February 1998, Oswego County Savings commenced the origination of long-term, fixed-rate single-family residential mortgage loans in order to provide a full range of products to its customers, but only under terms, conditions and documentation which conform to standards which permit their resale in the secondary market.

           Our adjustable-rate, single-family, residential mortgage loans generally have up to 30- year terms and an interest rate which adjusts every year or three years in accordance with a designated index, (currently the weekly average yield on U.S. Treasury securities adjusted to a constant comparable maturity of one year or three years, respectively, as made available by the Federal Reserve Board). Oswego County Savings generally does not offer deeply discounted interest rates. Our loans generally have a cap on the amount of any increase or decrease in the interest rate during the applicable adjustment period, and various caps, depending on when the loan was originated, on the amount which the interest rate can increase or decrease over the life of the loan. Our adjustable-rate loans currently being originated are not assumable without our consent, and do not contain prepayment penalties. Oswego County Savings has not engaged in the practice of using a cap on the payments that could allow the loan balance to increase rather than decrease, resulting in negative amortization. Adjustable-rate loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payment by the borrower rises to the extent permitted by the terms of the loan, thereby increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. We believe that these risks, which have not had a material adverse effect on us to date, generally are less than the risks associated with holding fixed-rate loans in an increasing interest rate environment. Approximately $49.2 million or 87.0% of the permanent residential mortgage loans in Oswego County Savings' loan portfolio at December 31, 1998 had adjustable interest rates.

           The demand for adjustable-rate loans in our primary market area has been a function of several factors, including the level of interest rates, the expectations of changes in the level of interest rates and the difference between the interest rates and loan fees offered for fixed-rate loans and adjustable-rate loans. The relative amount of fixed-rate and adjustable-rate residential loans that can be originated at any time is largely determined by the demand for each in a competitive environment. Due to the generally lower rates of interest prevailing in recent periods, demand for adjustable-rate, single-family residential mortgage loans in our primary market decreased as consumer preference for fixed-rate loans increased. In order to meet the demands of the marketplace, Oswego County Savings initiated its fixed-rate residential mortgage loan program.


           Pursuant to underwriting guidelines adopted by the Board of Trustees, Oswego County Savings will lend up to 95% of the appraised value of the property securing a single-family residential loan, and generally requires borrowers to obtain private mortgage insurance on the portion of the principal amount of the loan that exceeds 80% of the appraised value of the security property. Oswego County Savings generally requires title insurance insuring the priority and validity of its mortgage lien, as well as fire and extended coverage casualty insurance in order to protect the properties securing its residential and other mortgage loans. Borrowers may be required to advance funds, with each monthly payment of principal and interest, to a loan escrow account from which the Bank makes disbursements for items such as real estate taxes, hazard insurance premiums and mortgage insurance premiums as they become due. The properties securing all of Oswego County Savings' mortgage loans are appraised by independent appraisers licensed in New York State.


           Home equity loans are originated by Oswego County Savings for up to 75% of the appraised value, less the amount of any existing prior liens on the property. We secure our home equity loans with a mortgage on the property (generally a second mortgage) and will originate the loan even if another institution holds the first mortgage. There is a maximum term of five years on fixed-rate and 15 years on adjustable-rate home equity loans. At December 31, 1998, home equity loans totaled $1.8 million or 2.6% of Oswego County Savings' total loans. We recently began offering home equity lines of credit in amounts of up to 80% of the appraised value, or 90% if we already have a first lien on the property, less the amount of existing prior liens.

           Consumer Loans. Oswego County Savings may make loans for a wide variety of personal or consumer purposes. At December 31, 1998, $2.0 million or 3.0% of Oswego County's total loans consisted of consumer loans. We originate consumer loans in order to provide a full range of financial services to our customers and because such loans generally have shorter terms and higher interest rates than single-family residential mortgage loans. The consumer loans offered by Oswego County Savings include loans secured by deposit accounts, automobile loans, recreational vehicle loans, boat loans and other miscellaneous secured and unsecured personal consumer loans.

           Oswego County Savings' loans secured by deposit accounts amounted to $248,000 or .37% of Oswego County's total loans at December 31, 1998. Such loans are originated for up to 100% of the account balance, with a hold placed on the account restricting the withdrawal of the account balance. The interest rate on the loan is typically equal to the interest rate paid on the deposit account plus 3.0%. We offer automobile loans on both new and used vehicles, with most of the loans secured by used vehicles. Our automobile loans have terms of up to five years and have fixed interest rates. Automobile loans amounted to $529,000 or 0.78% of total loans at December 31, 1998. Our unsecured personal lines of credit and loans amounted to $426,000 and $585,000, respectively, at December 31, 1998.

           Consumer loans generally have shorter terms and higher interest rates than mortgage loans but generally involve more credit risk than mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral. In addition, consumer lending collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness and personal bankruptcy. In most cases, any repossessed collateral for a defaulted consumer loan will not provide an adequate source of repayment of the outstanding loan balance because of improper repair and maintenance of the underlying security. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. Oswego County Savings believes that the generally higher yields earned on consumer loans compensate for the increased credit risk associated with such loans and that consumer loans are important to its efforts to increase rate sensitivity, shorten the average maturity of its loan portfolio and provide a full range of services to its customers.


           Commercial Mortgage Loans. At December 31, 1998, $9.0 million or 13.2% of Oswego County Savings' total loans consisted of commercial mortgage loans. At December 31, 1998, our commercial mortgage loan portfolio consisted of 72 loans with an average balance of approximately $124,000. A majority of our commercial mortgage loans are secured by mixed-use (partly commercial and partly residential) and by apartment buildings located in primary market area.

           Commercial mortgage lending is generally considered to involve a higher degree of risk than single-family residential lending. Such lending typically involves large loan balances concentrated in a single borrower or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties is typically dependent on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market or in the economy generally.

           Commercial Business Loans. Oswego County Savings had $265,000 in commercial business loans at December 31, 1998. Prior to 1998, we had not been an active originator of commercial business loans. However, we have implemented a new commercial loan policy and have hired an experienced commercial loan underwriter, and we expect to increase the amount of commercial business loans which we originate. We plan to concentrate our efforts on making commercial business loans in amounts of $50,000 to $1.0 million to small to medium sized businesses located in our market area. We have targeted commercial business loans for expansion due to the generally higher yields of such loans, their relatively short terms and the prevalence of adjustable or floating rates of interest.

           Commercial business loans generally are deemed to involve a greater degree of risk than single-family residential mortgage loans. While commercial business lending is relatively new to us and we are attempting to aggressively increase our originations of commercial business loans, Oswego County Savings has hired an experienced commercial loan officer and has implemented policies and procedures for commercial business lending which we think are prudent.

           Loan Origination Fees. In addition to interest earned on loans, we receive loan origination fees or "points" on the origination of commercial mortgage loans. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan.


Asset Quality


           General. When a borrower fails to make a required payment on a loan, we attempt to cure the deficiency by contacting the borrower and seeking payment. Late charges are generally imposed following the tenth day after a payment is due on consumer loans and the fifteenth day after a payment is due on mortgage loans. In most cases, deficiencies are cured promptly. If a delinquency extends beyond 30 days, the loan and payment history is reviewed and efforts are made to collect the loan. While Oswego County Savings generally prefers to work with borrowers to resolve such problems, when the account becomes 60 to 90 days delinquent, we institute foreclosure or other proceedings, as necessary, to minimize any potential loss.

           A loan is placed on non-accrual status when it is 90 days or more past due. In addition, Oswego County Savings places any loan on non-accrual status if any part of it is classified as doubtful (or loss or if any part has been charged off.) When a loan is placed on non-accrual status, total interest accrued and unpaid to date is reversed and charged to interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

           Real estate acquired by Oswego County Savings as a result of foreclosure or by deed-in-lieu of foreclosure under generally accepted accounting principles are classified as real estate owned until sold. Real estate owned properties are carried at the lower of fair value minus estimated costs to sell the property, or cost (generally the balance of the loan on the property at the date of acquisition). Writedowns from recorded investments to estimated fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized. Adjustments to carrying value of such properties that result from subsequent declines in fair value are charged to operations in the period in which the decline occurs.

           Delinquent Loans. The following table sets forth information concerning delinquent loans at December 31, 1998 and 1997, in dollar amount and as a percentage of Oswego County Savings' total loan portfolio. The amounts presented are the total outstanding principal balances of the related loans, rather than the actual payment amounts which were past due.


                                                                       At December 31, 1998
                         -----------------------------------------------------------------------------------------------------------
                               Residential
                              Mortgages and           Commercial           Commercial          Consumer
                            Home Equity Loans(1)      Mortgages              Loans               Loans                  Total
                         -----------------------   ----------------      ---------------    ----------------      ------------------

                             Amount        %       Amount        %       Amount       %     Amount         %       Amount       %
                             ------       ---      ------       ---      ------      --     ------        --       ------      --
                                                                               (Dollars in Thousands)

Loans delinquent
  for:
  30 - 59 days               $1,655       2.30%        $51      .07%      --         --        $ 9       .01%      $1,715     2.38%
  60 - 89 days                  150        .21          --       --       --         --         11       .02          161      .22
  90 days and over              630        .87         637      .88       --         --          7       .01        1,274     1.77
                             ------       ----         ---      ---      ---        ---        ---       ---       ------     ----
Total delinquent
  loans                      $2,435       3.38%       $688      .95%      --         --        $27       .04%      $3,150     4.37%
                             ======       ====        ====      ===      ===        ===        ===       ===       ======     ====
----------
(1) Includes loans for sale.

                                                                       At December 31, 1997
                         -----------------------------------------------------------------------------------------------------------
                                 Residential
                                Mortgages and          Commercial          Commercial          Consumer
                              Home Equity Loans        Mortgages             Loans               Loans                  Total
                         -----------------------   ----------------      ---------------    ----------------      ------------------

                             Amount        %       Amount        %       Amount       %     Amount         %       Amount       %
                             ------       ---      ------       ---      ------      --     ------        --       ------      --
                                                                               (Dollars in Thousands)

Loans delinquent
  for:
  30 - 59 days               $2,693       3.35%       $135      .17%     $--         --%       $ 8       .01%      $2,836     3.53%
  60 - 89 days                  343        .43          --       --       --         --         11       .02          354      .43
  90 days and over            1,105       1.37         520      .65       --         --          2       .00        1,627     2.02
                             ------       ----        ----      ---      ---        ---        ---       ---       ------     ----
Total delinquent
  loans                      $4,141       5.15%       $655      .82%     $--         --%       $21       .03%      $4,817     5.98%
                             ======       ====        ====      ===      ===        ===        ===       ===       ======     ====


           Non-Performing Assets. The following table sets forth the amounts and categories of Oswego County Savings' non-performing assets at the dates indicated.

                                                                      At December 31,
                                                   -------------------------------------------------
                                                       1998              1997                 1996
                                                      ------            ------               -----
                                                                   (Dollars in Thousands)

Non-accruing loans:
   Residential mortgages and home equity loans      $1,017               $1,323              $2,029
   Commercial mortgages                                671                  449                 122
   Consumer                                             --                    2                  29
   Commercial                                           --                   --                  --
                                                    ------               ------              ------
        Total                                       $1,688               $1,774              $2,180
                                                    ======               ======              ======

Foreclosed assets:
  Residential real estate                              128                  514                 403
  Commercial real estate                                67                   85                  88
                                                    ------               ------              ------
  Consumer                                              --                   --                   -
                                                    ------               ------              ------
  Commercial                                            --                   --                   -
                                                    ------               ------              ------
     Total                                          $  195               $  599              $  491
                                                    ======               ======              ======


Total non-performing assets                         $1,883               $2,373              $2,671
                                                    ======               ======              ======

Total as a percentage of total assets                 1.70%                2.12%               2.31%
                                                    ======               ======              ======


           Oswego County Savings had no accruing loans which were more than 90 days delinquent at December 31, 1998, 1997 or 1996. If all non-accruing loans had been current in accordance with their terms during the years ended December 31, 1998 and 1997, additional interest income on such loans would have amounted to $81,000 and $122,000, respectively.

           Classified Assets. Federal regulations require that each insured savings bank classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. Assets classified as substandard or doubtful require the institution to establish general allowances for loan and lease losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge-off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. Federal examiners may disagree with an insured institution's classifications and amounts reserved.

           Exclusive of any assets classified as loss which have been fully reserved or charged-off, Oswego County Savings' classified assets at December 31, 1998 consisted of $1.3 million of assets classified as substandard, which represented 1.1% of total assets. We had no loans classified as doubtful or loss at such date.


           Allowance for Loan Losses. At December 31, 1998, our allowance for loan losses amounted to $1.1 million or 1.58% of the total loan portfolio. Oswego County Savings' loan portfolio consists primarily of residential mortgage, home equity and commercial mortgage loans and, to a lesser extent, consumer loans and commercial loans. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the adequacy of the allowance for loan losses. The allowance for loan losses consists of amounts specifically allocated to non-performing loans and potential problem loans (if any) as well as allowances determined for each major loan category. Loan categories such as single-family residential mortgages and consumer loans are generally evaluated on an aggregate or "pool" basis by applying loss factors to the current balances of the various loan categories. The loss factors are determined by management based on an evaluation of historical loss experience, delinquency trends, volume and type of lending conducted, and the impact of current economic conditions in our market area. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require Oswego County Savings to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.


           The following table sets forth an analysis of Oswego County Savings' allowance for loan losses during the periods indicated.



                                                       Year Ended December 31,
                                                      --------------------------

                                                        1998              1997
                                                      --------          --------
                                                          (Dollars in Thousands)

Total loans outstanding at end of period(1)           $67,795           $80,460
                                                      =======           =======

Average loans outstanding(2)                          $75,648           $83,388
                                                      =======           =======

Allowance for loan losses at beginning of period      $ 1,409           $ 1,583
   Charge-offs(3)                                        (526)             (724)
   Recoveries                                              65                25
                                                      -------           -------
   Net charge-offs                                       (461)             (699)
Provision for loan losses                                 120               525
                                                      -------           -------
Allowance for loan losses at end of period            $ 1,068           $ 1,409
                                                      =======           =======

Allowance for loan losses as a percent of
 total loans outstanding(1)                              1.58%             1.75%
                                                         ====              ====
Ratio of net charge-offs to average loans
   outstanding(2)                                        0.61%             0.84%
                                                         ====              ====
----------------------
(1)  Excludes loans held for sale.
(2)  Includes loans held for sale.
(3) Charge-offs in 1998 and 1997 primarily consisted of nonowner occupied multifamily loans.

           The following table presents the allocation of Oswego County Savings' allowance for loan losses by type of loan at each of the dates indicated.


                                                          At December 31,
                              ---------------------------------------------------------------------
                                           1998                                 1997
                              -------------------------------     ---------------------------------
                                                     Loan                                  Loan
                                                   Category                              Category
                                    Amount          as a %             Amount             as a %
                                      of           of Total              of              of Total
                                  Allowance         Loans            Allowance            Loans
                              ---------------   -------------     --------------      ------------
                                                         (Dollars in Thousands)

Residential mortgages and
    home equity loans              $ 527             83.40%             $  702             83.78%
Commercial mortgages                 408             13.20                 550             13.85
Commercial loans                       9              0.39                   5              0.34
Consumer loans                        42              3.01                  38              2.03
Unallocated                           82                --                 114                -
                                  ------             -----              ------             -----

Total                             $1,068              $100%             $1,409               100%
                                  ======             =====              ======             =====


Securities


           Oswego County Savings has authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies and of state and municipal governments, certain corporate securities, certificates of deposit at federally insured banks and savings institutions and federal funds. Each purchase of a security is ratified by the Board of Trustees and the Asset Liability Management Committee.


           Oswego County Savings' securities portfolio's largest component are securities issued by U.S. government-sponsored agencies which had a carrying value of $20.3 million or 71.0% of the portfolio as of December 31, 1998. As of that same date, the portfolio also included $1.0 million of U.S. Treasury securities, $4.2 million of general obligations of corporations and municipalities and $3.1 million of mortgage-backed securities.


           At December 31, 1998, Oswego County Savings' investment securities portfolio had an amortized cost of $28.5 million or 25.7% of total assets as of such date. The amortized cost of securities classified as held to maturity at December 31, 1998 was $13.7 million with a fair value of $13.8 million. The amortized cost and fair value of securities available for sale at December 31, 1998 were both $14.8 million.

           The following table sets forth certain information relating to Oswego County Savings' securities portfolio at the dates indicated.



                                                                                 At December 31,
                                                       ----------------------------------------------------------------------
                                                                    1998                                     1997
                                                       --------------------------            --------------------------------
                                                       Amortized           Fair              Amortized                Fair
                                                         Cost              Value                Cost                  Value
                                                       ---------         --------            ---------              ---------
                                                                               (Dollars in Thousands)

Securities available for sale
Debt securities:
   United States Treasury                               $ 1,007           $ 1,020               $ 4,017                $ 4,027
   United States Government
      agency obligations                                 13,776            13,762                 6,893                  6,892
                                                        -------           -------               -------                -------
           Total debt securities                         14,783            14,782                10,910                 10,919
Equity securities - corporate
    stocks                                                    2                 2                     2                      2
                                                        -------           -------               -------                -------
           Total securities available
             for sale                                    14,785            14,784                10,912                 10,921
                                                        -------           -------               -------                -------

Securities held to maturity
Debt securities:
    Corporate and municipal securities                    4,125             4,156                 4,809                  4,823
    Mortgage-backed securities:
           GNMA                                           2,164             2,150                    62                     65
           FNMA                                             426               419                    54                     56
           FHLMC                                             22                23                    29                     30
           Small Business
             Administration                                 503               500                    --                     --
    United States Government
      agency obligations                                  6,491             6,544                 2,338                  2,348
    United States Treasury                                   --                --                 3,149                  3,153
           Total securities held to
             maturity                                    13,731            13,792                10,441                 10,475
                                                        -------           -------               -------                -------

            Total securities                            $28,516           $28,576               $21,353                $21,396
                                                        =======           =======               =======                =======


           Mortgage-Backed Securities. Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government-sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as Oswego County Savings. Such U.S. Government agencies and government-sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include Freddie Mac, Fannie Mae and Ginnie Mae.

           Freddie Mac, which is a corporation chartered by the U.S. Government, issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities. Ginnie Mae is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. The timely payment of principal and interest on GNMA securities is guaranteed by the GNMA and backed by the full faith and credit of the U.S. Government. Because these government sponsored agencies were established to provide support for low- and middle-income housing, there are limits to the maximum size of loans that qualify for these programs. To accommodate larger-sized loans, and loans that, for other reasons, do not conform to the agency programs, a number of private institutions have established their own home-loan origination and securitization programs.


           Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages.


           At December 31, 1998, the amortized cost and fair value of Oswego County Savings' mortgage-backed securities amounted $3.1 million, which represented 2.8% of our total assets at that date. All of Oswego County Savings' $3.1 million of mortgage-backed securities at December 31, 1998 were insured or guaranteed by Ginnie Mae, Freddie Mac, the Small Business Administration and Fannie Mae, and all of those securities were classified as held to maturity. Approximately 95.0% of our mortgage-backed securities had adjustable rates of interest at December 31, 1998.

           Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer the investor nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of Oswego County Savings.

           The following table sets forth the activity in our mortgage-backed securities portfolio during the periods indicated.


                                          At or For the Year Ended December 31,
                                          -------------------------------------
                                          1998                           1997
                                          ----                           ----
                                                 (Dollars in Thousands)
Mortgage-backed securities at
  beginning of period (amortized cost)    $  145                         $179
Purchases                                  3,425                           --
Repayments                                  (448)                         (34)
Discount accretion, net                       (7)                          --
                                          ------                         ----
Mortgage-backed securities at end
  of period (amortized cost)              $3,115                         $145
                                          ======                         ====
Mortgage-backed securities at end
  of period (fair value)                  $3,092                         $151
                                          ======                         ====
Weighted average yield at end of
  period                                    6.91%                        8.03%

Sources of Funds



           General. Deposits are the primary source of Oswego County Savings' funds for lending and other investment purposes. In addition to deposits, we derive funds from principal and interest payments on loans and mortgage-backed securities. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. While we generally have not used borrowings as a source of funds, they may be used on a short-term basis to compensate for reductions in the availability of funds from other sources, or on a longer term basis for general business purposes.

           Deposits. Oswego County Savings' deposit products include a broad selection of deposit instruments, including demand deposits, money market deposits, savings deposits and time deposits. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

           Our deposits are obtained primarily from residents of Oswego County in New York State. We estimate that less than 1% of our current deposits are obtained from customers residing outside of New York State. We do not pay fees to brokers to solicit funds for deposit with Oswego County Savings or actively solicit negotiable-rate certificates of deposit with balances of $100,000 or more. Previous management of Oswego County Savings periodically would solicit larger ($100,000) certificates of deposit from out-of-state residents. In order to attract out-of-state deposits, we would pay higher rates. This practice was discontinued in 1997 and substantially all certificates of deposit from out-of-state residents matured in 1997 and 1998, and have not been renewed.

           We set interest rates, maturity terms, service fees and withdrawal penalties on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal and state regulations.

           The following table sets forth activity in our deposits during the periods indicated.

                                          Year Ended December 31,
                                     --------------------------------
                                      1998                       1997
                                      ----                       ----
                                           (Dollars in Thousands)
Beginning balance                     $97,899                  $102,015
                                      -------                  --------
Net decrease before
  interest credited(1)                 (4,723)                   (7,854)
Interest credited                       3,388                     3,738
                                      -------                  --------
Net decrease in deposits               (1,335)                   (4,116)
                                      -------                  --------
Ending balance                        $96,564                  $ 97,899
                                      =======                  ========

---------------------

(1) The information provided is net of deposits and withdrawals because the gross amount of deposits and withdrawals is not readily available.


           The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by Oswego County Savings at the dates indicated.

                                                             December 31,
                               ------------------------------------------------------------------
                                              1998                                 1997
                               ------------------------------------------------------------------
                                  Amount               %            Amount                  %
                               ----------        --------         ----------           --------
                                                        (Dollars in Thousands)

Time deposits:
  2.00% - 3.99%                    $    34           0.03%              $    --               --%
  4.00% - 5.99%                     33,724          34.92                33,071            33.78
  6.00% - 7.99%                     4, 489           4.66                 6,626             6.77
                                   -------         ------               -------           ------
    Total time deposits:            38,247          39.61                39,697            40.55
                                   -------         ------               -------           ------
Transaction accounts:
Savings deposits                    46,365          48.02                47,970            49.00
Money market deposits                  322           0.33                   566             0.58
Demand deposits                     11,630          12.04                 9,666             9.87
                                   -------         ------               -------           ------
    Total transaction
        accounts                    58,317          60.39                58,202            59.45
                                   -------         ------               -------           ------
    Total deposits                 $96,564         100.00%              $97,899           100.00%
                                   =======         ======               =======           ======

           The following table presents the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.


                                        Year Ended December 31,
                           -------------------------------------------------
                                  1998                          1997
                           -------------------         ---------------------
                                       Average                       Average
                           Average       Rate          Average        Rate
                           Balance       Paid          Balance        Paid
                           -------     -------         -------       -------
                                            (Dollars in Thousands)
NOW                        $   595       2.34%         $     --           --%
Savings deposits            47,346       2.40            49,883         3.01
Demand deposits             10,474        --              9,217           --
Money market deposits          500       2.73               793         2.68
Time deposits               38,257       5.41            40,708         5.44
                           -------       ----          --------         ----

Total deposits             $97,172       3.91%         $100,601         4.09%
                           =======       ====          ========         ====


           The following table shows the interest rate and maturity information for our certificates of deposit at December 31, 1998.



                                                                            Maturity Date
                  ------------------------------------------------------------------------------------------------------------------
                                            Over six
                      Six Months             Months                Over 1                Over 2               Over 3
                        or Less             to 1 Year            to 2 Years            to 3 Years             Years          Total
                  ------------------   ------------------   ------------------    ------------------    --------------    ----------
                                                               (Dollars in Thousands)

Amount                $16,949                $11,350              $4,122                $1,897              $3,929         $38,247
Average Rate             5.12%                  5.17%               5.65%                 5.48%               5.83%           5.29%


           The following table sets forth the maturities of our certificates of deposit having principal amounts of $100,000 or more at December 31, 1998.


     Certificates of deposit maturing
            in quarter ending:                         Amount
     --------------------------------            -------------------
                                               (Dollars in Thousands)
     March 31, 1999                                    $  417
     June 30, 1999                                      1,996
     September 30, 1999                                   718
     After September 30, 1999                           2,447
                                                       ------
     Total certificates of deposit with
       balances of $100,000 or more                    $5,578
                                                       ======


Subsidiaries


           Oswego County Savings currently has no subsidiaries.

Legal Proceedings


           Oswego County Savings is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, we believe to be immaterial to our financial condition and results of operations.


Employees


           Oswego County Savings had 48 full-time employees and six part-time employees at December 31, 1998. None of these employees is represented by a collective bargaining agent, and we believe that we enjoy good relations with our personnel.

Properties

           The following table sets forth certain information relating to Oswego County Savings' offices at December 31, 1998.


                                          Net Book Value
                           Owned    of Property and Leasehold      Deposits at
                             or           Improvement at          December 31,
       Location            Leased       December 31, 1998             1998
-----------------------   --------  -------------------------     -------------
Executive Office:                      (Dollars in Thousands)

44 East Bridge Street
Oswego, New York 13126      Owned              $165                 $43,020


Branch Offices:

4879 N Jefferson Street
Pulaski, New York 13142     Owned              357                   29,705

1930 Rt. 3 West
Fulton, New York 13069      Owned              143                   14,374

30 W. Utica Street
Oswego, New York 13126      Owned              903                    9,465
                                                                    -------
                                                                    $96,564
                                                                    =======



           In addition to the above, we have contracted to purchase a building at 700 North Main Street, Route 11 in North Syracuse, New York. We plan to open a new branch office at this site in the summer of 1999.

                              How We Are Regulated

General


           Oswego County Savings is a New York-chartered mutual savings bank, and its deposit accounts are fully insured by the FDIC. Oswego County Savings is subject to extensive regulation by both the Department and the FDIC. After the reorganization, Oswego County will be a New York-chartered stock savings bank with deposits insured by the FDIC and will continue to be subject to extensive regulation by the Department and the FDIC. Except as otherwise indicated below, the discussion that follows of the regulations that currently apply to Oswego County Savings will apply to the same extent to Oswego County Savings after the reorganization.

           Oswego County Savings must file reports with the Department and the FDIC concerning its activities and financial condition. Oswego County Savings must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions and opening or acquiring branch offices. The Department and the FDIC periodically examine Oswego County Savings' compliance with various regulatory requirements to ensure that Oswego County Savings is being operated in a safe and sound manner. This regulation and supervision is intended primarily for the protection of the deposit insurance funds and depositors. The regulatory authorities have extensive discretion in exercising their supervisory and enforcement activities, including the setting of policies regarding asset classification and loan loss reserves.

           Oswego County Bancorp, as a bank holding company, is required to file certain reports with, and otherwise comply with, the rules and regulations of the Federal Reserve Board and the Department. As a publicly held company, Oswego County Bancorp is also subject to rules and regulations of the SEC under the federal securities laws. Any change in the regulations governing Oswego County Savings or Oswego County Bancorp, whether by a bank regulatory agency or through legislation, could have a material adverse impact on Oswego County and Oswego County Bancorp and their operations and shareholders. The following is a summary of laws and regulations applicable to Oswego County Savings, Oswego County Bancorp and Oswego County MHC.


New York Regulation of Oswego County Savings


           Powers. Oswego County Savings derives its lending, investment and other powers primarily from provisions of the New York Banking Law and regulations. Under these laws and regulations, savings banks, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. A savings bank may also exercise trust powers upon approval of the New York Banking Board. The exercise of these lending, investment and other powers, however, may be limited by federal law and regulations. See "-- Federal Regulation of Oswego County Savings -- Activity Restrictions on State-Chartered Banks."

           Community Reinvestment Act. The New York Banking Law, like the federal Community Reinvestment Act discussed below, requires New York banking institutions to serve the credit needs of its local community. Under the regulations, the Department makes biennial community reinvestment evaluations of each banking institution and assesses each institution's compliance with the New York regulations for community reinvestment. Oswego County Savings' latest rating from the Department was "satisfactory."

           Limitations on Dividends. Under the New York Banking Law, Oswego County Savings will not be able to declare, or pay any dividends if capital is impaired or would be impaired as a result of the dividend. In addition, the New York Banking Law provides that Oswego County Savings cannot declare or pay dividends in any calendar year in excess of its "net profits" for that year combined with its "retained net profits" of the two preceding years, less any required transfer to surplus or a fund for the retirement of preferred stock, without prior regulatory approval.

           Enforcement. Under the New York Banking Law, the New York Superintendent may issue an order to a banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. The New York Superintendent also has authority to take possession of a New York banking organization under certain circumstances, including when it appears that the banking organization is conducting its business in an unauthorized or unsafe manner, is in an unsound or unsafe condition to transact its business or has an impairment of its capital.


Federal Regulation of Oswego County Savings


           Capital Requirements. The FDIC has adopted risk-based minimum capital regulations for insured state nonmember banks, such as Oswego County Savings. The regulations establish a systematic framework that makes regulatory capital requirements more sensitive to differences in risk profiles among insured depository institutions. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital required for the categories perceived as representing greater risk. State nonmember banks must maintain a minimum ratio of qualifying total capital to risk-weighted assets of 8.0%, and a minimum ratio of Tier 1 capital to risk-weighted assets of 4.0%. Tier 1 capital includes common equity, certain noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets except mortgage servicing rights and purchased credit card relationships. Total capital consists of Tier 1 capital plus supplementary (Tier 2) capital which includes, among other items, cumulative perpetual and long-term, limited-life, preferred stock, mandatory convertible securities, certain hybrid capital instruments, term-subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. In addition, insured state nonmember banks must maintain a ratio of Tier 1 capital to average total assets (leverage ratio) of at least 3% to 5%, depending on the bank's CAMELS rating.

           Capital requirements higher than these minimum requirements may be established for a particular bank if the FDIC determines that a bank's capital is, or may become, inadequate in view of its particular circumstances. Individual minimum capital requirements may be appropriate if a bank is receiving special supervisory attention, has a high degree of exposure to interest rate risk or poses other safety and soundness concerns. Oswego County currently is not subject to any individually imposed minimum capital requirements.


           Failure to meet capital guidelines could subject Oswego County Savings to a variety of enforcement actions, including issuance of a capital directive, the termination of deposit insurance, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, additional restrictions can be imposed upon banks that fail to meet applicable capital requirements under the FDIC's prompt corrective action regulations.

           The FDIC assesses Oswego County Savings' exposure to declines in the economic value of the bank's capital due to changes in interest rates when assessing the bank's capital adequacy. FDIC examiners will evaluate Oswego County Savings' capital for interest rate risk on a case-by-case basis, with consideration of both quantitative and qualitative factors. Applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital.

           Activity Restrictions on State-Chartered Banks. Section 24 of the Federal Deposit Insurance Act generally limits the activities and investments that state-chartered insured banks and their subsidiaries may engage in as principals to those permissible for national banks and their subsidiaries, except for certain exemptions. Any bank that held, at the time of passage of
Section 24, an impermissible investment or engaged in an impermissible activity and that did not receive FDIC approval to retain the investment or to continue the activity was required to submit to the FDIC a plan for divesting of the investment or activity as quickly and prudently as possible.


           Enforcement. The FDIC has extensive enforcement authority over Oswego County Savings. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

           The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state bank if that bank is "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible equity to total assets that is equal to or less than 2%. See "-- Prompt Corrective Action." The FDIC may also appoint a conservator or receiver for a state bank on the basis of the institution's financial condition or upon the occurrence of certain events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) likelihood that a bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and (5) insufficient capital. In the event of any such appointment, it is likely that stockholders of the institution would not receive anything for their interests in the institution.

           Deposit Insurance. Oswego County Savings pays insurance premiums to the FDIC for its deposit insurance. The FDIC implements a risk-based deposit insurance assessment system. Deposit insurance assessment rates currently are within a range of $0.00 to $0.27 per $100 of insured deposits, depending on the assessment risk classification assigned to each institution. Oswego County Savings expects to incur no deposit insurance assessments for the first half of 1999. However, the deposit insurance assessments imposed by the FDIC are subject to change. The deposits of all financial institutions insured by the Bank Insurance Fund of the FDIC are also subject to a special assessment. For the quarter ended March 31, 1999, the special assessment is .0122% of an insured institution's eligible deposits.


           FDIC insurance on deposits may be terminated by the FDIC, after notice and hearing, upon a finding by the FDIC that the insured bank has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition to continue operations as an insured bank, or has violated any applicable law, regulation, rule or order of, or condition imposed by or written agreement entered into with the FDIC.


           Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by FDIC regulations, a savings bank has an obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The Community Reinvestment Act requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution.


           The FDIC rates an institution based on its actual performance in meeting community needs. The evaluation system focuses on a lending test, an investment test, and a service test.


           In its most recent examination for community reinvestment performance, Oswego County Savings received a "Satisfactory" rating from the FDIC.


           Safety and Soundness Standards. Oswego County Savings is subject to certain FDIC standards designed to maintain the safety and soundness of individual banks and the banking system. The FDIC has prescribed safety and soundness guidelines relating to (1) internal controls, information systems and internal audit systems; (2) loan documentation; (3) credit underwriting; (4) interest rate exposure; (5) asset growth and quality; (6) earnings; and (7) compensation and benefit standards for officers, directors, employees and principal stockholders. The guidelines are intended to set out standards that the FDIC will use to identify and address problems at institutions before capital becomes impaired. Institutions are required to, among other things, establish and maintain a system to identify problem assets and prevent deterioration of those assets in a manner commensurate with their size and the nature and scope of their operations. Furthermore, institutions must establish and maintain a system to evaluate and monitor earnings to ensure that earnings are sufficient to maintain adequate capital and reserves.


           A bank not meeting one or more of the safety and soundness guidelines may be required to file a compliance plan with the FDIC. In the event that an institution were to fail to submit an acceptable compliance plan or fail in any material respect to implement an accepted compliance plan within the time allowed by the FDIC, the institution would be required to correct the deficiency and the FDIC would also be authorized to: (1) restrict asset growth; (2) require the institution to increase its ratio of tangible equity to assets; (3) restrict the rates of interest that the institution may pay; or (4) take any other action that would better carry out the purpose of the corrective action. Oswego County Savings believes it was in compliance with all such safety and soundness guidelines as of the date of this prospectus.


           Prompt Corrective Action. Under the FDIC's prompt corrective action regulations, insured institutions will be considered:

           (1) "well capitalized" if the institution has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater provided that the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specified capital level for any capital measure;

           (2) "adequately capitalized" if the institution has a total risk-based capital ratio of 8% or greater, a Tier 1 risk based capital ratio of 4% or greater and a leverage ratio of 4% or greater (3% or greater if the institution is rated composite CAMELS 1 in its most recent report of examination and is not experiencing or anticipating significant growth);

           (3) "undercapitalized" if the institution has a total risk-based capital ratio that is less than 8%, or a Tier 1 risk-based ratio of less than 4% and a leverage ratio that is less than 4% (3% if the institution is rated composite CAMELS 1 in its most recent report of examination and is not experiencing or anticipating significant growth);

           (4) "significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6%, Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3%; and

           (5) "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2%.

           Under certain circumstances, the FDIC can reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized). At December 31, 1998, Oswego County Savings was classified as a "well capitalized" institution.

           An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to the FDIC. An undercapitalized institution also is generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the FDIC may take any other action that it determines will better carry out the purpose of prompt corrective action initiatives.

           Dividend Restrictions. Oswego County Savings is not permitted to pay dividends if, as the result of the payment, it would become undercapitalized, as defined in the prompt corrective action regulations of the FDIC. In addition, if Oswego County Savings becomes "undercapitalized" under the "prompt corrective action" initiatives of the FDIC, payment of dividends would be prohibited without the prior approval of the FDIC. Oswego County Savings also could be subject to these dividend restrictions if the FDIC determines that Oswego County Savings is in an unsafe or unsound condition or engaging in an unsafe or unsound practice.


           Required Reserves. Under Federal Reserve Board regulations, Oswego County Savings is required to maintain non-interest-earning reserves against its transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves of 3% be maintained against aggregate transaction accounts of $46.5 million or less (subject to adjustment) and an initial reserve of $1,395,000 plus 10% (subject to adjustment between 8% and 14%) against that portion of total transaction accounts in excess of $46.5 million. The first $4.9 million of otherwise reservable balances (subject to adjustments) are exempted from the reserve requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce Oswego County Savings' interest-earning assets.


Holding Company Regulation



           Federal Bank Holding Company Regulation. Upon consummation of the reorganization, the Oswego County MHC and Oswego County Bancorp, will become bank holding companies. Bank holding companies are subject to comprehensive regulation and regular examinations by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

           After the reorganization and stock offering, the Oswego County MHC and Oswego County Bancorp will be subject to capital adequacy guidelines for bank holding companies (on a consolidated basis) which are substantially similar to those of the FDIC for Oswego County Savings. On a pro forma consolidated basis after the reorganization and stock offering, the pro forma regulatory capital of Oswego County MHC and Oswego County Bancorp will exceed these requirements.

           Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.


           Under the Bank Holding Company Act, a bank holding company must obtain Federal Reserve Board approval before: (1) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares);
(2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.


           The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, have been identified by the Federal Reserve Board as activities closely related to the business of banking or managing or controlling banks.


           Interstate Banking and Branching. Federal law allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than the holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Federal Reserve Board is prohibited from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Individual states continue to have authority to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% statewide concentration limit referred to above.

           Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether the transaction is prohibited by the law of any state, unless the home state of one of the banks "opted out" by adopting a law which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. In response to the federal law, the State of New York enacted laws allowing interstate mergers and branching on a reciprocal basis.

           Federal law authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The appropriate federal banking agencies are required to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. The FDIC and Federal Reserve Board have adopted such regulations. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve. Should the FDIC determine that a bank interstate branch is not reasonably helping to meet the credit needs of the communities serviced by an interstate branch, the FDIC is authorized to close the interstate branch or not permit the bank to open a new branch in the state in which the bank previously opened an interstate branch.


           New York State Bank Holding Company Regulation. In addition to the federal bank holding company regulations, a bank holding company organized or doing business in New York State also may be subject to regulation under the New York State Banking Law. The term "bank holding company," for the purposes of the New York State Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the bank holding company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions. In general, a bank holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York State Banking Law. Neither Oswego County MHC nor Oswego County Bancorp will be a bank holding company for purposes of New York State law upon the effective date of the reorganization.

           Mutual Holding Company Regulation. Under New York law, the Oswego County MHC may exercise all powers and privileges of a New York-chartered mutual savings bank, except for the power of accepting deposits. The Oswego County MHC is also permitted to exercise all powers and engage in all activities permitted to a bank holding company under the Bank Holding Company Act.


           Dividend Waivers by the Oswego County MHC. It has been the policy of many mutual holding companies to waive the receipt of dividends declared by any savings institution subsidiary or mid-tier stock holding company. In connection with its approval of the reorganization, however, it is expected that the Federal Reserve Board will impose certain conditions on the waiver by the Oswego County MHC of the receipt of dividends declared on the common stock. In particular, the Oswego County MHC is expected to be required to obtain prior Federal Reserve Board approval before it may waive any dividends. To date, the Federal Reserve Board has not approved the waiver of dividends by mutual holding companies under its supervision.


           The terms of the Federal Reserve Board approval of the reorganization are also expected to require that the amount of any waived dividends will not be available for payment to minority stockholders and be excluded from capital for purposes of calculating dividends payable to minority stockholders. Moreover, the cumulative amount of any waived dividends must be maintained in a restricted capital account which would be added to any liquidation account of Oswego County Savings, and would not be available for distribution to minority stockholders. The restricted capital account and liquidation account amounts would not be reflected in Oswego County Savings' financial statements or the notes thereto, but would be considered as a notational or memorandum account of Oswego County Savings, and would be maintained in accordance with the rules, regulations and policy of the Office of Thrift Supervision as administered by the Federal Reserve Board, and any other rules, regulations and policies adopted by the Federal Reserve Board.


           Management does not believe that the Oswego County MHC will initially waive dividends declared by Oswego County Bancorp. If the Oswego County MHC decides that it is in its best interest to waive a particular dividend to be paid by Oswego County Bancorp, and the Federal Reserve Board approves the waiver, then Oswego County Bancorp would pay dividends only to minority stockholders, and the amount of the dividend waived by the Oswego County MHC would be treated in the manner described above. Oswego County MHC's decision to waive a particular dividend will depend on a number of factors, including the Oswego County MHC's capital needs, the investment alternatives available to the Oswego County MHC as compared to those available to Oswego County Bancorp, and regulatory approvals. There can be no assurance (1) that after the reorganization the Oswego County MHC will waive dividends paid by Oswego County Bancorp, (2) that the Federal Reserve Board will approve any dividend waivers by the Oswego County MHC or (3) of the terms that may be imposed by the Federal Reserve Board on any dividend waiver.

           Conversion of Oswego County MHC to Stock Form. New York law, regulations of the Department and the plan of reorganization permit Oswego County MHC to convert from the mutual to the capital stock form of organization (a "conversion transaction"). There can be no assurance when, if ever, a conversion transaction will occur, and the board of trustees has no current intention or plan to undertake a conversion transaction. In a conversion transaction, the Oswego County MHC and Oswego County Bancorp would merge with and into Oswego County Savings with Oswego County Savings as the resulting entity. A conversion transaction may be structured in other ways to comply with applicable regulatory requirements. In a conversion transaction, each share of common stock outstanding immediately prior to the completion of the conversion transaction held by persons other than the Oswego County MHC would be automatically converted into and become the right to receive a number of shares of common stock of the resulting entity determined pursuant to an exchange ratio that ensures that after the conversion transaction, the percentage of the to-be- outstanding shares of the resulting entity issued to minority stockholders in exchange for their common stock would be equal to the percentage of the outstanding shares of common stock held by minority stockholders immediately prior to the conversion transaction. The total number of shares held by minority stockholders after the conversion transaction also would be affected by any purchases by those persons in the offering that would be conducted as part of the conversion transaction. An appraiser will access the value of any assets other than Oswego County Bancorp stock held by Oswego County MHC. The value of those assets will cause a reduction in the number of shares issued to minority shareholders in a conversion transaction.

           In addition, if Oswego County MHC is permitted by state and federal regulators to waive dividends it would otherwise be entitled to receive as a shareholder of Oswego County Bancorp, the number of shares issued to minority stockholders in a mutual-to-stock conversion would be reduced to reflect the aggregate amount of dividends waived by the Oswego County MHC. To date, the Federal Reserve Board has not approved the waiver of dividends by mutual holding companies under its supervision.



                                    Taxation

Federal Taxation


           General. The Oswego County MHC, Oswego County Bancorp and Oswego County Savings will be subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Oswego County MHC, Oswego County Bancorp and Oswego County Savings. Oswego County Savings' federal income tax returns have been audited or closed without audit by the Internal Revenue Service through 1994.

           Method of Accounting. For federal income tax purposes, Oswego County Savings currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31. After the reorganization, Oswego County Bancorp and Oswego County Savings will file consolidated income tax returns on the accrual method. Oswego County MHC will file a separate return.

           Bad Debt Reserves. In August 1997, legislation was enacted that repealed the reserve method of accounting (including the percentage of taxable income method) previously used by many savings institutions to calculate their bad debt reserve for federal income tax purposes. Savings institutions with $500 million or less in assets may, however, continue to use the experience method. Oswego County Savings must recapture that portion of its tax bad debt reserve at December 31, 1995 which exceeded the amount that could have been taken under the experience method for post-1987 tax years. At December 31, 1995, Oswego County Savings' post-1987 excess reserves amounted to approximately $210,000. The recapture is occurring over a six-year period, which began on January 1, 1996. The legislation also requires savings institutions to account for bad debts for federal income tax purposes on the same basis as commercial banks for tax years beginning after December 31, 1995. This change in tax accounting method and recapture of excess bad debt reserves is adequately provided for in Oswego County Savings' deferred tax liability.


           At December 31, 1998, the total federal income bad debt tax reserves of Oswego County Savings were approximately $1,107,000, exclusive of the $105,000 post-1987 excess reserve which has not yet been recaptured.

           Charitable Contributions. A corporation's deduction for charitable contributions is limited to 10% of taxable income without regard to deductions for charitable contributions, Net operating loss carrybacks and capital loss carrybacks. Contributions which exceed the above limitation can be carried over to the five succeeding tax years.

           Distributions. Earnings appropriated to our bad debt reserve and claimed as a tax deduction including our supplemental reserves for losses will not be available for the payment of cash dividends or for distribution (including distributions made on dissolution or liquidation), unless we include the amount in income, along with the amount deemed necessary to pay the resulting federal income tax. If such amount is used for any purpose other than bad debt losses, including a dividend distribution or a distribution in liquidation, it will be subject to federal income tax at the then current rate.


           Capital Gains and Corporate Dividends-Received Deduction. Corporate net capital gains are taxed at a maximum rate of 35%. Corporations which own 20% or more of the stock of a corporation distributing a dividend may deduct 80% of the dividends received. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of the dividends received. However, a corporation that receives dividends from a member of the same affiliated group of corporations may deduct 100% of the dividends received.


           Minimum Tax. The alternative minimum tax (AMT) rules have been devised to ensure that at least a minimum amount of income tax is paid by high-income corporate taxpayers who take advantage of substantial tax savings due to the use of certain tax deductions and exemptions. In essence, the AMT functions as a recapture mechanism, reclaiming some of the tax deductions and credits utilized by these taxpayers when calculating their regular federal income tax liability. In general, a corporation's alternative minimum taxable income (AMTI) is equal to its regular taxable income, increased by its preference items for the year and adjusted by computing certain items under special rules that negate the acceleration of certain tax benefits which are available under the regular tax rules. The AMT rate is 20% of AMTI that exceeds the AMTI exemption amount, reduced by the alternative minimum tax foreign tax credit. Such preference items include adjustments for excess bad debts deductions, accelerated depreciation deductions and net operating loss carryovers.


           Net Operating Loss Carryovers. For tax years beginning after August 5, 1997, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 1998, the Bank had no net operating loss carryforwards for federal income tax purposes.


New York State Taxation


           General. Oswego County Savings and Oswego County Bancorp will report income on a combined calender year basis to New York State. The Oswego County MHC will not be included in the combined return. The franchise tax on banking corporations is imposed in an amount equal to the greater of: (a) 9% of "entire net income" allocable to New York State; (b) 3% of "alternative entire net income" allocable to New York State; (c) 0.01% of the average value of assets allocable to New York State; or (d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications. Alternative entire net income is equal to entire net income without certain modifications.

           Bad Debt Deduction. New York State enacted legislation in 1996, which among other things, decoupled the federal and New York State tax laws regarding thrift bad debt deductions and permits the continued use of Oswego County Savings debt reserve method under Section 593. Thus, provided Oswego County Savings continues to satisfy certain definitional tests and other conditions, it is permitted to continue to compute the annual for bad debt deduction using either a six year moving average experience method or a statutory percentage equal to 32% of Oswego County Savings' New York State taxable income.


                                   Management


Management of Oswego County Bancorp


           The board of directors of Oswego County Bancorp will consist of the same individuals who serve as trustees of Oswego County Savings. The board of directors of Oswego County Bancorp is divided into three classes, each of which contains approximately one-third of the board. The directors will be elected by the stockholders of Oswego County Bancorp for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Kreis and Schneible, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Frassinelli, and Heins, has a term of office expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. Brower, Shapiro and Walrath, has a term of office expiring at the third annual meeting of stockholders.

           The following individuals are the executive officers of Oswego County Bancorp and hold the offices set forth below opposite their name.


                                             Position Held with Oswego County
     Executive                 Age(1)                    Bancorp
--------------------------    -------   ----------------------------------------
Paul W. Scheible                50        Chairman of the Board
Gregory J. Kreis                52        President and Chief Executive Officer
Robert H. Hillick               51        Senior Vice President and Treasurer
Gregory H. May                  45        Senior Vice President
Judith S. Percy                 39        Senior Vice President
Mary E. Lilly                   43        Vice President
Ronald Tascarella               40        Vice President

-------------------------

(1)  As of December 31, 1998.

           The executive officers of Oswego County Bancorp are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the board of directors.

           Information concerning the principal occupations, employment and compensation of the directors and executive officers of Oswego County Bancorp during the past five years is set forth under "-- Management of Oswego County Savings." The Oswego County Bancorp initially will not compensate its directors or executive officers, but may determine that compensation for its directors is appropriate in the future. However, we do not anticipate providing separate compensation to them unless they devote significant time to the separate management of Oswego County Bancorp's affairs. We do not expect this to occur until Oswego County Bancorp becomes actively engaged in additional businesses other than holding the stock of Oswego County Savings.

Management of Oswego County Savings

           Because Oswego County Savings is a mutual savings bank, the members of its board of trustees have been appointed by other trustees. Upon completion of the reorganization and stock offering, the trustees of Oswego County Savings immediately prior to the stock offering will continue to serve Oswego County Savings in its stock form as directors until successors are elected and qualified. Currently, each trustee serves until December 31 of the year of his seventy-fifth birthday. Following the reorganization and stock offering, directors of Oswego County Savings will serve staggered three-year terms or until their successors are elected and qualified. Because Oswego County Bancorp will own all the issued and outstanding capital stock of Oswego County Savings following the reorganization and stock offering, the board of directors of Oswego County Bancorp will elect the directors of Oswego County Savings. Except for Mr. Brower who will not serve on the board of the Oswego County MHC, the persons who are serving as trustees of Oswego County Savings will also serve as trustees of the Oswego County MHC and as directors of Oswego County Bancorp upon consummation of the reorganization and stock offering.

           The following table sets forth certain information regarding the board of trustees of Oswego County Savings.


                                            Positions Held
                                                 With                  Trustee
  Name                   Age(1)         Oswego County Savings(1)        Since
-------------------     -------      -----------------------------    ---------


Michael R. Brower         48         Trustee                             1996
Bruce P. Frassinelli      59         Chairman of the Board               1995
Paul J. Heins             59         Trustee                             1989
Gregory J. Kreis          52         Trustee, President and Chief        1997
                                     Executive Officer
Paul W. Schneible         50         Trustee                             1996
Bernard Shapiro           72         Trustee                             1963
Carl K. Walrath           71         Trustee                             1974

-----------------------------

(1)  As of December 31, 1998.


Biographical Information

           The business experience of each trustee for at least the past five years is set forth below.

           Michael R. Brower. Mr. Brower is currently managing member and Chief Executive Officer of the Oswego Cranberry Company. Previously, Mr. Brower served as Executive Director, of the Oswego County Co-Operative Extension.

           Bruce P. Frassinelli. Mr. Frassinelli retired as of January 1, 1999. Previously, he was the publisher and editor of the Palladium Times Newspaper, Oswego, New York.


           Paul J. Heins. Mr. Heins is the owner of Paul's Big M Grocery Store, Oswego, New York.


           Gregory J. Kreis. Mr. Kreis has served as president and chief executive officer of Oswego County Savings since January 1997. Previously, Mr. Kreis served as president and chief executive office of Factory Point National Bank, Manchester, Vermont.


           Paul W. Schneible. Mr. Schneible is the owner of Paul W. Schneible, CPA, Accountants and Consultants, Oswego, New York.

           Bernard Shapiro. Mr. Shapiro is currently retired. Previously, Mr. Shapiro was the owner of a retail clothing store.

           Carl K. Walrath. Mr. Walrath is currently retired. Previously, Mr. Walrath owned an insurance agency.

Executive Officers Who Are Not Trustees

           Each of the executive officers of Oswego County Savings will retain his or her office following the reorganization. Officers are elected annually by the board of directors of Oswego County Savings. Information about the current position of each executive officer with Oswego County Savings who does not serve as a director and their business experience for at least the past five years is set forth below.

           Robert H. Hillick. Mr. Hillick has been vice president and treasurer since April 1997 and was promoted to senior vice president and treasurer in December 1998. From 1993 until April 1997, he was the internal auditor. He is a certified public accountant.

           Gregory H. May. Mr. May was promoted to senior vice president, consumer lending in December 1998. He joined Oswego County Savings in April 1997 as vice president, consumer lending. Prior to April 1997, he held a variety of mortgage-related positions in upstate New York and most recently was regional manager for the central region of Marine Midland Mortgage Company.

           Judith S. Percy. Ms. Percy was promoted to senior vice president, operations in December 1998. She is responsible for management information systems as well as internal operations and facilities management. Previously, she served as vice president of operations and has held a variety of positions at Oswego County Savings since June 1979.

           Mary E. Lilly. Ms. Lilly has been vice president, security and compliance since May 1997. Previously, she had worked in most areas of Oswego County Savings since starting in April 1974. Most recently she had managed the Pulaski branch office.

           Ronald Tascarella. Mr. Tascarella has been vice president, commercial lending since June 1998. He has worked at several banks in central New York in the commercial lending area since 1979. Most recently he had worked at Skaneateles Savings Bank and The Savings Bank of Utica.

Meetings and Committees of Oswego County Savings

           Oswego County Savings' board of trustees meets at least monthly and may have additional special meetings. During the fiscal year ended December 31, 1998, the board of trustees held 15 meetings. No trustee attended fewer than 75% in the aggregate of the total meetings of the board or committees on which the trustee served for fiscal 1998. There are currently three committees of the board of trustees consisting of the personnel and compensation committee, the loan committee and the executive committee.

Compensation of Trustees

           The chairman of the board of trustees receives $1,450 per board meeting while the other non-employee trustees receive $1,250 per meeting. In addition, the outside trustees receive $350 per committee meeting. Trustees receive a fee only for the board and committee meetings that they attend. Board fees are subject to periodic adjustment by the board of trustees.
See " -- Benefits -- Other Stock Benefit Plans."

Deferred Compensation Plan for Trustees


           In 1997, Oswego County Savings instituted a deferred compensation plan for trustees who may elect to defer all or part of their trustee fees to fund the plan. The plan provides that deferred fees are to be invested in mutual funds, as selected by the individual trustees. At December 31, 1998, deferred trustees fees included in Oswego County Savings' other liabilities aggregated $184,000. Following consummation of the reorganization, the plan will continue to operate in the same manner and will apply to the directors of Oswego County Savings.


Executive Compensation

           The following table sets forth the cash and certain other compensation paid by Oswego County Savings for services rendered in all capacities during the fiscal year ended December 31, 1998 to the president and chief executive officer of Oswego County Savings. No other officers of Oswego County Savings had compensation in excess of $100,000.



====================================================================================================================================
                                           Annual Compensation(1)                 Long Term Compensation
                                   --------------------------------------   -------------------------------------
                                                                                    Awards                Payouts
                                                                            ------------------------     --------
                                                               Other                      Securities
       Name and          Fiscal                                Annual       Restricted    Underlying       LTIP         All Other
  Principal Position      Year       Salary      Bonus      Compensation     Stock(3)     Options(3)      Payouts    Compensation(4)
------------------------------------------------------------------------------------------------------------------------------------
Gregory J. Kreis
President and Chief
Executive Officer        1998      $150,000    $      (2)        - -            - -           - -            - -          $7,693

====================================================================================================================================




(1) The Bank also provides Mr. Kreis with [the use of an automobile, club membership dues and certain other personal benefits, the value of which is not shown on the table.] The aggregate amount of these other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kreis's salary and bonus.

(2) Does not reflect the $20,000 bonus received in fiscal 1998 for his performance in fiscal 1997.


(3) As a mutual savings bank, Oswego County Savings does not have stock-based benefit plans. Oswego County Bancorp, however, intends to adopt stock-based plans following the reorganization.

(4) Reflects a matching contribution of $5,338 made by Oswego County Savings under a 401(k) plan and a life insurance premium of $2,355.

Report of Independent Compensation Consultant


           Under the Department's regulations governing the reorganization, Oswego County Savings must obtain the opinion of an independent compensation consultant as to whether the total compensation for the executive officers and trustees of Oswego County Savings, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers and trustees of similar publicly traded financial institutions. Oswego County Savings has obtained an opinion from William M. Mercer, Incorporated, which provides that, based upon public data of similarly situated publicly traded financial institutions operating in the relevant markets as of May
1999, with respect to the total cash compensation (base salary and annual incentive) for executive officers and trustees of Oswego

County Savings, their compensation, viewed as whole and on an individual basis, is reasonable in comparison to the total compensation (base salary, annual incentives and estimated present value of long-term incentives) provided by similarly situated publicly traded financial institutions, and that, with respect to the amount of shares of common stock to be reserved under the ESOP, stock option plan and restricted stock plan that the amounts reserved for granting are reasonable in comparison to similar publicly traded financial institutions.


Benefits

           401(k) Plan. Oswego County Savings has a tax-qualified savings plan with a salary deferral feature. Generally, a full-time employee who has attained the age of 21 and completed one year of employment is eligible to participate. A participant may make a deferral from 2% to 9% of his compensation up to $10,000, indexed annually. Oswego County Savings makes matching contributions of 50% of each participant's annual deferrals up to a maximum of 3% of compensation. Oswego County Savings made an aggregate matching contribution of $ 36,000 for fiscal 1998.

           A participant is fully vested for his own deferrals, and vests over five years in any matching contributions, other permissible discretionary contributions, and reallocations of plan forfeitures. The plan allows a participant to direct the investment of his individual plan accounts among several investment options.



           As part of the reorganization, Oswego County Savings amended the 401(k) plan to permit investments in a fund established to invest primarily in the common stock of Oswego County Bancorp. However, no 401(k) Plan participant may purchase more than $150,000 of the common stock sold in the offering through the 401(k) Plan's subscription rights nor may aggregate purchases by plan participants exceed 5% of the common stock sold in the offering. A participant's ability to direct all or some of his vested account to purchase common stock in the subscription offering will be dependent upon his or her status as an eligible account holder, supplemental eligible account holder or trustee, officer or employee of Oswego County Savings.



           Oswego County Bancorp common stock will be held by the plan's trustee for the benefit of the individual participants who choose to direct their investments into the newly created fund. Generally, a participant will control the exercise of the voting and tendering rights relating to the common stock held for his benefit.

           Defined Benefit Pension Plan. Oswego County Savings maintains a non-contributory defined benefit pension plan covering substantially all of its full-time employees. A participant is fully vested in the plan upon reaching five years of service after obtaining the age of 18.

           The normal retirement benefit is based upon a participant's highest three-year average annual base earnings during the participant's final ten years of service, subject to certain limitations required by the plan and the Internal Revenue Code. The annual benefit provided to a participant at normal retirement age (generally age 65) is determined as follows:

                2% of the participant's average annual earnings.

                                  multiplied by

                  the participant's years of credited service.

          (Limited to 60% of the participant's average annual earnings)

           The plan also provides for early retirement benefits which are calculated in the same manner as normal retirement benefits. However, benefits are reduced when the participant chooses to begin the receipt of his benefits prior to normal retirement age.

           Employee Stock Ownership Plan. Oswego County Bancorp established the ESOP for employees of Oswego County Bancorp and Oswego County Savings. The ESOP will become effective upon the reorganization and stock offering. Full-time employees of Oswego County Bancorp and Oswego County Savings who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the ESOP.

           We anticipate that the ESOP will borrow funds from Oswego County Bancorp to fund the purchase of up to 8% of the common stock sold in the stock offering. We anticipate that the loan will equal 100% of the aggregate purchase price of the common stock acquired by the ESOP. The ESOP will repay the loan principally from Oswego County Bancorp's and Oswego County Savings' contributions over a period of not less than 10 years. The collateral for the loan will be the common stock purchased by the ESOP. Although we anticipate that Oswego County Savings will make contributions to the ESOP, it is under no obligation to make those contributions. We expect the interest rate for the ESOP loan to be the prime rate as published in The Wall Street Journal plus 0.5%. Oswego County Bancorp may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock. The ESOP would fund these purchases through additional borrowings or additional contributions from Oswego County Bancorp. Various factors including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions, will affect the timing, amount and manner of future contributions to the ESOP.

           The ESOP will hold the shares purchases with the proceeds of the loan in a suspense account and will release to participant's accounts as it makes debt service payments. The ESOP will allocate the shares it releases to each eligible participant's ESOP account based on the ratio of each such participant's compensation to the total compensation of all eligible ESOP participants. The ESOP will reallocate forfeitures among remaining participating employees and may reduce any amount Oswego County Bancorp might otherwise have contributed to the ESOP. Upon the completion of seven years of service, the account balances of participants within the ESOP will become 100% vested. Credit is given for years of service with Oswego County Savings prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. Oswego County Bancorp's contributions to the ESOP are not fixed, so we cannot estimate the benefits payable under the ESOP.

           Messrs. Kreis and Hillick will serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. The trustees will vote unallocated shares in the same ratio on any matter as those allocated shares for which it receives instructions.


           See "Risk Factors - After the change in structure and stock offering, our net income-to-equity ratio will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock." for a discussion which addresses compensation expense we will incur as a result of the ESOP.

           GAAP requires that we reflect any borrowing by the ESOP from an independent third party as a liability on Oswego County Bancorp's statement of financial condition. Since the ESOP is borrowing from Oswego County Bancorp, we will not treat the obligation as a liability, but we will deduct the cost of the shares acquired by the ESOP from Oswego County Bancorp's stockholders' equity. If the ESOP purchases newly issued shares from Oswego County Bancorp, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the ESOP allocates the newly issued shares to the ESOP participants.

           The ESOP will be subject to the requirements of the Employee Retirement Income Security Act of 1974 and the regulations of the IRS and the Department of Labor thereunder.

           Other Stock Benefit Plans. In the future, we plan to consider the implementation of a stock option plan and a restricted stock plan for the benefit of selected directors, officers and employees. Each of these plans must receive the approval of a majority of the shares of Oswego County Bancorp not owned by Oswego County MHC. In addition, the stock option plan must receive the prior approval of the New York Superintendent. We anticipate that the stock option plan and restricted stock plan will have reserved a number of shares equal to 10% and 3%, respectively, of Oswego County Bancorp common stock sold in the stock offering. For example, if we issue 540,500 shares of common stock in the stock offering, we would reserve 54,050 shares in the stock option plan and 16,215 shares in the restricted stock plan. At the issuance price of $10.00 per share, the shares granted under the restricted stock plan would have an aggregate value of $162,150. We plan to grant the options at an exercise price equal to the fair market price of the common stock on the date of issuance. If we grant all of the options, they would have an aggregate value of $54,050 for each $1.00 increase in the market value of the common stock after the grant date. A recipient will receive a grant of common stock under the restricted stock plan without cost. If we determine to implement a stock option plan or restricted stock plan, we anticipate that we will submit the plans to stockholders for their consideration and more detailed information would be provided at that time. If the plans are approved and effected, they will have a dilutive effect on Oswego County Bancorp's stockholders and affect Oswego County Bancorp's net income and stockholders' equity. We cannot determine the actual results until we implement the plans. We will not implement any stock option plan or restricted stock plan less than six months after the date of the completion of the reorganization.

Loans and Other Transactions with Officers and Trustees

           New York Banking Law does not permit Oswego County Savings, as a mutual institution, to make a loan to a trustee. It is permitted to make a loan to a nontrustee who is an officer for regulatory purposes if the loan is secured by a first mortgage on a primary residence or by a deposit account with Oswego County Savings. However, it is Oswego County Savings' policy not to make loans to its officers. Following the reorganization, Oswego County Savings, as a stock institution, will not be subject to this restriction.

           Any loans we would make to our executive officers or our directors following the reorganization are also subject to Sections 22(h), 23A and 23B of the Federal Reserve Act which limit the amount of loans and other transactions with affiliated persons of Oswego County Savings.


                          PROPOSED MANAGEMENT PURCHASES


           The following table sets forth, for each of Oswego County Savings' trustees and for all of the trustees and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The purchases shown below include shares of common stock purchased under the existing 401(k) plan. The amounts include shares that may be purchased through individual retirement accounts and by associates.

                                                          At the Minimum of the Estimated                At the Maximum of the
                                                                    Offering Range                      Estimated Offering Range
                                                        -------------------------------------     ----------------------------------
                                                                                                                      As a Percent
                                                          Number of           As a Percent of         Number of         of Shares
Name                                   Amount              Shares           Shares Offered(1)          Shares           Offered(1)
------------------------------    ---------------       --------------  ----------------------    --------------      -------------

Michael R. Brower                     $50,000               5,000                 1.3                   5,000                *
Bruce P. Frassinelli                    7,500                 750                  *                      750                *
Paul J. Heins                           5,000                 500                  *                      500                *
Gregory J. Kreis                      150,000              15,000                 3.8                  15,000               2.8
Paul W. Schneible                      50,000               5,000                 1.3                   5,000                *
Bernard Shapiro                        25,000               2,500                  *                    2,500                *
Carl K. Walrath                        25,000               2,500                  *                    2,500                *
All trustees and executive           $375,000              37,500                 9.4                  37,500               6.9
officers as a group (twelve
persons)


----------------

(1) An asterisk indicates a percentage of shares offered of less than one percent.


           In addition, the ESOP currently intends to purchase 8% of the common stock sold in the stock offering for the benefit of officers and employees. Stock options and stock grants may also be granted in the future to directors, officers and employees upon the receipt of stockholder approval of Oswego County Bancorp's proposed stock benefit plans. See "Management-Benefits" for a description of these plans.


                     Our Corporate Change and Stock Offering


General


           On March 19, 1998, the board of trustees of Oswego County Savings adopted the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company. The Plan was amended on December 17, 1998, March 18, 1999 and May 20, 1999. Under this plan, Oswego County Savings will reorganize into the New York mutual holding company structure. Oswego County Savings will become a wholly owned subsidiary of Oswego County Bancorp. In turn, Oswego County Bancorp will become a majority-owned subsidiary of Oswego County MHC. Oswego County Bancorp will then sell 45.0% of its shares to the public, contribute 1.8% to the Oswego County Foundation and issue 53.2% of its shares to Oswego County MHC. Following receipt of all required regulatory approvals, the approval of the depositors of Oswego County Savings entitled to vote on the plan of reorganization, and the satisfaction of all other conditions precedent to the reorganization, Oswego County Savings will complete the reorganization. Oswego County Savings in its stock form will continue to conduct its business and operations from the same offices with the same personnel as Oswego County Savings conducted prior to the reorganization. The reorganization will not affect the balances, interest rates or other terms of Oswego County Savings' loans or deposit accounts, and the deposit accounts will continue to be insured by the FDIC. Oswego County MHC initially will have $100,000 of net worth. When the reorganization is completed, Oswego County MHC will use this capital for general corporate purposes.

           Under the plan of reorganization, we will accomplish our corporate change as follows or in any other manner that is consistent with applicable New York and federal law and regulations and the intent of the plan of reorganization:


           (1) Oswego County Savings will organize Interim One Savings Bank, an interim New York stock savings bank as a wholly owned subsidiary;

           (2) Interim One Savings Bank will organize Interim Two Savings Bank, an interim New York stock savings bank as a wholly owned subsidiary;

           (3) Interim One Savings Bank will organize Oswego County Bancorp as a wholly owned subsidiary;

           (4) Oswego County Savings will convert its charter to a New York stock savings bank charter to become Oswego County Savings. Interim One Savings Bank will convert its charter to a New York mutual holding company charter to become Oswego County MHC;

           (5) simultaneously with step (4), Interim Two Savings Bank will merge with and into Oswego County Savings with Oswego County Savings as the resulting institution;


           (6) all of the initially issued stock of Oswego County Savings will be transferred to Oswego County MHC in exchange for depositor interests in Oswego County MHC;

           (7) Oswego County MHC will contribute the capital stock of Oswego County Savings to Oswego County Bancorp, and Oswego County Savings will become a wholly owned subsidiary of Oswego County Bancorp; and

           (8) contemporaneously with the reorganization, Oswego County Bancorp will offer for sale in the stock offering shares of common stock based on the pro forma market value of Oswego County Bancorp and Oswego County Savings.

           Oswego County Bancorp expects to receive the approval of the Federal Reserve Board to become a bank holding company and to own all of the common stock of Oswego County Savings. Oswego County Bancorp intends to contribute at least 50% of the net proceeds of the stock offering to Oswego County Savings. The reorganization will occur only upon completion of the sale of all of the shares of common stock to be issued under the plan of reorganization.

           The following is a summary of material aspects of the reorganization and stock offering. The summary is qualified in its entirety by reference to the provisions of the plan of reorganization. You may obtain a copy of the plan of reorganization from Oswego County Savings upon request. Copies of the plan of reorganization are available for inspection at any office of Oswego County Savings and at the office of the New York Superintendent and the FDIC. The plan of reorganization is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

           The Board Of Trustees Of the Oswego County Savings Bank Has Adopted, The Department Has Approved And The FDIC Has Indicated Its Intent To Issue A Letter Of Nonobjection To The Plan Of Reorganization Subject To Approval By The Depositors Of Oswego County Savings Entitled To Vote On The Matter And The Satisfaction Of Certain Other Conditions. Department And FDIC Actions, However, Do Not Constitute A Recommendation Or Endorsement Of The Plan Of Reorganization By Those Agencies.


Our Reasons For the Corporate Change

           As a mutual institution, Oswego County Savings has no authority to issue shares of capital stock and consequently has no access to market sources of equity capital. Only by generating and retaining earnings from year to year is Oswego County Savings able to enhance its capital position.


           The form of corporate organizations used by commercial banks, most major corporations and a majority of savings institutions is a stock corporation. The reorganization will result in Oswego County Savings becoming a stock form organization. The ability to raise new equity capital through the issuance and sale of the capital stock of Oswego County Savings or Oswego County Bancorp will allow Oswego County Savings the flexibility to increase its capital position more rapidly than by accumulating earnings. It will also support future growth and expanded operations, including increased lending and investment activities, as business and regulatory needs require. The ability to attract new capital also will help Oswego County Savings address the needs of the communities it serves and increase its ability to make acquisitions or expand into new businesses. The acquisition alternatives available to Oswego County Savings are quite limited as a mutual institution, because of the regulatory policy that the surviving institution in a merger involving a mutual institution generally must be in mutual form. After the completion of the reorganization, Oswego County Savings will have increased ability to merge with other mutual and stock institutions and Oswego County Bancorp may acquire control of other mutual or stock savings associations and retain the acquired association as a separate subsidiary of Oswego County Bancorp. Finally, the ability to issue capital stock will enable Oswego County Savings to establish stock compensation plans for directors, officers and employees, giving them equity interests in Oswego County Savings and greater incentive to improve its performance. For a description of the stock benefit plans which Oswego County Bancorp may adopt in connection with the reorganization, see "Management -- Benefits -- Other Stock Benefit Plans." Although the reorganization will improve Oswego County Savings' ability to raise capital and general business flexibility, the requirement in applicable laws and regulations that a mutual holding company maintain at least a 51% ownership interest in its savings association subsidiary will limit those advantages. Oswego County Bancorp's proposed offering of up to approximately 49% of its to-be-outstanding common stock, including the proposed issuance of shares to the Oswego County Charitable Foundation, limits those advantages. The percentage of the minority interest for sale in the current offering will also affect Oswego County Bancorp's ability to issue additional shares of common stock in the future absent additional issuances of stock to Oswego County MHC.

           Oswego County Savings could also achieve the advantages of the reorganization if it were to reorganize into a wholly owned subsidiary of a stock-form holding company, known as a standard conversion, rather than as a second-tier subsidiary of a mutual holding company. A standard conversion also would free Oswego County Savings from the restrictions on its ability to raise capital which result from the requirement that its mutual holding company maintain a 51% ownership interest in Oswego County Bancorp.


           FDIC and Department regulations require that a savings institution converting to stock form in a standard conversion sell all of its to-be-outstanding capital stock rather than a minority interest. A standard conversion would raise substantially more equity capital than the equity capital raised in a minority stock offering by a subsidiary of a mutual holding company. A standard conversion would make it more difficult for Oswego County Savings to maximize the return on its equity. A standard conversion also would eliminate all aspects of the mutual form of organization. Completion of the reorganization does not eliminate the possibility of the Oswego County MHC converting from mutual to stock form in the future. However, a standard conversion is not contemplated at this time. See "How We Are Regulated - Holding Company Regulation - Conversion of Oswego County MHC to Stock Form."

           Oswego County Savings board of trustees considered the advantages and disadvantages of the reorganization, as well as applicable fiduciary duties and alternative transactions, including a reorganization into a wholly owned subsidiary of a stock holding company rather than as a second-tier subsidiary of a mutual holding company. After such consideration, the board of trustees unanimously determined that the reorganization is in the best interests of Oswego County Savings and equitable to its depositors.


Effects of the Corporate Change


           General. The reorganization will have no effect on Oswego County Savings' current business of accepting deposits and investing its funds in loans and other investments permitted by law. The reorganization will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management and staff. The regulation, supervision and examination of the Department and the FDIC will continue to apply to Oswego County Savings.

           Deposits and Loans. Each holder of a deposit account in Oswego County Savings at the time of the reorganization will continue as an account holder in Oswego County Savings after the reorganization. The reorganization will not affect the deposit balance, interest rate or other terms of those accounts. The FDIC will continue to insure each account to the same extent as before the reorganization. Depositors in Oswego County Savings will continue to hold their existing certificates, passbooks and other evidence of their accounts. The reorganization will not affect the loans of any borrower from Oswego County Savings. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the reorganization. See "- Voting Rights" and "- Stockholders and Depositors Rights If We Liquidate" below for a discussion of the effects of the reorganization on the voting and liquidation rights of the depositors of Oswego County Savings.

           Continuity. During the reorganization and stock offering process, the normal business of Oswego County Savings of accepting deposits and making loans will continue without interruption. Following completion of the reorganization and stock offering, the regulations of the FDIC and Department will continue to apply to Oswego County Savings. FDIC insurance of accounts will continue without interruption. After the reorganization and stock offering, Oswego County Savings will continue to provide services for depositors and borrowers under current policies and by its current management and staff.


           The board of trustees currently serving Oswego County Savings will serve as the board of directors of Oswego County Savings after the reorganization and stock offering. The board of directors of Oswego County Bancorp will consist of the individuals currently serving on the board of trustees of Oswego County Savings. All current officers of Oswego County Savings will retain their positions with Oswego County Savings after the reorganization and stock offering.


           Voting Rights. After completion of the reorganization and stock offering, the stockholders of Oswego County Bancorp will have exclusive voting rights in the company. Oswego County Bancorp, in turn, will own all of the stock of Oswego County Savings. The stockholders of Oswego County Bancorp will consider all corporate matters, subject to the provisions of Oswego County Bancorp's certificate of incorporation. Depositors in Oswego County Savings will continue to hold limited rights to vote on a mutual-to-stock transaction through their interest in the Oswego County MHC.

           As a New York-chartered mutual holding company, the Oswego County MHC will have no authorized capital stock and, thus, no stockholders. The plan of reorganization provides that the board of trustees of Oswego County MHC will hold the governing authority of the Oswego County MHC. Successors to members of the board of trustees of Oswego County MHC are elected by remaining members. As a result, the board of trustees of the Oswego County MHC govern the operations of the Oswego County MHC and Oswego County Bancorp, notwithstanding objections raised by stockholders of Oswego County Bancorp.

Liquidation Rights

           In the unlikely event of a complete liquidation of Oswego County Savings in its present mutual form, each depositor would have a claim to receive his or her pro rata share of any assets of Oswego County Savings remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor may have a claim to receive a pro rata share of the remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in Oswego County Savings at the time of liquidation, subject to the right of the State of New York to garnish such assets. After the reorganization, each depositor, in the event of a complete liquidation, would have a claim as a creditor of Oswego County Savings. However, except as described below, this claim would be solely in the amount of the balance in the deposit account plus accrued interest. A depositor would not have an interest in the value or assets of Oswego County Savings above that amount.

           The plan of reorganization provides for the establishment, upon the completion of the reorganization, of a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to the surplus and reserves of Oswego County Savings as of the date of its latest balance sheet contained in the final prospectus used in connection with the reorganization. Each eligible account holder and supplemental eligible account holder, who continues to maintain a deposit account at Oswego County Savings, would, on a complete liquidation of Oswego County Savings, have a claim to an interest in the liquidation account after payment of all creditors but prior to any payment to the stockholders of Oswego County Savings. Each eligible account holder and supplemental eligible account holder would have an initial interest in such liquidation account for each deposit account, with a balance of $100 or more held in Oswego County Savings on September 30, 1997 and March 31, 1999, respectively ("Deposit Account"). Each eligible account holder and supplemental eligible account holder will have a claim to a pro rata interest in the total liquidation account for each of his or her Deposit Accounts based on the proportion that the balance of each such Deposit Account on September 30, 1997 and March 31, 1999, respectively, bore to the balance of all Deposit Accounts in Oswego County Savings on such date.

           If, however, on the last day of any fiscal year of Oswego County Savings commencing after September 30, 1997 or March 31, 1999, as the case may be, the deposit balance in any Deposit Account of an eligible account holder or supplemental eligible account holder is less than either (i) the amount of qualifying deposits of such eligible account holder or supplemental eligible account holder on September 30, 1997 or March 31, 1999, as the case may be, or
(ii) the deposit balance in such Deposit Account at the close of business on the last day of any previous fiscal year of Oswego County Savings commencing after September 30, 1997 or March 31, 1999, then such eligible account holder's or supplemental eligible account holder's account balance would be reduced in an amount equal to the reduction in such deposit balance, and such account balance will cease to exist if such Deposit Account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the deposit balances of any eligible account holder or supplemental eligible account holder. Any assets remaining after the above liquidation rights of eligible account holders and subsequent eligible account holders are satisfied would be distributed to the stockholders of Oswego County Savings.

           Neither Oswego County Savings nor Oswego County Bancorp shall be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the account will not operate to restrict the use or application of any of the net worth accounts of Oswego County Savings, except that neither Oswego County Savings nor Oswego County Bancorp shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect would cause its net worth to be reduced below the amount required for the liquidation account.

           Tax Effects of Our Corporate Change and Stock Offering. Oswego County Savings has received an opinion from its special counsel, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., as to the material federal income tax consequences of the reorganization and stock offering to Oswego County Savings, Oswego County Bancorp and Oswego County MHC. The opinion also addresses the generally applicable material federal income tax consequences of the reorganization and stock offering to Oswego County Savings' account holders and to persons who purchase common stock in the stock offering.


           The opinion provides that, among other things:

           o Oswego County Savings' adoption of a charter in stock form, known as the bank conversion, will qualify as a tax-free reorganization under Internal Revenue Code of 1986, as amended, Section 368(a)(1)(F);

           o Oswego County Savings or the stock bank will recognize no gain or loss in the bank conversion;

           o The depositors of Oswego County Savings will receive no gain or loss on the receipt of equity interests with respect to Oswego County MHC in exchange for the surrender of their equity interests;

           o the receipt of stock by depositors for equity interests in Oswego County MHC will constitute a tax-free exchange of property solely for voting "stock" pursuant to Internal Revenue Code Section 351;

           o the transfer by Oswego County MHC of the stock bank's stock to Oswego County Bancorp will constitute a tax-free exchange of property solely for voting stock pursuant to Internal Revenue Code Section 351;

           o Oswego County MHC will recognize no gain or loss upon the transfer of the stock bank stock to Oswego County Bancorp in exchange for common stock pursuant to Internal Revenue Code Section 351;

           o Oswego County Bancorp will recognize no gain or loss upon its receipt of stock bank stock from Oswego County MHC in exchange for common stock;

           o Oswego County Bancorp will recognize no gain or loss upon the receipt of money in exchange for shares of common stock;

           o Oswego County Savings' account holders will recognize no gain or loss upon the issuance to them of accounts in the stock bank, in the same dollar amounts and on the same terms and conditions as their accounts at Oswego County Savings immediately prior to the reorganization and stock offering; and

           o account holders will recognize gain or loss upon the receipt or exercise of subscription rights in the reorganization and stock offering, except to the extent that subscription rights are deemed to have value, as discussed below.

           The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based in part upon, and subject to the continuing validity in all material respects through the date of the reorganization and stock offering of various representations of Oswego County Savings. It is also based upon certain assumptions and qualifications, including that the reorganization and offering are consummated in the manner and according to the terms provided in the plan of reorganization. The opinion is also based upon the Internal Revenue Code, regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change and any change may be made with retroactive effect. Unlike private letter rulings received from the IRS, an opinion is not binding upon the IRS and there is no assurance that the IRS will not take a position contrary to the positions reflected in the opinion, or that by the courts will uphold the opinion if challenged by the IRS.


           Oswego County Savings has also obtained an opinion from KPMG LLP that the income tax effects of the reorganization and offering under New York tax laws will be substantially the same as described above with respect to federal income tax laws.


           Oswego County Bancorp and Oswego County Savings have received a letter from RP Financial stating its belief that the subscription rights do not have any value, because those rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of those rights would be taxable probably only to those eligible subscribers who exercise the subscription rights, either as a capital gain or ordinary income, in an amount equal to that value. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value. Unlike private rulings, the letter of RP Financial is not binding on the IRS, and the IRS could disagree with conclusions reached in the letter. In the event of any disagreement, there is no assurance that the IRS would not prevail in a judicial or administrative proceeding.


Oswego County Charitable Foundation



           General. To continue Oswego County Savings' commitment to the communities that it serves, the plan of reorganization provides that Oswego County Savings and Oswego County Bancorp will establish the Oswego County Charitable Foundation, as a non-stock Delaware corporation. The foundation will be funded with common stock of Oswego County Bancorp. By increasing Oswego County Savings' visibility and reputation in the communities that it serves, Oswego County Savings believes that the foundation will enhance the long-term value of Oswego County Savings' community banking franchise. The foundation will be dedicated to charitable purposes within the communities served by Oswego County Savings, including community development activities.


           Purpose of the Foundation. The purpose of the foundation is to provide funding to support charitable causes and community development activities. Traditionally, Oswego County Savings has emphasized community lending and community development activities within the communities that it serves. The foundation is being formed as a complement to Oswego County
Saving's existing community activities. While Oswego County Savings intends to continue to emphasize community lending and community development activities following the reorganization, such activities are not Oswego County Savings' sole corporate purpose. The Oswego County Charitable Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to Oswego County Savings. Oswego County Savings believes that the foundation will enable Oswego County Bancorp and Oswego County Savings to assist their local community in areas beyond community development and lending.



           The board of directors believes the establishment of a charitable foundation is consistent with Oswego County Savings' commitment to community service. The board further believes that the funding of the foundation with common stock of Oswego County Bancorp is a means of enabling the communities served by Oswego County Savings to share in the growth and success of Oswego County Bancorp long after completion of the reorganization and stock offering. The foundation will accomplish that goal by providing for continued ties between the foundation and Oswego County Savings, forming a partnership with Oswego County Savings' community. The establishment of the foundation also will enable Oswego County Bancorp and Oswego County Savings to develop a unified charitable donation strategy. Oswego County Savings, however, does not expect the contribution to the foundation to take the place of its traditional community lending activities. In this respect, Oswego County Savings may continue to make contributions to other charitable organizations and/or it may make additional contributions to the foundation.


           Structure of the Foundation. Under Oswego County Charitable Foundation's bylaws, two members of Oswego County Bancorp's and Oswego County Savings' boards of directors (Messrs. Kreis and Walrath) and three other individuals chosen based on their commitment and service to charitable and community purposes will comprise the foundation's initial board of directors. None of these persons is affiliated with Oswego County Bancorp or Oswego County Savings. There are no plans to change the size or composition of the foundation's board of directors during the one-year period after the completion of the reorganization. Oswego County Savings currently intends that less than a majority of Oswego County Savings' directors also will serve as directors of the foundation following the first anniversary of the completion of the offering, the foundation may alter the size and composition of its board of directors.


           A nominating committee of the foundation's board will nominate individuals eligible for election to the board of directors. The members of the foundation, who are comprised of its board members, will elect the directors from those nominated by the nominating committee. Directors will be divided into three classes with each class appointed for three-year terms. It is not anticipated that the members of Oswego County Bancorp's and Oswego County Savings' boards of directors who also serve as a director of the foundation will receive any additional compensation for serving as a director of the foundation. We have not determined whether the other foundation directors will receive any compensation. The certificate of incorporation of the foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation's certificate of incorporation also provides that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to its directors, officers or members. The foundation will make no award, grant or distribution to any director, officer or employee of Oswego County Bancorp or Oswego County Savings or to any of their affiliates. In addition, the conflict of interest rules of the FDIC and the Department will apply to those persons, if they serve as an officer, director or employee of the foundation.

           The board of directors of the foundation will have the authority for the affiars of the foundation. Among the responsibility of the foundation directors is the establishment of the policies of the foundation with respect to its grants or donations, consistent with the purposes of the foundation. Although no formal policy governing foundation grants exists at this time, the foundation's board of directors will adopt a policy upon establishment of the foundation. As directors of a nonprofit corporation, directors of the foundation will at all times be bound by their fiduciary duty to advance the foundation's charitable goals, to protect the assets of the foundation and to act in a manner consistent with its charitable purpose. The directors of the foundation will also be responsible for directing the activities of the foundation, including the management of the common stock of Oswego County Bancorp held by the foundation. However, it is expected that as a condition to receiving the approval of the Department and the nonobjection of the FDIC to the Oswego County Savings' reorganization and stock offering, that the foundation will be required to commit to the Department and the FDIC that all shares of common stock held by the foundation will be voted in the same ratio as all other shares of Oswego County Bancorp's common stock, other than shares held by Oswego County MHC, on all proposals considered by stockholders. However, the Department and the FDIC may waive this voting restriction under certain circumstances. If a waiver is granted, the Department and the FDIC may impose additional conditions regarding the composition of the foundation's board of directors.



           The foundation's place of business is expected to be located at Oswego County Savings' administrative offices. Initially, the foundation is expected to have no separate employees but will utilize the staff of Oswego County Savings and may pay Oswego County Savings for the value of these services. The board of directors of the foundation will appoint such officers as may be necessary to manage the operations of the foundation. In this regard, it is expected that the FDIC will require Oswego County Savings to provide it with a commitment that, to the extent applicable, Oswego County Savings will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between Oswego County Savings and the foundation.



           Oswego County Bancorp intends to capitalize Oswego County Charitable Foundation with the number of shares equal to 4.0 % of the shares of common stock of Oswego County Bancorp sold in the stock offering which would have a market value of $159,800 to $216,200 ($248,630 at the maximum, as adjusted), based on the purchase price of $10.00 per share. Messrs. Kreis and Walrath, who will serve as initial directors of the foundation, and their affiliates, intend to purchase, subject to availability, an aggregate of 17,500 shares of common stock. The shares of common stock to be acquired by the foundation, when combined with the proposed purchases of shares of common stock by Messrs. Kreis and Walrath and their affiliates will total 39,120 shares or 3.3% of the total number of shares of common stock to be issued and outstanding, assuming the sale of 540,500 shares of common stock.

           Oswego County Charitable Foundation will receive working capital from any dividends paid on the common stock, and subject to applicable federal and state laws, loans collateralized by the common stock or from the proceeds of the sale of any of the common stock in the open market permitted to provide the foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by Oswego County Bancorp is that the amount of common stock that may be sold by the foundation in any one year shall not exceed 5% of the average market value of the assets held by the foundation. This condition does not apply where the board of directors of the foundation determines that the failure to sell an amount of common stock greater than such amount would result in a longer-term reduction of the value of the foundation's assets and as such would jeopardize the foundation's capacity to carry out its charitable purposes. Failure to distribute this minimum return will require the payment of substantial federal taxes. Upon completion of the reorganization and the stock offering and the contribution of shares of common stock to the foundation, Oswego County Bancorp would have 887,230, 1,043,800, 1,200,370, and 1,380,426 shares issued and outstanding based on the minimum, midpoint, and maximum and maximum as adjusted of the estimated offering range. Because Oswego County Bancorp will have an increased number of shares outstanding, contribution to the foundation will dilute the voting and ownership interests of minority stockholders in Oswego County Bancorp's common stock to 45.0%. This compares to a 45.9% interest in Oswego County Bancorp if the foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

           Tax Considerations. The outside tax advisor of Oswego County Bancorp and Oswego County Savings has advised them that an organization created and operated for the above charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code, and that this type of an organization would likely be classified as a private foundation as determined in Section 501 of the Internal Revenue Code. The foundation will submit a timely request to the IRS to be recognized as an exempt organization. As long as the foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the foundation's status as a
Section 501(c)(3) organization will be the date of its organization. Oswego County Bancorp's and Oswego County Savings' outside tax advisor, however, has not advised them on the regulatory condition to the contribution which is expected to require that all shares of common stock of Oswego County Bancorp held by the foundation must be voted in the same ratio as all other outstanding shares of common stock of Oswego County Bancorp, other than shares held by Oswego County MHC, on all proposals considered by stockholders of Oswego County Bancorp. Consistent with the expected condition, in the event that Oswego County Bancorp or the foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation, or subject the foundation to an excise tax under Section 4941 of the Internal Revenue Code, it is expected that the FDIC and the New York Superintendent would waive such voting restriction upon submission of a legal opinion(s) by Oswego County Bancorp or the foundation satisfactory to them. See "- Regulatory Conditions Imposed on the Foundation."

           Delaware law authorizes Oswego County Bancorp to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. The Internal Revenue Code generally allows a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income of the consolidated group of corporations (with certain modifications) for that year. Charitable contributions made by Oswego County Bancorp in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. Oswego County Bancorp and Oswego County Savings believe that the reorganization presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the reorganization. In making such a determination, Oswego County Bancorp and Oswego County Savings considered the dilutive impact of the contribution of common stock to the foundation on the amount of common stock available to be offered for sale in the stock offering. Based on such consideration, Oswego County Bancorp and Oswego County Savings believe that the contribution to the foundation in excess of the 10% annual deduction limitation is justified given Oswego County Savings' capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of the foundation to the communities served by Oswego County Savings. In this regard, assuming the sale of shares at the maximum of the estimated offering range, Oswego County Bancorp would have pro forma stockholders' equity of $15.8 million or 13.7% of pro forma consolidated assets and Oswego County Saving's pro forma leverage, risk-based and total capital ratios would be 11.9%, 17.3% and 18.6%, respectively. See "Oswego County Savings Bank Exceeds All Regulatory Capital Requirements," "Capitalization," "Comparison of Valuation and Pro Forma Information With No Foundation" and "Pro Forma Data." Oswego County Bancorp and Oswego County Savings believe that the amount of the charitable contribution is reasonable given Oswego County Bancorp's and Oswego County Saving's pro forma capital positions. As such, Oswego County Bancorp and Oswego County Savings believe that the contribution does not raise safety and soundness concerns.

           Oswego County Bancorp and Oswego County Savings have received an opinion of their outside tax advisor that Oswego County Bancorp's contribution of its own stock to the foundation should not constitute an act of self-dealing. Oswego County Bancorp should also, more likely than not be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the foundation is required to pay to Oswego County Bancorp for such stock, subject to the annual deduction limitation described above. Oswego County Bancorp, however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. Oswego County Bancorp's and Oswego County Savings' outside tax advisor, however, have not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. Assuming the close of the Offerings at the maximum of the estimated price range, Oswego County Bancorp estimates that all of the contribution should be deductible over the six-year period. Oswego County Bancorp and/or Oswego County Savings may make further contributions to the foundation following the initial contribution. In addition, Oswego County Savings and Oswego County Bancorp also may continue to make charitable contributions to other qualifying organizations. Any of these future contributions would be based on an assessment of, among other factors, the financial condition of Oswego County Bancorp and Oswego County Savings at that time, the interests of stockholders and depositors of Oswego County Bancorp and Oswego County Savings, and the financial condition and operations of the foundation.

           Although Oswego County Bancorp and Oswego County Savings have received an opinion of their outside tax advisors that Oswego County Bancorp will more likely than not be entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In either case, Oswego County Bancorp's contribution to the foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes the determination. [Cross references deleted]

           As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the foundation's fiscal year. The foundation also will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of the public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant. Numerous other restrictions exist in the operation of the foundation including transactions with related entities, level of investment and distributions for charitable purposes.

           Regulatory Conditions Imposed on the Foundation. Establishment of Oswego County Foundation is expected to be subject to the following conditions being agreed to in writing by the foundation as a condition to receiving the FDIC's nonobjection and the New York Superintendent's approval of the reorganization:

           (1) the foundation will be subject to examination by the FDIC and the Department;

           (2) the foundation must comply with supervisory directives imposed by the FDIC and the Department;


           (3) the foundation will operate in accordance with written policies adopted by its board of directors, including a conflict of interest policy;



           (4) any shares of common stock held by the foundation must be voted in the same ratio as all other shares of common stock, other than shares held by Oswego County MHC, voting on all proposals considered by stockholders of Oswego County Bancorp; provided, however, that, consistent with the condition, the FDIC and the Department could waive this voting restriction under certain circumstances and subject to certain conditions if compliance with the voting restriction would:


                     o cause a violation of the law of the State of Delaware;

                     o would cause the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation; or

                     o would cause the foundation to be subject to an excise tax under Section 4941 of the Internal Revenue Code;

           (5) the foundation must submit a proposed operating plan to the FDIC prior to the reorganization; and

           (6)       the foundation must submit annual reports to the FDIC.

           In order to obtain a waiver of condition number 4 above, Oswego County Bancorp's or the foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department. While there is no current intention for Oswego County Bancorp or the foundation to seek a waiver from the FDIC and the Department from these restrictions, there can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the FDIC and the Department would grant an unconditional waiver of the voting restriction. If the voting restriction is waived or becomes unenforceable, the FDIC and the Department may either impose a condition that provides a certain portion of the members of the foundation's board of directors shall be persons who are not directors, officers or employees of Oswego County Bancorp, Oswego County Savings or any affiliate or impose other conditions relating to control of the foundation's common stock as is determined by the FDIC or the Department to be appropriate at the time. In no event would the voting restriction survive the sale of shares of the common stock held by the foundation.


How We Determined Our Price and Number of Shares to be Issued in the Stock Offering



           The plan of reorganization requires that the basis for the purchase price of the common stock is the appraised pro forma market value of Oswego County Bancorp and Oswego County Savings, as determined by an independent valuation. Oswego County Savings has retained RP Financial to make this valuation. For its services in making the appraisal, RP Financial's fees and out-of-pocket expenses are estimated to be $30,000. Oswego County Savings has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by Oswego County Savings to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.


           To prepare the appraisal, RP Financial relied upon the information contained in this prospectus, including the financial statements. RP Financial also considered the following factors, among others:


           o the present and projected operating results and financial condition of Oswego County Bancorp and Oswego County Savings and the economic and demographic conditions in Oswego County Saving's existing marketing area;

           o certain historical, financial and other information relating to Oswego County Savings;

           o a comparative evaluation of the operating and financial statistics of Oswego County Savings with those of other similarly situated publicly traded mutual holding companies located in New York and the Northeast region;

           o         the aggregate size of the stock offering;

           o the impact of the reorganization and stock offering on Oswego County Savings' net worth and earnings potential;

           o the proposed dividend policy of Oswego County Bancorp and Oswego County Savings; and

           o the trading market for securities of comparable institutions and general conditions in the market for such securities.


           The board of trustees reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors enumerated above. The board of trustees believes that such assumptions were reasonable.


           Based on the foregoing, RP Financial advised Oswego County Bancorp and Oswego County Savings that in its opinion, dated April 16, 1999, the estimated pro forma market value of the common stock on a fully converted basis, assuming a contribution to a charitable foundation in an amount equal to 4.0% of the shares sold, ranged from a minimum of $8.9 million to a maximum of $12.0 million with a midpoint of $10.4 million. The board of trustees of Oswego County Savings set the sales price of the common stock at $10.00 per share and the percentage of shares offered to the public at 45.9% of the to-be-outstanding shares, prior to the contribution to the foundation. Based on the estimated valuation range and the purchase price, the number of shares of common stock that Oswego County Bancorp will issue will range from between 399,500 shares to 540,500 with a midpoint of 470,000 shares. The anticipated issuance to the foundation of a number of shares equal to 4% of the shares of common stock sold in the stock offering will result in shareholders other than Oswego County MHC and the foundation owning 45.0% of the shares of the common stock outstanding at the conclusion of the reorganization and stock offering. We will issue the remaining shares of Oswego County Bancorp's common stock to Oswego County MHC. We may amend the estimated valuation range with the approval of the FDIC and Superintendent, if required, or if necessitated by subsequent developments in the financial condition of Oswego County Bancorp and Oswego County Savings or market conditions generally. In the event that we update the estimated valuation range to amend the value of the common stock below $4.0 million or above $6.2 million, which is the maximum of the estimated valuation range, as adjusted by 15%, we will file the new appraisal with the SEC by post-effective amendment.

           Based upon current market and financial conditions and recent practices and policies of the FDIC and the Department, in the event Oswego County Bancorp receives orders for common stock in excess of $6.2 million (the maximum of the estimated offering range) and up to $6.2 million (the maximum of the estimated offering range, as adjusted by 15%), the FDIC and Department may require Oswego County Bancorp to accept all such orders. We are not certain however, that Oswego County Bancorp will receive orders for common stock in excess of the maximum of the estimated offering range or that, if we receive those orders, that we will accept all orders. Oswego County Bancorp's final valuation and the number of shares it issues are subject to the receipt of an updated appraisal from RP Financial. The FDIC and Department must approve the updated appraisal. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the reorganization and stock offering.

           RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the shares. RP Financial did not independently verify the financial statements and other information provided by Oswego County Savings, nor did RP Financial value independently the assets or liabilities of Oswego County Savings. The valuation considers Oswego County Savings as a going concern and you should not consider it as an indication of the liquidation value of Oswego County Savings. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, if you purchase common stock in the stock offering you may not thereafter be able to sell those shares at prices at or above the purchase price or in the range of the valuation described above.

           Prior to completion of the reorganization and stock offering, we may increase the maximum of the estimated offering range up to 15% and the number of shares of common stock up to 621,575 shares to reflect changes in market and financial conditions, without the resolicitation of subscribers. See
"- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated offering range to fill unfilled orders in the subscription offering.

           We will not complete the sale of shares of common stock in the reorganization and stock offering unless RP Financial confirms to Oswego County Savings, the FDIC and the New York Superintendent that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Oswego County Bancorp and Oswego County Savings. If we do not receive this confirmation, Oswego County Bancorp may cancel the offering, extend the offering and establish a new estimated offering range, extend, reopen or hold a new offering or take any other action the FDIC and New York Superintendent may permit or require.

           Depending upon market or financial conditions following the commencement of the subscription offering, we may increase or decrease the total number of shares of common stock without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price is not below the minimum or more than 15% above the maximum of the estimated offering range. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated offering range or more than 15% above the maximum of the range, we will solicit purchasers and permit them to continue their orders. In such case they will need to reconfirm their subscriptions prior to 20 days before the end of the expiration of the resolicitation offering or we will promptly refund their subscription funds with interest at Oswego County Savings' passbook rate of interest. During this period, subscribers may also modify or rescind their subscriptions. Any change in the estimated offering range must receive the approval of the FDIC and the New York Superintendent. If the number of shares of common stock issued in the reorganization is increased due to an increase of up to 15% in the estimated offering range to reflect changes in market or financial conditions, we will give persons who subscribed for the maximum number of shares the opportunity to subscribe for the adjusted maximum number of shares. If the estimated valuation range is adjusted below $4.0 million or above $6.2 million, Oswego County Bancorp will offer subscribers the opportunity to cancel their stock order. See "- Limitations on Stock Purchases."

           An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Oswego County Bancorp's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and Oswego County Bancorp's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - The granting of stock options and restricted stock to the board and management will further reduce your voting interest" and "Pro Forma Data."


           Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at each office of Oswego County Savings and the other locations specified under "Additional Information."

Subscription Offering and Subscription Rights


           In accordance with the plan of reorganization, we have granted rights to subscribe for the purchase of common stock to the following persons in the following order of descending priority:



           o Eligible account holders -- depositors of Oswego County Savings with accounts of at least $100 as of the close of business on September 30, 1997,

           o         tax-qualified employee stock benefit plans,

           o Supplemental eligible account holders -- depositors of Oswego County Savings with accounts of at least $100 as of close of business on March 31, 1999, and

           o         trustees, officers and employees of Oswego County Savings.


           All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization and as described below under "- Limitations on Stock Purchases."


           Preference Category No. 1: Eligible Account Holders. Each eligible account holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:


           (1)       $150,000 or 15,000 shares of common stock;

           (2) one-tenth of one percent of the total offering of shares of common stock; or

           (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposits of the eligible account holder and the denominator of which is the total amount of qualifying deposits of all eligible account holders, in each case as of the close of business on September 30, 1997 subject to the overall purchase limitations. See "- Limitations on Stock Purchases."


           If there are not sufficient shares available to satisfy all subscriptions, we will allocate shares first among subscribing eligible account holders so as to permit each subscribing eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. After we have allocated each subscribing eligible account holder the lesser of the number of shares subscribed for or 100 shares, we will allocate the remaining shares among the subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing eligible account holders whose subscriptions remain unfilled, provided that we will issue no fractional shares.

           To ensure proper allocation of stock, each eligible account holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in the allocation of fewer shares than if an accountholder discloses all of his accounts. We will subordinate the subscription rights of eligible account holders who are also trustees or officers of Oswego County Savings or their associates to the subscription rights of other eligible account holders to the extent attributable to increased deposits in the year preceding September 30, 1997.

           Preference Category No. 2: Tax-Qualified Employee Stock Benefit
Plans: Each tax-qualified employee stock benefit plan, including the ESOP, shall receive, without payment, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of the common stock, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the estimated offering range. The ESOP intends to purchase 8% of the shares of common stock sold in the stock offering, or 31,960 shares and 43,240 shares based on the minimum and maximum of the estimated offering range, respectively. If the number of shares is increased to 621,575 shares, the ESOP intends to purchase 49,726 shares. We will not aggregate subscriptions by the ESOP with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of Oswego County Savings' trustees, officers, employees or their associates. See "Management - Benefits - Employee Stock Ownership Plan."

           Preference Category No. 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified employee stock benefit plans, each supplemental eligible account holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of:


           (1)       $150,000 or 15,000 shares of common stock;

           (2) one-tenth of one percent of the total offering of shares of common stock; or


           (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of qualifying deposit of the supplemental eligible account holder and the denominator of which is the total amount of qualifying deposits of all supplemental eligible account holders, in each case as of the close of business on March 31, 1999, subject to the overall purchase limitations. See "- Limitations on Stock Purchases."

           If there are not sufficient shares available to satisfy all subscriptions of all supplemental eligible account holders, we will allocate available shares first among subscribing supplemental eligible account holders so as to permit each such supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, we will allocate any remaining shares among the supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing supplemental eligible account holders whose subscriptions remain unfilled, provided that we will issue no fractional shares.

           Preference Category No. 4: Trustees, Officers and Employees. To the extent that there are sufficient shares remaining after satisfaction of all subscriptions by eligible account holders, the ESOP and supplemental eligible account holders, then trustees, officers and employees of Oswego County Savings will receive, without payment, fourth priority, nontransferable subscription rights to subscribe for, in this category, an aggregate of up to 24% of the shares of common stock offered in the subscription offering. The ability of trustees, officers and employees to purchase common stock under this category is in addition to rights which are otherwise available to them under the plan of reorganization as they may fall within higher priority categories, and the plan of reorganization generally allows such persons to purchase in the aggregate up to 25% of common stock sold in the stock offering. See "- Limitations on Stock Purchases."

           In the event of an over subscription in this category, we will allocate subscription rights among the individual trustees, officers and employees on a point system basis, whereby such individuals will receive subscription rights in the proportion that the number of points assigned to each of them bears to the total points assigned to all trustees, officers and employees, provided that we will issue no fractional shares. We will assign one point for each year of service with Oswego County Savings, one point for each salary increment of $5,000 per annum and five points for each office presently held in Oswego County Savings, including trusteeships. For information as to the number of shares proposed to be purchased by certain of the trustees, directors and officers, see "Proposed Management Purchases."

           Expiration Date for the Subscription Offering. The subscription offering will expire at 12:00 noon, Oswego, New York Time, on June 22, 1999 unless extended for up to 45 days or for such additional periods by Oswego County Bancorp and Oswego County Savings as may be approved by the FDIC and the New York Superintendent. We may not extended the subscription offering beyond May 24, 2001. Subscription rights not exercised prior to June 22, 1999 (unless extended) will become void.

           Oswego County Bancorp and Oswego County Savings will not execute orders until we receive subscription for or otherwise sell at least 399,500 shares. If we do not receive sufficient subscriptions or orders within 45 days after June 22, 1999, unless such period is extended with the consent of the FDIC and the New York Superintendent, we will return promptly all funds delivered to Oswego County Savings into the subscription offering to the subscribers with interest and we will cancel all withdrawal authorizations. If an extension beyond the 45-day period following June 22, 1999 is granted, Oswego County Bancorp and Oswego County Savings will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.



Community Offering



           To the extent that shares remain available for purchase after satisfaction of all subscriptions of eligible account holders, tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and trustees, officers and employees of Oswego County Savings, we anticipate that we will offer shares pursuant to the plan of reorganization to certain members of the general public, with preference given to natural persons residing in Oswego County, New York. These natural persons are referred to as preferred subscribers. Persons, together with associates of and persons acting in concert with these persons, may purchase up to the greater of (1) $150,000 or 15,000 shares of common stock, or (2) one-tenth of one percent (0.10%) of the total offering of shares of common stock, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases." We may increase this amount, in our sole discretion, up to 5%, provided that any such increased amount may not exceed the maximum purchase limit provided to subscribers in the subscription offering. See "- Limitations on Stock Purchases." The opportunity to subscribe for shares of common stock in any community offering category will be subject to the right of Oswego County Bancorp and Oswego County Savings, in their sole discretion, to accept or reject any orders made in the community offering in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date. The community offering may be commenced concurrent with, during or promptly after the subscription offering.

           If there are not sufficient shares available to fill the orders of preferred subscribers after completion of the community offering, we will allocate available stock first to each preferred subscriber whose order is accepted by Oswego County Bancorp, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such preferred subscriber, if possible. Thereafter, we will allocate unallocated shares among the preferred subscribers whose accepted orders remain unsatisfied on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that we will issue no fractional shares.

           Prior to filling larger orders, we will fill orders for common stock in the community offering to a maximum of 2% of the shares sold in the stock offering. Thereafter we will allocate any remaining shares on an equal number of shares basis per order until we fill all orders. If there are any shares remaining, we will allocate shares to other members of the general public who subscribe in the community offering applying the same allocation described above for preferred subscribers.


Syndicated Community Offering



           As a final step in the stock offering, the plan of reorganization provides for the offering for sale to the general public through a syndicate of registered broker-dealers known as selected dealers of all shares of common stock not purchased in the subscription and community offerings. We call this the syndicated community offering. Oswego County Savings expects to market any shares which remain unsubscribed after the subscription and community offerings through the syndicated community offering. Oswego County Bancorp and Oswego County Savings have the right to reject orders in whole or part in their sole discretion in the syndicated community offering. Neither Friedman Billings nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the Syndicated Community Offering; however, Friedman Billings has agreed to use its best efforts in the sale of shares in the syndicated community offering.


           The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription and community offerings. We will not permit any person to subscribe in the syndicated community offering for more than $150,000 or 15,000 shares of common stock, subject to the maximum purchase limitations. See "- Limitations on Stock Purchases." We may increase this amount to up to 5% of the total offering of shares in the subscription offering, provided that we will fill orders for common stock in the syndicated community offering first to a maximum of 2% of the shares sold in the stock offering. Thereafter, we will allocate any remaining shares shares on an equal number of shares basis per order until we fill all orders.


           Friedman Billings may enter into agreements with the selected dealers, to assist in the sale of the shares in the syndicated community offering, although no such agreements exist as of the date of this prospectus. During the subscription offering, a selected dealer may neither place nor fill an order. After the close of the subscription offering, Friedman Billings will instruct selected dealers as to the number of shares to be allocated to each selected dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers. During the subscription and community offerings, selected dealers may only solicit indications of interest from their customers to place orders with Oswego County Bancorp on the date set as the order date for the purchase of shares of common stock. When, and if, Friedman Billings and Oswego County Savings believe that insufficient indications of interest and orders have been received in the subscription and community offerings to complete the reorganization and stock offering, Friedman Billings will request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected dealers will send confirmations of the orders to those customers on the next business day after the order date. Selected dealers will debit the accounts of their customers on the settlement date, which will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account established by Oswego County Savings for each selected dealer. FDIC insurance up to $100,000 in accordance with applicable FDIC regulations will apply to each customer's funds forwarded to Oswego County Savings, along with all other accounts held in the same title. After we receive payment from selected dealers, funds will earn interest at Oswego County Savings' passbook rate until the consummation or termination of the reorganization and stock offering. We will promptly return funds, with interest, in the event the reorganization and stock offering is not completed as described above.

           The syndicated community offering will terminate no more than 45 days following June 22, 1999, unless extended by Oswego County Savings with the approval of the FDIC and the New York Superintendent. See "- How We Determined Our Price and Number of Shares to be Issued in the Stock Offering" above for a discussion of rights of subscribers, if any, if we receive an extension.



Persons in Nonqualified States or Foreign Countries



           Oswego County Savings will make reasonable efforts to comply with the securities laws of all states in the United States in which persons reside who are entitled to subscribe for stock pursuant to the plan of reorganization. However, the plan of reorganization does not provide for the offer or sale of the common stock to any person who resides in a foreign country.


Limitations on Stock Purchases


           The plan of reorganization includes the following purchase limitations:

                     (1) Each person must purchase no fewer than 25 shares of common stock, to the extent shares are available;

                     (2) Each eligible account holder may subscribe for and purchase in the subscription offering up to the greater of:


                               (a)        $150,000 or 15,000 shares of common
                                          stock;

                               (b) one-tenth of one percent of the total offering of shares of common stock; or


                               (c) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders, in each case as of the close of business on September 30, 1997, subject to the overall limitation in clause (7) below;

                     (3) The tax-qualified employee stock benefit plans, including the ESOP, may purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering, including any additional shares issued in the event of an increase in the estimated offering range. At this time the ESOP intends to purchase only 8% of those shares;


                     (4) Each supplemental eligible account holder may subscribe for and purchase in the subscription offering up to the greater of:

                               (a)        $150,000 or 15,000 shares of common
                                          stock;

                               (b) one-tenth of one percent of the total offering of shares of common stock; or

                               (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the supplemental eligible account Holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account Holders, in each case as of the close of business on March 31, 1999, subject to the overall limitation in clause
                                          (7) below;


                     (5) Any person purchasing shares of common stock in the community offering may purchase in the community offering up to the greater of:


                               (a)        $150,000 or15,000 shares of common
                                          stock; or

                               (b) one-tenth of one percent of the total offering of shares of common stock, subject to the overall limitation in clause (7) below;


                     (6) Any person purchasing shares of common stock in the syndicated community offering may purchase in the syndicated community offering up to $150,000 or 15,000 shares of common stock, subject to the overall limitation in clause (7) below;

                     (7) Except for the tax-qualified employee stock benefit plans and certain eligible account holders and supplemental eligible account holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of common stock subscribed for or purchased in all categories of the stock offering by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 5% of common stock sold in the stock offering; and


                     (8) Trustees and officers of Oswego County Savings may not purchase in the aggregate more than 25% of the total number of shares offered for sale in the stock offering.

           Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the depositors of Oswego County Savings, we may increase the individual amount permitted to be subscribed for up to a maximum of 5% of the number of shares sold in the stock offering. If such amount is increased, we will notify subscribers for the maximum amount, and, in our discretion, we may notify certain other large subscribers. We will give the notified subscribers the opportunity to increase their subscriptions up to the then applicable limit.


           The term "associate" of a person means:


           o any corporation or other organization, other than Oswego County Bancorp, Oswego County MHC and Oswego County Savings or a majority-owned subsidiary of Oswego County Savings of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;


           o any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Oswego County Bancorp and Oswego County Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

           o any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Oswego County Savings or any of their subsidiaries.


           The term "acting in concert" means (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Oswego County Savings may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the filing by such persons of joint Schedules 13D with the SEC with respect to other companies.



Marketing Arrangements



           Oswego County Bancorp and Oswego County Savings have retained Friedman Billings to consult with and to advise Oswego County Savings, and to assist Oswego County Bancorp, on a best efforts basis, in the distribution of the shares of common stock in the offering. The services that Friedman Billings will provide include, but are not limited to:


           o training the employees of Oswego County Savings who will perform certain ministerial functions in the subscription and community offering regarding the mechanics and regulatory requirements of the stock offering process;

           o managing the stock center by assisting interested stock subscribers and by keeping records of all stock orders;

           o         preparing marketing materials; and

           o assisting in the solicitation of proxies from Oswego County Savings' depositors for use at Oswego County Savings' special meeting.

           For its services, Friedman Billings will receive a management fee of $20,000 and a marketing fee of $100,000. In the event that Oswego County Bancorp uses selected dealers to assist in the sale of shares of common stock in the community offering, Friedman Billings will negotiate a fee with the dealers. Oswego County Savings has agreed to indemnify Friedman Billings against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Friedman Billings may be required to make in connection with any such claims or liabilities.

           Registered representatives affiliated with Friedman Billings or the broker-dealers managed by Friedman Billings will participate in the sale of most of the shares of common stock. Friedman Billings has undertaken that it will sell the shares of common stock in a manner which will ensure that it meets the distribution standards of the New York Stock Exchange. This includes standards related to round lots, public shares, and aggregate market value. The stock center will be established at the main office of Oswego County Savings. Oswego County Bancorp will rely on Rule 3a4-1 of the Exchange Act and will conduct sales of common stock within the requirements of this rule, so as to permit officers, trustees, directors and employees to participate where permitted by applicable law in the sale of the common stock. No officer, trustee, director or employee of Oswego County Bancorp or Oswego County Savings will receive direct or indirect compensation in the form of commissions or other remuneration for his participation in the sale of common stock.

           Oswego County Savings may utilize certain space in its offices for activities related to the Offerings. The FDIC and Department impose certain restrictions on securities sales activities by Oswego County Bancorp or Oswego County Savings. Among other requirements, if the offices of Oswego County Savings or any affiliate are utilized, (1) employees may not receive commissions, bonuses, or payment, except standard compensation to securities personnel of registered broker-dealers; (2) tellers may not make offers or sales; (3) no other person may make offers or sales at the teller counter; (4) persons must conduct sales activities in a segregated or separately identifiable area of the Oswego County Savings' offices apart from the area used by the general public for deposit activities; and (5) offers and sales must be made only by regular, full-time Oswego County Savings employees or securities personnel who are subject to supervision by a registered broker-dealer. In addition, each subscriber must sign a certification form acknowledging that the common stock is not federally insured or guaranteed and that he has received a copy of this prospectus and understands the risks involved in purchasing any shares of common stock. Oswego County Bancorp and Oswego County Savings will comply with the above-described FDIC and Department rules as well as Federal and state securities laws.

Procedure for Purchasing Shares in the Subscription Offering

           To ensure that each purchaser receives a prospectus at least 48 hours before June 22, 1999, unless extended, in accordance with Rule 15c2-8 of the Exchange Act, we will not mail a prospectus any later than five days prior to that date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. We will only distribute order forms with a prospectus.

           To purchase shares in the subscription offering, we must receive from you an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Oswego County Savings, which may be given by completing the appropriate blanks in the order form, by Oswego County Savings by 12:00 noon, Oswego, New York Time, on the June 22, 1999, unless extended. In addition, Oswego County Bancorp and Oswego County Savings will require a prospective purchaser to execute a certification in the form required by the FDIC and Department in connection with any sale of common stock. We will not accept order forms to purchase shares in the subscription offering if they are (1) not received by June 22, 1999, (2) executed defectively, or (3) received without full payment or appropriate withdrawal instructions. Further, Oswego County Savings will not accept orders submitted on photocopied or facsimilied order forms nor order forms unaccompanied by an executed certification form. Oswego County Savings has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once we receive an executed order form, you may not modify, amend or rescind it without the consent of Oswego County Savings, unless we do not complete the stock offering within 45 days after the end of the subscription offering, unless we extend that period.


           To ensure that we place our eligible account holders and supplemental eligible account holders in their proper stock purchase priority, depositors as of the close of business on the September 30, 1997 or March 31, 1999 must list all accounts on the stock order form giving all names in each account and the account numbers.

           You may make payment for subscriptions:

                     o          in cash if delivered in person;

                     o          by check or money order; or

                     o by authorization of withdrawal from deposit accounts maintained with Oswego County Savings.

           We will not accept wire transfers. We will pay interest on payments made by cash, check or money order at Oswego County Savings' passbook rate of interest from the date we receive payment until completion or termination of the stock offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the reorganization, but we will place a hold on those funds. As a result, the funds are unavailable to the depositor until completion or termination of the stock offering.

           If a subscriber authorizes Oswego County Savings to withdraw the amount of the purchase price from his deposit account, Oswego County Savings will do so as of the effective date of the stock offering. Oswego County Savings will waive any applicable penalties for early withdrawal from certificate accounts. If you reduce the remaining balance in a certificate account below the applicable minimum balance requirement when the funds actually are transferred under the authorization, we will cancel the certificate at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

           If the ESOP subscribes for shares during the subscription offering, we will not require the ESOP to pay for the shares subscribed for at the time it subscribes, but rather, pay for its shares of common stock upon consummation of the offering. We will permit this payment arrangement if the ESOP has in force from the time of its subscription until the consummation of the offering, a loan commitment from an unrelated financial institution or Oswego County Bancorp to lend to the ESOP the aggregate purchase price of the shares for which it subscribed.

           Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the subscription and community offerings provided that you maintain the IRA at an institution other than Oswego County Savings. ERISA provisions and IRS regulations require that officers, trustees and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the offering make such purchases for the exclusive benefit of the IRAs. We advise any parties wishing to use IRA funds for stock purchases to contact the stock center at (315) 343-3181 for additional information.

Restrictions on Transfer of Subscription Rights and Shares

           Pursuant to the FDIC and Department rules and regulations, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon their exercise. Only a person holding a subscription right may exercise it and the holder may only exercise it for his account. We will require each person exercising a subscription right to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of those shares. FDIC and Department regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the stock offering.

           Oswego County Savings will refer to the FDIC, Department and the SEC any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of subscription rights. Violations may lead to actions by these or other government agencies.

Delivery of Certificates

           As soon as practicable following consummation of the reorganization, our transfer agent will mail certificates representing common stock issued in the stock offering to the persons entitled to certificates at the addresses of such persons appearing on the stock order form. We will hold any certificates returned as undeliverable until claimed by persons legally entitled to it or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

Required Approvals and Nonobjections

           The completion of the reorganization and stock offering requires various approvals or nonobjections from the FDIC and the Department. The FDIC has advised us of its intention not to object to and the Department has approved the plan of reorganization, subject to approval by Oswego County Savings' depositors and other standard conditions. Oswego County MHC's and Oswego County Bancorp's bank holding company application is currently pending with the Federal Reserve Board.

           Oswego County Bancorp is required to make certain filings with state securities regulatory authorities in connection with the issuance of common stock in the stock offering.

Restrictions on Purchase or Transfer of Shares After the Corporate Change

           All shares of common stock purchased in connection with the reorganization by a director or an officer of Oswego County Bancorp or Oswego County Savings will be subject to a restriction that the shares not be sold for a period of one year following the reorganization except in the event of the death of such director or officer or judicial declaration of incompetency or pursuant to a merger or similar transaction approved by the FDIC and the Department. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued that any transfer within the time period of any certificate or record ownership of those shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one-year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.

           Directors, executive officers and their associates may purchase common stock during the three-year period following completion of the reorganization only through a broker or dealer registered with the SEC, except with the prior written approval of the FDIC and the New York Superintendent. This restriction does not apply, however, to certain purchases of stock pursuant to an employee stock benefit plan.



           Except with the prior approval of the New York Superintendent, neither Oswego County Bancorp nor Oswego County Savings may repurchase any of its outstanding common stock prior to the first anniversary of the completion of the offering. It is the policy of the New York Superintendent not to authorize any repurchases in the first six months after the completion of an offering. During the second and third years following the offering, neither company may repurchase in excess of five percent of its outstanding common stock in any 12-month period without the prior approval of the New York Superintendent. In determining whether to grant such approval, the New York Superintendent considers:


         o the financial condition and history of Oswego County Bancorp or Oswego County Savings, as the case may be;

         o  the adequacy of its capital structure;

         o  its future earnings prospects;

         o  the quality of its management;

         o whether the repurchase will result in fair treatment to the shareholders of Oswego County Bancorp or Oswego County Savings, as the case may be; and

         o  the public interest generally.



                       Certain Restrictions On Acquisition
               of Oswego County Bancorp and Oswego County Savings


           The principal regulatory restrictions which affect the ability of any person, firm or entity to acquire Oswego County Bancorp, Oswego County Savings or their respective capital stock are described below. Also discussed are certain provisions in Oswego County Bancorp's certificate of incorporation and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Oswego County Bancorp.


           Oswego County MHC Structure. Under New York law, the plan of reorganization and Oswego County Bancorp's governing corporate instruments, Oswego County MHC must own at least 51% of Oswego County Bancorp's voting shares. Oswego County MHC's board of trustees, which will consist of persons, except for one person, who also are members of the board of directors of Oswego County Bancorp and Oswego County Savings, will control Oswego County MHC. Oswego County MHC will be able to elect all members of the board of directors of Oswego County Bancorp, and as a general matter, will be able to control the outcome of all matters presented to the stockholders of Oswego County Bancorp for resolution by vote, except for matters that require a vote greater than a majority. Oswego County MHC, acting through its board of trustees, will be able to control the business and operations of Oswego County Bancorp and Oswego County Savings will be able to prevent any challenge to the ownership or control of Oswego County Bancorp by minority stockholders. Oswego County MHC's board of trustees could prevent change in control even if it were supported by all of the minority shareholders. Accordingly, a change in control of Oswego County Bancorp or Oswego County Savings cannot occur unless it is supported by Oswego County MHC or Oswego County MHC first converts to the stock form of organization. Although New York law, applicable regulations and the plan of reorganization permit Oswego County MHC to convert from the mutual to the capital stock form of organization, we do not anticipate that a conversion of Oswego County MHC will occur in the foreseeable future.

           In addition to the anti-takeover aspects of the mutual holding company structure, the following provisions of Oswego County Bancorp's certificate of incorporation and bylaws and certain other regulatory provisions will restrict the ability of stockholders to influence management policies and may have an anti-takeover effect. The following description of certain of these provisions is necessarily general. With respect to provisions contained in Oswego County Bancorp's certification of incorporation and bylaws and Oswego County Savings' proposed restated organizational certificate and bylaws, we refer you each case to the document in question. Each of these documents is part of Oswego County Savings' application to the New York Superintendent and Oswego County Bancorp's registration statement filed with the SEC. See "Additional Information." The following discussion does not reflect the powers and provisions of Oswego County Savings' organization certificate.

Provisions of Oswego County Bancorp's Certificate of Incorporation and Bylaws

           Restrictions on Call of Special Meetings. The certificate of incorporation provides that the chairman of the board of Oswego County Bancorp may call a special meeting of stockholders. A resolution adopted by a majority of the board of directors may also require a special meeting. The certificate does not authorize stockholders to call a special meeting.

           Absence of Cumulative Voting. The certificate of incorporation provides that there shall be no cumulative voting rights in the election of directors.

           Preferred Shares. The certificate of incorporation authorizes the board of directors to issue up to one million shares of preferred stock. The board of directors may use these additional shares to deter future attempts to gain control of Oswego County Bancorp. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

           Limitation on Voting Rights. The certificate of incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 5% of any class of equity security of Oswego County Bancorp, inclusive of shares of such class held by Oswego County MHC. This limitation does not apply to Oswego County MHC or any tax-qualified employee stock benefit plans maintained by Oswego County Bancorp. The certificate also provides that shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of stockholders. For these purposes, a person will not become a "beneficial owner" of shares as a result of receiving the right to vote those shares under a revocable proxy.

           Removal of Directors. Shareholders may remove any or all of the directors. Removal may occur only for cause and only by the affirmative vote of holders of at least 80% of the voting power entitled to vote in the election of directors.

           Amendments to Certificate of Incorporation and Bylaws. Oswego County Bancorp's board of directors and also a majority of the outstanding shares of Oswego County Bancorp's voting stock must approve amendments to the certificate of incorporation. However, provisions relating to the call of special stockholder meetings, directors, limitation on voting rights, amending the bylaws, the procedure for amending the certificate of incorporation, evaluation of offers to purchase Owsego County Bancorp or controlling interest thereof, and director liability generally require the approval by at least 80% of the outstanding voting stock.

           An amendment to the bylaws requires the affirmative vote of the total number of directors of Oswego County Bancorp or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

           Indemnification and Limits of Liability. Oswego County Bancorp's Certificate of Incorporation provides for the elimination of personal liability of the directors of Oswego County Bancorp for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors (but not officers) of corporations that have adopted this type of provision will have no liability for monetary damages, except for (a) any breach of the director's duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(c) the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, (d) any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to Oswego County Bancorp and its shareholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

           Article 9 of the certificate of incorporation provides that the Oswego County Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, including actions by or in the right of Oswego County Bancorp, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Oswego County Bancorp, or is or was serving at the request of Oswego County Bancorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification is furnished to the full extent provided by law against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such actions, suit or proceeding. The indemnification provisions also permit Oswego County Bancorp to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by Oswego County Bancorp's board of directors, provided that the indemnified person undertakes to repay Oswego County Bancorp if it is ultimately determined that such person was not entitled to indemnification.

           The rights of indemnification provided in the Oswego County Bancorp's certificate of incorporation are not exclusive of any other rights which may be available under Oswego County Bancorp's bylaws, any insurance or other agreement, by vote of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof or otherwise. In addition, Oswego County Bancorp's bylaws authorize it to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Oswego County Bancorp, whether or not Oswego County Bancorp would have the power to provide indemnification to such person. By action of the board of directors, Oswego County Bancorp may create and fund a trust fund or other fund or form of self-insurance arrangement of nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the certificate of incorporation and bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable Oswego County Bancorp to attract and retain the best personnel available.

           An amendment to the bylaws requires the affirmative vote of the total number of directors of Oswego County Bancorp or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

Federal Reserve Board Regulations

           The Change in Bank Control Act and the Bank Holding Company Act, together with the Federal Reserve Board regulations under those acts, require that the consent of the Federal Reserve Board prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (1) the holding company has registered securities under Section 12 of the Exchange Act or (2) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the common stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the common stock will result in a rebuttable presumption that the acquirer of such stock controls Oswego County Bancorp. The existence of this presumption requires the proposed acquirer, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the Federal Reserve Board or obtain Federal Reserve Board approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of Oswego County Bancorp. See "How We Are Regulated."

New York Banking Law

           In addition to federal law, the New York State Banking Law generally requires prior approval of the New York State Banking Board before any entity or person takes any action that results in the acquisition of direct or indirect control of a banking institution organized in New York State. Control is presumed to exist if any company or person directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company or person that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution.

Benefit Plans

           In addition to the provisions of Oswego County Bancorp's certificate of incorporation and bylaws described above, certain benefit plans of Oswego County Bancorp and Oswego County Savings adopted in connection with the reorganization and stock offering contain provisions that also may discourage hostile takeover attempts which the board of directors of Oswego County Savings might conclude are not in the best interests of Oswego County Bancorp and Oswego County Savings or Oswego County Bancorp's stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control of Oswego County Bancorp or Oswego County Savings, see "Management -- Benefits."

              Description Of Capital Stock Of Oswego County Bancorp

General

           Oswego County Bancorp's certificate of incorporation authorizes it to issue 7,500,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock having a par value of $0.01 per share. Oswego County Bancorp currently expects to issue up to a maximum of 1,200,370 shares of common stock and no shares of preferred stock in the stock offering. The number of shares of common stock issued will increase to 1,380,426 shares in the event that the maximum of the estimated offering range is increased by 15%. Each share of the common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of reorganization, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of Oswego County Bancorp's capital stock which are deemed material to an investment decision with respect to the stock offering.

           The common stock of Oswego County Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC and will not be guaranteed by Oswego County Savings, Oswego County Bancorp on Oswego County MHC.

Common Stock

           Distributions. Oswego County Bancorp can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. See "Our Policy Regarding Dividends." The holders of common stock of Oswego County Bancorp will be entitled to receive and share equally in any dividends declared by the board of directors of Oswego County Bancorp out of legally available funds. If Oswego County Bancorp issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

           Voting Rights. Upon consummation of the reorganization, the holders of common stock will possess exclusive voting rights in Oswego County Bancorp. Each share of common stock will entitle the holder to one vote. A shareholder will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10.0% of the issued and outstanding shares of common stock may be considered "excess shares." "Excess shares" hold no voting rights. See "Certain Restrictions on Acquisition of Oswego County Bancorp and Oswego County Savings." If Oswego County Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights.

           Liquidation. In the event of any liquidation, dissolution or winding up of Oswego County Savings, Oswego County Bancorp, as holder of Oswego County Savings' capital stock, has the right to receive, after payment or provision for payment of all debts and liabilities of Oswego County Savings, including all deposit accounts and accrued interest thereon), all assets of Oswego County Savings available for distribution. In the event of liquidation, dissolution or winding up of Oswego County Bancorp, the holders of its common stock have the right to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Oswego County Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

           Rights to Buy Additional Shares. Holders of the common stock of Oswego County Bancorp will not have to preemptive rights with respect to the issuance of additional shares. A preemptive right is a priority right to buy additional shares if Oswego County Bancorp issues more shares in the future. The common stock is not subject to redemption.

Preferred Stock

           Oswego County Bancorp will not issue preferred stock in the stock offering. In the future, the board of directors may determine to issue preferred stock with preferences and designations. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Oswego County Bancorp has no present plans to issue preferred stock.

                          Transfer Agent and Registrar


           The transfer agent and registrar for Oswego County Bancorp's common stock is ___________________.



                                     Experts


           The financial statements of Oswego County Savings as of December 31, 1998 and 1997, and for the years then ended have been included in this prospectus in reliance upon the report of KPMG LLP, independent public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

           RP Financial has consented to the publication herein of the summary of its report to Oswego County Savings setting forth its opinion as to the estimated pro forma market value of the common stock upon reorganization and its opinion with respect to subscription rights.



                             Legal and Tax Opinions

           Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to Oswego County Savings and Oswego County Bancorp will pass upon the legality of the common stock and the federal income tax consequences of the reorganization. KPMG will pass upon the New York income tax consequences of the reorganization. KPMG also will pass upon the federal income tax consequences of certain matters relating to establishment of the foundation for Oswego County Savings. Breyer & Associates, PC, Washington, D.C. will pass upon certain legal matters for Friedman, Billings.



                             ADDITIONAL INFORMATION


           Oswego County Bancorp has filed with the SEC a registration statement under the Securities Act with respect to the common stock offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. You can examine the entire registration statement, including the appraisal report which is an exhibit to the registration statement, without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of such material from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Oswego County Bancorp, that file electronically with the SEC. The prospectus includes a summary of the provisions of material contracts and other documents that are filed as exhibits to the registration statement. Those summaries are brief descriptions and are not always complete. You should refer to the specific contract or document for more detailed and complete information.

           Oswego County Savings has filed an application with the Department with respect to the reorganization and offering. Under the Department's rules and regulations, this prospectus omits certain information contained in that application. The application may be examined at the Department's office at 2 Rector Street, New York, New York and at Oswego County Savings' main office at 44 East Bridge Street, Oswego, New York 13126.


           In connection with the reorganization, Oswego County Bancorp will register its common stock with the SEC under Section 12 of the Exchange Act, and, upon such registration, Oswego County Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the plan of reorganization, Oswego County Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the reorganization.

           A copy of the plan of reorganization and the certificate of incorporation and bylaws of Oswego County Bancorp and the organization certificate and bylaws of Oswego County Savings and Oswego County MHC are available without charge from Oswego County Savings. Requests for this information should be directed by mail to: Lisa King, Oswego County Savings Bank, 44 East Bridge Street, Oswego, New York 13126 or by telephone by contacting Ms. King at (315) 343-4100.

           A copy of the appraisal report is also available for inspection at Oswego County Savings' main office located at the above address.

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

Independent Auditors' Report..............................................  F-1

Statements of Financial Condition as of December 31, 1998 and
           1997 ..........................................................  F-2

Statements of Income for the Years Ended December 31, 1998 and
           1997...........................................................  F-3

Statements of Net Worth and Comprehensive Income for the Years
           Ended December 31, 1998 and 1997...............................  F-4

Statements of Cash Flows for the Years Ended December 31, 1998
           and 1997.......................................................  F-5

Notes to Financial Statements.............................................  F-6


All schedules are omitted as the required information is not applicable or the information is presented in the financial statements.

The financial statements of Oswego County Bancorp have been omitted because Oswego County Bancorp has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than of an organizational nature.

                          Independent Auditors' Report


The Board of Trustees
Oswego County Savings Bank:


We have audited the accompanying statements of financial condition of Oswego County Savings Bank as of December 31, 1998 and 1997, and the related statements of income, net worth and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oswego County Savings Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                              /s/ KPMG LLP


February 12, 1999
Syracuse, New York

                                              OSWEGO COUNTY SAVINGS BANK

                                          Statements of Financial Condition

                                              December 31, 1998 and 1997





                                   Assets                                            1998                  1997
                                                                             ---------------------  -------------------


Cash and due from banks                                                   $         4,006,570            4,083,082
Federal funds sold and other short-term investments                                 2,600,000            2,681,128
Securities held to maturity, fair value of $13,791,754 in
    1998 and $10,474,998 in 1997                                                   13,729,905           10,441,133
Securities available for sale, at fair value                                       14,783,994           10,920,781

Loans                                                                              67,795,362           80,460,302
    Less allowance for loan losses                                                  1,068,420            1,408,797
                                                                             ---------------------  -------------------

       Loans, net                                                                  66,726,942           79,051,505
                                                                             ---------------------  -------------------

Loans held for sale                                                                 4,286,280                   --
Real estate owned                                                                     195,067              599,387
Premises and equipment, net                                                         2,244,769            2,324,351
Accrued interest receivable                                                           856,418              925,591
Other assets                                                                        1,435,960              966,423
                                                                             ---------------------  -------------------

       Total assets                                                       $       110,865,905          111,993,381
                                                                             =====================  ===================

                          Liabilities and Net Worth

Deposits:
    Demand                                                                         11,629,803            9,665,784
    Savings and money market                                                       46,687,391           48,535,652
    Time                                                                           38,247,054           39,697,366
                                                                             ---------------------  -------------------

                                                                                   96,564,248           97,898,802

Escrow deposits                                                                     1,318,444            1,458,361
Other liabilities                                                                   1,288,914            1,244,595
                                                                             ---------------------  -------------------

       Total liabilities                                                           99,171,606          100,601,758
                                                                             ---------------------  -------------------

Commitments and contingencies (note 11)

Net worth:
    Surplus                                                                         3,728,639            3,728,639
    Undivided profits, substantially restricted                                     7,966,281            7,657,573
    Accumulated other comprehensive income                                               (621)               5,411
                                                                             ---------------------  -------------------

       Total net worth                                                             11,694,299           11,391,623
                                                                             ---------------------  -------------------

       Total liabilities and net worth                                    $       110,865,905          111,993,381
                                                                             =====================  ===================


See accompanying notes to financial statements.

                           OSWEGO COUNTY SAVINGS BANK

                              Statements of Income

                     Years ended December 31, 1998 and 1997




                                                                                      1998                 1997
                                                                                ------------------   ------------------

Interest income:
    Loans                                                                    $      6,252,969            6,860,107
    Securities                                                                      1,480,880            1,151,073
    Federal funds sold and other short-term investments                               180,949              240,519
                                                                                ------------------   ------------------

          Total interest income                                                     7,914,798            8,251,699

Interest expense on deposits                                                        3,388,168            3,737,612
                                                                                ------------------   ------------------

          Net interest income                                                       4,526,630            4,514,087

Provision for loan losses                                                             120,000              524,816
                                                                                ------------------   ------------------

          Net interest income after provision for loan losses                       4,406,630            3,989,271
                                                                                ------------------   ------------------

Noninterest income:
    Service charges                                                                   387,125              415,445
    Recovery for Nationar                                                              22,192               54,400
    Other                                                                              59,526               46,417
                                                                                ------------------   ------------------

          Total noninterest income                                                    468,843              516,262
                                                                                ------------------   ------------------

Noninterest expenses:
    Salaries and employee benefits                                                  1,923,984            1,923,888
    Occupancy and equipment                                                           670,735              600,078
    Data processing                                                                   267,782              221,695
    Office supplies, printing and postage                                             186,750              240,691
    Professional fees                                                                 251,231              237,923
    Merger expenses                                                                   171,213              145,278
    Real estate owned, net                                                            302,213              198,545
    Trustee fees                                                                      151,918              172,175
    Marketing and advertising                                                         120,616               93,375
    Deposit insurance premiums                                                         11,738               12,342
    Other                                                                             346,585              269,302
                                                                                ------------------   ------------------

          Total noninterest expenses                                                4,404,765            4,115,292
                                                                                ------------------   ------------------

Income before income tax expense                                                      470,708              390,241

Income tax expense                                                                    162,000              201,350
                                                                                ------------------   ------------------

          Net income                                                         $        308,708              188,891
                                                                                ==================   ==================

See accompanying notes to financial statements.

                           OSWEGO COUNTY SAVINGS BANK

                Statements of Net Worth and Comprehensive Income

                     Years ended December 31, 1998 and 1997


                                                                                           Accumulated
                                                                                              Other
                                                                       Undivided          Comprehensive            Total
                                                       Surplus          Profits              Income              Net Worth
                                                   ---------------- -----------------  --------------------  ------------------

Balance, December 31, 1996                       $   3,728,639         7,468,682                    --          11,197,321

Comprehensive income:
    Net income                                              --           188,891                    --             188,891

    Net change in the unrealized gain
       on securities available
       for sale, net of taxes                               --                --                 5,411               5,411
                                                                                                             ------------------

          Total comprehensive income                                                                               194,302
                                                   ---------------- -----------------  --------------------  ------------------

Balance, December 31, 1997                           3,728,639         7,657,573                 5,411          11,391,623

Comprehensive income:
    Net income                                              --           308,708                    --             308,708

    Net change in the unrealized gain
       (loss) on securities available
        for sale, net of taxes                              --                --                (6,032)             (6,032)
                                                                                                             ------------------

          Total comprehensive income                                                                               302,676
                                                   ---------------- -----------------  --------------------  ------------------

Balance, December 31, 1998                       $   3,728,639         7,966,281                  (621)         11,694,299
                                                   ================ =================  ====================  ==================




See accompanying notes to financial statements.

                                              OSWEGO COUNTY SAVINGS BANK

                                               Statements of Cash Flows

                                        Years ended December 31, 1998 and 1997


                                                                                       1998                 1997
                                                                                 ------------------   -----------------

Cash flows from operating activities:
    Net income                                                                 $       308,708             188,891
    Adjustments to reconcile net income to net cash
       provided by (used in) operating activities:
          Depreciation                                                                 256,136             167,572
          Provision for loan losses                                                    120,000             524,816
          Recovery for Nationar                                                        (22,192)            (54,400)
          Loss on sale of real estate owned                                            145,171             254,427
          Gain on sale of securities                                                    (2,292)                 --
          Security amortization (accretion)                                             32,601             (14,393)
          Deferred income taxes                                                         98,730              11,088
          Originations of loans held for sale                                       (4,286,280)                 --
          Change in:
             Accrued interest receivable                                                69,173            (178,793)
             Other assets                                                             (537,787)            236,894
             Other liabilities                                                          43,819             524,196
                                                                                 ------------------   -----------------

                     Net cash provided by (used in) operating activities            (3,774,213)          1,660,298
                                                                                 ------------------   -----------------

Cash flows from investing activities:
    Proceeds from maturity of and principal collected on
       securities held to maturity                                                   9,722,545           4,167,664
    Proceeds from sale of securities available for sale                              2,002,032                  --
    Proceeds from maturity of and principal collected on
       securities available for sale                                                 6,895,973           1,000,000
    Purchases of securities held to maturity                                       (13,038,664)         (4,498,070)
    Purchases of securities available for sale                                     (12,778,000)        (11,900,616)
    Principal collections of loans, net of loan originations                        11,929,496           3,204,679
    Proceeds from sale of real estate owned                                            534,216             360,300
    Purchases of premises and equipment, net                                          (176,554)           (396,834)
                                                                                 ------------------   -----------------

                     Net cash provided by (used in) investing activities             5,091,044          (8,062,877)
                                                                                 ------------------   -----------------

Cash flows from financing activities:
    Net increase (decrease) in demand, savings and money market deposits               115,758            (390,850)
    Net decrease in time deposits                                                   (1,450,312)         (3,725,542)
    Net decrease in escrow deposits                                                   (139,917)           (258,949)
                                                                                 ------------------   -----------------

                     Net cash used in financing activities                          (1,474,471)         (4,375,341)
                                                                                 ------------------   -----------------

Net decrease in cash and cash equivalents                                             (157,640)        (10,777,920)

Cash and cash equivalents at beginning of year                                       6,764,210          17,542,130
                                                                                 ------------------   -----------------

Cash and cash equivalents at end of year                                       $     6,606,570           6,764,210
                                                                                 ==================   =================

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
       Interest                                                                $     3,388,168           3,737,612
       Income taxes                                                                    195,750             243,000
                                                                                 ==================   =================

    Non-cash investing and financing activities:
       Transfer of loans to real estate owned                                  $       275,067             723,123
                                                                                 ==================   =================

See accompanying notes to financial statements.


                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



(1)    Reorganization, Stock Issuance and Merger

       Oswego County Savings Bank (the Bank) is a mutual savings bank that is subject to regulation by the New York State Banking Department and the Federal Deposit Insurance Corporation (FDIC). The Bank provides financial services to individuals and businesses primarily in Oswego County in New York State.

       On December 17, 1998, the Board of Trustees of the Bank adopted the Amended and Restated Plan of Reorganization (the Plan), pursuant to which the Bank will reorganize into the mutual holding company form of organization as a wholly-owned subsidiary of Oswego County Bancorp, Inc., a mid-tier stock holding company that will be a majority-owned subsidiary of Oswego County MHC (the MHC). Following receipt of all required regulatory approvals, the approval of the depositors of the Bank entitled to vote on the Plan of Reorganization, and the satisfaction of all other conditions precedent to the Reorganization, the Bank will consummate the Reorganization. Pursuant to the Plan, the Reorganization will be effected in a manner that is consistent with applicable New York and federal law and regulations. Contemporaneously with the Reorganization, Oswego County Bancorp, Inc. will sell a Minority Interest in shares of Common Stock in a public stock offering (Offering). Subsequent to the Reorganization and Offering, the minority interest will represent 49% or less of the Oswego County Bancorp, Inc.'s outstanding shares, with the MHC owning at least 51%.

       The Reorganization will be accounted for as a change in corporate form with no resulting change in the historical basis of the Bank's assets, liabilities and equity. At the time of the Reorganization, the Bank will establish a liquidation account in an amount equal to its capital as of December 31, 1998 (the date of the latest statement of financial condition included in this prospectus). The liquidation account will be maintained for the benefit of both eligible and supplemental eligible account holders who continue to maintain their deposit accounts at the Bank after the Reorganization. The liquidation account will be reduced annually to the extent that eligible and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible and supplemental eligible account holder would be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for the account then held.

       Subsequent to the Reorganization, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause its capital to be reduced below applicable regulatory capital maintenance requirements, the amount required to be maintained for the liquidation account, or if such declaration and payment would otherwise violate regulatory requirements.

       In the event that the Reorganization and Offering are not successfully completed, the costs incurred in connection with the Reorganization and Offering will be expensed at the time that the unsuccessful completion is determined. The Bank has incurred stock issuance costs of $162,000 as of December 31, 1998, which are included in other assets.

       The Bank intends to establish a Foundation as part of the Offering, to which it will make a contribution in the form of shares of common stock equal to 4.0% of the shares sold in the Offering. The Foundation will be dedicated exclusively to supporting charitable causes and community development in the Bank's primary market area. The Bank will incur an expense equal to the fair value of the shares contributed to the Foundation, offset in part by a tax benefit, during the quarter in which the contribution is made. This expense will likely have a material impact on the Bank's earnings for such quarter and for fiscal 1999.

       On September 4, 1997, the trustees of the Bank approved a proposed merger and entered into a merger agreement with Pathfinder Bancorp, Inc. (Pathfinder), a publicly traded bank which is 54% owned by Pathfinder Bancorp M.H.C.. On January 28, 1999, the Bank terminated its proposed merger with Pathfinder as a result of certain regulatory considerations. Expenses related to this terminated merger, totaling $171,000 in 1998 and $145,000 in 1997, are included in noninterest expenses.



                                 F-6                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



(2)    Summary of Significant Accounting Policies

       The accounting policies of the Bank conform to generally accepted accounting principles. The following is a description of the more significant accounting policies followed by the Bank.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

       (a)    Securities

              The Bank classifies its securities as either available for sale or held to maturity, as the Bank does not hold any securities considered to be trading. Held to maturity securities are those debt securities for which the Bank has the positive intent and the ability to hold until maturity. All other securities not included in held to maturity are classified as available for sale.

              Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as accumulated other comprehensive income (a component of net worth) until realized.

              A decline in the fair value of any available for sale or held to maturity security below cost, that is deemed other than temporary, is charged to earnings resulting in the establishment of a new cost basis for the security.

              Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividends and interest income are recognized when earned. Realized gains and losses on securities are recognized on the trade date and are calculated using the specific identification method for determining the cost of securities sold.

       (b)    Loans

              Loans (other than those held for sale) are reported at the principal amount outstanding. Fees and certain direct origination costs related to lending activities are recognized in income as incurred, as the amounts are immaterial.

              Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.




                                 F-7                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



              Generally, the Bank places all loans that are 90 days or more past due on non-accrual status. In addition, the Bank places any loan on non-accrual status if any part of it is classified as doubtful or loss, or if any part has been charged off. When a loan is placed on non-accrual status, total interest accrued and unpaid to date is reversed by a charge to interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

       (c)    Allowance for Loan Losses

              The Bank's provision for loan losses charged to operations is based upon management's evaluation of the loan portfolio. The allowance for loan losses is maintained at an amount management deems adequate to provide for probable loan losses considering the character of the loan portfolio, economic conditions, analysis of specific loans and historical loss experience. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.

              The Bank considers a loan impaired when, based on current information and events, it is probable that it will be unable to collect all amounts of principal and interest under the original terms of the agreement. Large groups of smaller balance, homogeneous loans such as the Bank's residential mortgages, home equity loans and consumer loans are collectively evaluated for impairment. Accordingly, the Bank measures impaired commercial mortgages and commercial loans based on the present value of future cash flows discounted at the loan's effective interest rate, or at the fair value of the collateral if the loan is collateral dependent. Impairment losses are recognized as a component of the allowance for loan losses.

       (d)    Real Estate Owned

              Real estate owned includes property acquired through, or in lieu of, formal foreclosure. Write-downs to estimated fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After transfer, the property is carried at the lower of cost or fair value, less estimated selling expenses. Adjustments to the carrying value of such properties that result from subsequent declines in fair value are charged to operations in the period in which the declines occur.

       (e)    Premises and Equipment

              Land is carried at cost and buildings, furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on the straight-line method over the estimated service lives of the assets.




                                 F-8                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       (f)    Income Taxes

              Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period which includes the enactment date.

       (g)    Pension and Other Postretirement Benefits

              The Bank has a defined benefit pension plan covering substantially all of its employees. Benefits are based on credited years of service and the employee's average compensation prior to retirement. The Bank's funding policy is to contribute annually at least the minimum required by law. Plan assets are invested in the general account of the Retirement System for Savings Institutions.

              The Bank sponsors an unfunded defined benefit plan that covers all of its full time employees and provides postretirement medical and life insurance benefits. Employees are eligible for these benefits if they retire under the Bank's defined benefit pension plan and have attained age 55 with at least 5 years of service. Employees are required to contribute a portion of the premium. The Bank accrues the cost of these benefits to employees and the employees' beneficiaries during the years that the employees render the necessary service.

              In 1998, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits. This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or the recognition of these plans. The statement did not impact its financial position or results of operations of the Bank.

       (h)    Cash and Cash Equivalents

              For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold and other short-term investments with maturities less than 90 days.

       (i)    Financial Instruments With Off-Balance Sheet Risk

              The Bank does not engage in the use of derivative financial instruments and the Bank's only financial instruments with off-balance sheet risk are commercial and residential mortgage commitments. These off-balance sheet items are shown in the Bank's statement of financial condition upon funding.





                                 F-9                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       (j)    Comprehensive Income

              In 1998, the Bank adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income, presented in the statements of net worth and comprehensive income, consists of net income and the net change for the period in after-tax unrealized gains or losses on securities available for sale. Accumulated other comprehensive income in the accompanying statements of financial condition represents the net unrealized gains or losses on securities available for sale as of the reporting dates. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

       (k)    Segment Information

              In 1998, the Bank adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires public companies to report financial and other information about key revenue producing segments of the entity for which such information is available and is utilized by the chief operating decision maker. Specific information to be reported for individual segments includes profit or loss, certain specific revenue and expense items, and total assets. A reconciliation of segment financial information to amounts reported in the financial statements is also provided. As a community-oriented financial institution, substantially all of the Bank's operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community banking operations, which constitute the Bank's only operating segment for financial reporting purposes. Therefore, the adoption of SFAS No. 131 did not result in any changes in the Bank's reporting.

       (l)    Other Accounting Standards

              SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement requires that all derivatives be recognized as either assets or liabilities in the statement of financial condition and that those instruments be measured at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. This statement is effective for fiscal years beginning after June 15, 1999, although earlier adoption is permitted. The Bank anticipates, based on current activities, that the adoption of SFAS No. 133 will not have an effect on its financial position or results of operations. SFAS No. 133 also permits certain reclassification of securities to the available for sale category from the held to maturity category. The Bank has no current intention to reclassify any securities pursuant to SFAS No. 133.




                                F-10                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



              In October 1998, the FASB issued SFAS No. 134, Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage-Banking Enterprise, which amends SFAS No. 65, Accounting for Certain Mortgage Banking Activities. This statement conforms the subsequent accounting for securities retained after the securitization of mortgage loans by a mortgage banking enterprise with the accounting for such securities by a nonmortgage banking enterprise. This statement is effective for the first quarter beginning after December 15, 1998, and will not have any impact on the Bank's financial position or results of operations as the Bank does not currently securitize mortgage loans.


(3)    Securities

       The amortized cost and fair value of securities are as follows:


                                                                              December 31, 1998
                                                        ---------------------------------------------------------------
                                                                            Gross           Gross
                                                         Amortized       Unrealized      Unrealized         Fair
                                                           Cost             Gains          Losses           Value
                                                         ----------      ----------      -----------       --------

       Securities available for sale
       Debt securities:
           United States Treasury                  $    1,007,329           12,981               --         1,020,310
           United States Government
                agency obligations                     13,775,760           46,954           60,556        13,762,158
                                                     ---------------   ---------------  --------------   ---------------

                    Total debt securities              14,783,089           59,935           60,556        14,782,468
                                                     ---------------   ---------------  --------------   ---------------

       Equity securities:
           Corporate stocks                                 1,526               --               --             1,526
                                                     ---------------   ---------------  --------------   ---------------

                    Total securities available
                         for sale                  $   14,784,615           59,935           60,556        14,783,994
                                                     ===============   ===============  ==============   ===============

       Securities held to maturity
       Debt securities:
           United States Government
                agency obligations                 $    6,490,874           57,163            4,352         6,543,685
           Corporate and municipal securities           4,124,589           36,764            5,107         4,156,246
           Mortgage-backed securities:
                Ginnie Mae                              2,164,204            2,701           17,263         2,149,642
                Fannie Mae                                425,714            1,690            8,133           419,271
                Freddie Mac                                22,024              886               --            22,910
                Small Business Administration             502,500               --            2,500           500,000
                                                     ---------------   ---------------  --------------   ---------------

                    Total securities held
                         to maturity               $   13,729,905           99,204           37,355        13,791,754
                                                     ===============   ===============  ==============   ===============



                                F-11                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997


                                                                           December 31, 1997
                                                      --------------------------------------------------------------
                                                                          Gross            Gross
                                                       Amortized       Unrealized       Unrealized          Fair
                                                         Cost             Gains           Losses            Value
                                                      -----------      ----------       -----------      -----------


       Securities available for sale
       Debt securities:
         United States Treasury                   $   4,016,906           10,457             483         4,026,880
         United States Government
           agency obligations                         6,893,178           10,765          11,568         6,892,375
                                                    --------------    -------------   -------------    --------------

              Total debt securities                  10,910,084           21,222          12,051        10,919,255
                                                    --------------    -------------   -------------    --------------

       Equity securities:
         Corporate stocks                                 1,526               --              --             1,526
                                                    --------------    -------------   -------------    --------------

              Total securities available
                for sale                          $  10,911,610           21,222          12,051        10,920,781
                                                    ==============    =============   =============    ==============

       Securities held to maturity
       Debt securities:
         United States Treasury                   $   3,148,730            3,804              62         3,152,472
         United States Government
           agency obligations                         2,337,957            9,852              --         2,347,809
         Corporate and municipal securities           4,809,088           15,775           1,478         4,823,385
         Mortgage-backed securities:
           Ginnie Mae                                    62,175            2,968              --            65,143
           Fannie Mae                                    54,115            2,001              --            56,116
           Freddie Mac                                   29,068            1,005              --            30,073
                                                    --------------    -------------   -------------    --------------

              Total securities held
                to maturity                       $  10,441,133           35,405           1,540        10,474,998
                                                    ==============    =============   =============    ==============


       Proceeds from the sale of securities available for sale during 1998 were $2,002,032, with gross gains of $2,448 and gross losses of $156 realized on those sales. The Bank did not sell any securities available for sale in 1997. No securities held to maturity were sold in 1998 and 1997.

       The reclassification adjustment for net gains on sales of securities included in net income, net of tax, was $1,375 which adjusted the change in unrealized loss on securities available for sale for the year ended December 31, 1998 to $4,657. The Bank had no reclassification adjustment in 1997.








                                F-12                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       The following is a tabulation of debt securities, excluding mortgage-backed securities, by the period remaining to the earlier of maturity or call date as of December 31, 1998:

                                                          Available for Sale                 Held to Maturity
                                                 -------------------------------      ------------------------------
                                                        Amortized         Fair         Amortized             Fair
                                                          Cost            Value            Cost              Value
                                                    ---------------    ----------     ------------       ------------


       Due in one year or less                   $    1,007,330          1,020,310          757,027           760,635
       Due after one year through five years         10,977,548         11,006,875        8,175,433         8,235,586
       Due after five years through ten years         2,798,211          2,755,283        1,233,085         1,252,884
       Due after ten years                                   --                 --          449,918           450,826
                                                   ---------------    --------------   --------------    --------------

              Total                              $   14,783,089         14,782,468       10,615,463        10,699,931
                                                   ===============    ==============   ==============    ==============


(4)    Loans

       The following is a summary of loans outstanding:


                                                                                  December 31,
                                                                   -----------------------------------------
                                                                          1998                   1997
                                                                   -------------------    ------------------


           Residential mortgages and
                home equity loans                                $       56,542,818            67,404,958
           Commercial mortgages                                           8,949,614            11,144,890
           Commercial loans                                                 265,536               276,443
           Consumer loans                                                 2,037,394             1,634,011
                                                                   -------------------    ------------------

                    Total loans                                          67,795,362            80,460,302

           Allowance for loan losses                                     (1,068,420)           (1,408,797)
                                                                   -------------------    ------------------

                    Net loans                                    $       66,726,942            79,051,505
                                                                   ===================    ==================


       The Bank's market area is generally Oswego County in Central New York State. Substantially all of the Bank's portfolio is located in its market area and, accordingly, the ultimate collectibility of the Bank's loan portfolio is susceptible to changes in market conditions in this area. The Bank's concentration of credit risk by loan type is shown in the above schedule of loans outstanding. Other than general economic risks, management is not aware of any material concentrations of credit risk to any industry or individual borrower.

       Residential mortgage loans classified as held for sale were $4,286,000 at December 31, 1998 and none at December 31, 1997. The Bank had no sales of loans during 1998 or 1997 and there were no outstanding commitments to sell loans at December 31, 1998. An adjustment to reduce loans held for sale to the lower of aggregate cost or market value was not required at December 31, 1998.


                                F-13                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997


(5)    Allowance for Loan Losses

       The following is a summary of changes in the allowance for loan losses:


                                                                           Years ended December 31,
                                                                   -----------------------------------------
                                                                          1998                   1997
                                                                   -------------------    ------------------


           Balance at beginning of year                          $        1,408,797             1,583,299

           Provision for loan losses                                        120,000               524,816

           Loan charge-offs                                                (525,704)             (724,304)

           Recoveries                                                        65,327                24,986
                                                                   -------------------    ------------------

           Balance at end of year                                $        1,068,420             1,408,797
                                                                   ===================    ==================


       The principal balance of all loans not accruing interest amounted to approximately $1,688,000 and $1,774,000 at December 31, 1998 and 1997,
       respectively. The forgone interest income on non-accruing loans was $81,400 and $121,600 for the years ended December 31, 1998 and 1997, respectively.

       At December 31, 1998 and 1997, the recorded investment in impaired loans totaled $979,900 and $1,308,800, respectively. The impairment allowance associated with these loans was $168,000 and $315,900 at December 31, 1998 and 1997, respectively. The average recorded investment in impaired loans during the year was approximately $1,301,000 and $1,728,000 for 1998 and 1997, respectively. The amount of interest income recognized on impaired loans (while such loans were considered impaired) was not significant for the years ended December 31, 1998 and 1997.


(6)    Premises and Equipment

       Premises and equipment at December 31 consist of the following:


                                                                          1998                   1997
                                                                   -------------------    ------------------


           Land                                                  $          426,250               426,250
           Buildings and improvements                                     2,569,185             2,556,974
           Furniture and equipment                                        1,932,299             1,893,794
                                                                   -------------------    ------------------
                                                                          4,927,734             4,877,018
           Accumulated depreciation                                       2,682,965             2,552,667
                                                                   -------------------    ------------------

                    Net                                          $        2,244,769             2,324,351
                                                                   ===================    ==================


       On December 16, 1998, the Bank entered into an agreement to purchase a bank branch building located in North Syracuse, New York for approximately $575,000. The purchase is expected to be completed by July 15, 1999.

                                F-14                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



(7)    Deposits

       Time deposit contractual maturities are summarized as follows:


                                                                                  December 31,
                                                                   -----------------------------------------
                                                                          1998                   1997
                                                                   -------------------    ------------------


           Within one year                                       $       28,299,303            30,331,083
           After one year and within two years                            4,121,692             5,626,894
           After two years and within three years                         1,897,166             1,996,810
           After three years and within four years                        1,169,240               893,080
           After four years and within five years                         2,759,653               849,499
                                                                   -------------------    ------------------

                                                                 $       38,247,054            39,697,366
                                                                   ===================    ==================

       Certificates of deposit of $100,000 and over were $5,577,867 and $4,218,572 at December 31, 1998 and 1997, respectively.


(8)    Income Taxes

       Total income tax expense for the years ended December 31 was allocated as follows:


                                                                          1998                   1997
                                                                   -------------------    ------------------

           Income before income tax expense                      $          162,000               201,350
           Change in net worth for unrealized gain
                (loss) on securities available for sale                      (3,760)                3,760
                                                                   -------------------    ------------------

                         Total                                   $          158,240               205,110
                                                                   ===================    ==================


       Income tax expense attributable to income from operations consisted of the following:

                                                    Current               Deferred                 Total
                                            ------------------       ----------------        --------------

         Year ended
            December 31, 1998:
                  Federal                $           51,509                  74,257               125,766
                  State                              11,761                  24,473                36,234
                                           -------------------    -------------------    -------------------

                      Total              $           63,270                  98,730               162,000
                                           ===================    ===================    ===================

         Year ended
             December 31, 1997:
                  Federal                           141,318                  21,645               162,963
                  State                              48,944                 (10,557)               38,387
                                           -------------------    -------------------    -------------------

                      Total              $          190,262                  11,088               201,350
                                           ===================    ===================    ===================


                                F-15                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       Actual income tax expense attributable to income before income taxes differed from the amounts computed by applying the Federal statutory income tax rate to pre-tax income as follows:


                                                                            Years ended December 31,
                                                                   -----------------------------------------
                                                                          1998                   1997
                                                                   -------------------    ------------------

           Federal income tax expense
                at statutory rate                                $          160,041               132,682
           Increase (decrease) resulting from:
                Merger costs                                                (46,323)               46,323
                Tax-exempt interest income                                  (12,525)               (2,762)
                State taxes, net of Federal income
                    tax benefit                                              23,914                25,335
                Nondeductible expenses                                        3,749                 1,266
                Other, net                                                   33,144                (1,494)
                                                                   -------------------    ------------------

                         Actual income tax expense               $          162,000               201,350
                                                                   ===================    ==================


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:


                                                                          1998                   1997
                                                                   -------------------    ------------------


           Deferred tax assets:
                Allowance for loan losses                        $          426,727               662,535
                Postretirement benefits                                     162,595               119,467
                Deferred compensation                                       150,455               104,607
                Other                                                        63,310                 7,530
                                                                   -------------------    ------------------

                         Total gross deferred tax assets                    803,087               894,139
                                                                   -------------------    ------------------

           Deferred tax liabilities:
                Excess tax bad debt reserve over base year                  211,106               223,021
                Depreciation                                                 97,219               116,893
                Prepaid pension expenses                                    114,229                79,592
                Net unrealized gain on securities
                    available for sale                                           --                 3,760
                Other                                                        13,289                 8,659
                                                                   -------------------    ------------------
                         Total gross deferred tax
                             liabilities                                    435,843               431,925
                                                                   -------------------    ------------------

           Net deferred tax asset, included in
                other assets                                     $          367,244               462,214
                                                                   ===================    ==================



                                F-16                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997

       At December 31, 1998, the Bank's base-year tax bad debt reserves of approximately $1,107,000 represent aggregate bad debt deductions taken under the Internal Revenue Code, for which a deferred tax liability has not been provided. The use of these reserves for purposes other than to absorb losses on loans, or if the Bank fails to qualify as a bank for Federal income tax purposes, would result in taxable income to the Bank. However, management does not intend to enter into any transactions that would cause these reserves to become taxable and, accordingly, associated deferred tax liabilities of approximately $450,000 have not been recognized.

       Realization of deferred tax assets is dependent upon the generation of future taxable income or the existence of sufficient taxable income within the loss carryback period. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, management considers the scheduled reversal of the deferred tax liabilities, the level of historical taxable income and projected future taxable income over the periods in which the temporary differences comprising the deferred tax assets will be deductible. Based on its assessment, management determined that no valuation allowance is necessary.

(9)    Benefit Plans

       Pension and Other Postretirement Benefit Plans

       The following table sets forth the defined benefit pension plan's and the other postretirement benefit plan's change in benefit obligation, change in fair value of plan assets, and the funded status for the years ended December 31, 1998 and 1997, using the most recent actuarial data measured at October 1, 1998 and 1997:

                                                                     Pension Benefits                Postretirement Benefits
                                                                 -------------------------           ------------------------
                                                                  1998             1997              1998             1997
                                                                -------          -------            ------          --------

       Change in benefit obligation:
          Benefit obligation at beginning of year          $  2,960,364         3,011,700           756,037           949,079
          Service cost                                           66,829            67,689            42,444            19,148
          Interest cost                                         202,349           221,786            52,923            66,436
          Amendments                                                 --                --           (70,713)               --
          Actuarial (gain)/loss                                 172,319           288,712            82,802          (255,408)
          Benefits paid                                        (164,217)         (164,056)          (22,314)          (23,218)
          Settlements                                                --          (465,467)               --                --
                                                             -------------     -------------    -------------     -------------

              Benefit obligation at end of year               3,237,644         2,960,364           841,179           756,037
                                                             -------------     -------------    -------------     -------------

       Change in plan assets:
          Fair value of plan assets at beginning of year      3,587,233         3,446,413                --                --
          Actual return on plan assets                            6,660           751,499                --                --
          Employer contributions                                     --            18,844            22,314            23,218
          Benefits paid                                        (164,217)         (164,056)          (22,314)          (23,218)
          Settlements                                                --          (465,467)               --                --
                                                             -------------     -------------    -------------     -------------

              Fair value of plan assets at end of year        3,429,676         3,587,233                --                --
                                                             -------------     -------------    -------------     -------------
       Funded status (deficit)                                  192,032           626,869          (841,179)         (756,037)
       Unamortized net (asset) obligation at transition         (50,395)          (83,034)          434,081           659,662
       Unrecognized net (gain) loss subsequent
         to transition                                          141,853          (348,033)               --          (168,092)
       Unamortized prior service cost                             2,512             3,478                --           (41,146)
                                                             -------------     -------------    -------------     -------------

              Prepaid (accrued) benefit cost               $    286,002           199,280          (407,098)         (305,613)
                                                             =============     =============    =============     =============


                                F-17                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997


       Pension cost (income) consists of the following components for the years ended December 31, 1998 and 1997:


                                                                           1998                  1997
                                                                   -------------------    ------------------


           Service cost                                             $        66,829                67,689
           Interest on projected benefit obligation                         202,349               221,786
           Expected return on plan assets                                  (280,410)             (269,831)
           Amortization of net transition asset                             (21,355)              (24,713)
           Amortization of unrecognized gain                                 (2,943)                   --
           Amortization of prior service cost                                   966                   966
           Settlement credit                                                (52,158)                   --
                                                                      ----------------    ------------------

           Net periodic pension cost (income)                       $       (86,722)               (4,103)
                                                                      ================    ==================

           Weighted average discount rate                                      6.50%                 7.25%
                                                                      ================    ==================

           Expected long-term rate of return                                   8.00%                 8.00%
                                                                      ================    ==================


       The projected benefit obligation assumed a long-term rate of increase in future compensation levels of 4.5% for 1998 and 5.0% for 1997. The unamortized net asset at transition is being amortized over 12 years from inception.

       Net periodic postretirement benefit cost for the years ended December 31, 1998 and 1997 included the following components:


                                                                          1998                   1997
                                                                   -------------------    ------------------


           Service cost                                             $        42,444                19,148
           Interest cost on accumulated benefit
                obligation                                                   52,923                66,436
           Amortization of transition obligation                             38,804                38,804
           Amortization of prior service asset                               (2,420)                   --
           Amortization of unrecognized loss                                 (7,952)                   --
                                                                      ----------------    ------------------

           Net periodic postretirement benefit cost                 $       123,799               124,388
                                                                      ================    ==================


       For measurement purposes, a 9.0% and 9.5% annual rate of increase in the per capita cost of average health care benefits for retirees was assumed for 1998 and 1997, respectively. The rate was assumed to decrease gradually to 5.0% by 2008 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit obligation at December 31, 1998 by $69,174, and the net periodic postretirement benefit cost by $2,345 for the year then ended. The weighted average discount rate used in determining the accumulated postretirement obligation was 6.5% for 1998 and 7.0% for 1997.


                                F-18                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       Other Benefit Plans

       In 1997, the Bank instituted a nonqualified deferred compensation plan for Trustees (the "Trustees' Deferred Compensation Plan"), under which participants may elect to defer all or part of their annual trustee fees to fund the Trustees' Deferred Compensation Plan. The plan provides that deferred fees are to be invested in mutual funds, as selected by the individual trustees. At December 31, 1998 and 1997, deferred trustees fees included in other liabilities aggregated $183,654 and $83,569, respectively.

       The Bank sponsors a defined contribution profit sharing 401(k) plan covering substantially all employees. The Bank matches certain percentages of each eligible employee's contribution to the plan. Expense for the plan amounted to $37,583 and $47,409 in 1998 and 1997, respectively.


(10)   Regulatory Capital Requirements

       The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998 and 1997, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1998, the most recent notification from the FDIC categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.


                                F-19                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997


       The Bank's regulatory capital amounts and ratios are presented in the following table:

                                                                                                        To Be "Well
                                                                                                    Capitalized" Under
                                                 Actual                Minimum Regulatory           Regulatory Capital
                                           Regulatory Capital         Capital Requirements             Requirements
                                         ----------------------      ---------------------        ----------------------
                                         Amount          Ratio        Amount         Ratio        Amount          Ratio
                                       ---------        -------      -------       ---------     --------        ------

       As of December 31, 1998:
         Total Capital
           (to risk weighted assets)  $  12,639,099      16.7%      $  6,046,720     8.0%       $  7,558,400      10.0%
         Tier I Capital
           (to risk weighted assets)     11,694,299      15.5          3,023,360     4.0           4,535,040       6.0
         Tier I Capital
           (to average assets)           11,694,299      10.7          4,387,200     4.0           5,484,000       5.0

       As of December 31, 1997:
         Total Capital
           (to risk weighted assets)  $  12,154,623      19.9%      $  4,883,440     8.0%       $  6,104,300      10.0%
         Tier I Capital
           (to risk weighted assets)     11,391,623      18.7          2,441,720     4.0           3,662,580       6.0
         Tier I Capital
           (to average assets)           11,391,623      10.0          4,543,520     4.0           5,679,400       5.0


(11)   Commitments and Contingencies

       In the normal course of business, there are various outstanding commitments and contingent liabilities, such as guarantees, and commitments to extend credit, which are not reflected in the accompanying financial statements. The Bank does not anticipate losses as a result of these transactions. Mortgage and other loan commitments outstanding at December 31, 1998 and 1997 amounted to $2.4 million and $120,000, respectively. Fixed interest rates on mortgage and other loan commitments outstanding can change prior to closing only if interest rates decrease. Variable rate loans float prior to closing. Outstanding commitments on letters of credit at December 31, 1998 and 1997 amounted to $20,000 and $90,500, respectively.

       In February 1995, the Superintendent of Banks for the State of New York seized Nationar, a check-clearing and trust company, freezing all of Nationar's assets. On that date, the Bank had demand accounts with Nationar of approximately $62,700, Nationar capital stock of $5,400, Nationar preferred stock of $19,200, a pledged security of $80,000 held by Nationar and Nationar capital debentures of $120,000. Based on information set forth in certain publicly available documents, at the time, management believed that there was a reasonable likelihood that the Bank would not recover all amounts owed by Nationar. Accordingly, management charged-off the Bank's investments in Nationar stock during 1995 and established additional loss provisions of $120,000 and $14,200 during 1995 and 1996, respectively. The Bank received distributions totaling $22,000, $54,000 and $154,300 in 1998, 1997 and 1996,
       respectively, which were credited to noninterest income. Total losses net of distributions received over the three-year period, relating to Nationar, were approximately $57,000.

                                F-20                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       In the normal conduct of business, the Bank is currently involved in various litigation matters. In the opinion of management, the ultimate disposition of these matters should not have a material adverse effect on the financial position of the Bank.


(12)   Fair Value of Financial Instruments

       SFAS No. 107, Disclosures About Fair Value of Financial Instruments, as amended by SFAS No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments, requires disclosures about the fair value of financial instruments for which it is practicable to estimate fair value. The definition of a financial instrument includes many of the assets and liabilities recognized in the Bank's statement of financial condition, as well as certain off-balance sheet items. Fair value is defined in SFAS Nos. 107 and 119 as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

       The following methods and assumptions were used by the Bank in estimating the fair values of its financial instruments:

       (a)    Cash and Cash Equivalents

              For these short-term instruments that are available on demand or that generally mature in ninety days or less, the carrying value approximates fair value.

       (b)    Securities

              Fair values for securities are based on quoted market prices, where available. Where quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

       (c)    Loans

              For variable rate loans that reprice frequently and have no significant credit risk, fair values are based on carrying amounts. The fair values of fixed rate loans are estimated through discounted cash flow analyses using interest rates currently being offered for loans with similar terms and credit quality.

              Delinquent loans are valued using the discounted cash flow methods described above. While credit risk is a component of the discount rate used to value loans, delinquent loans are presumed to possess additional risk. Therefore, the calculated fair values of loans are reduced by the allowance for loan losses.






                                F-21                                 (Continued)

                           OSWEGO COUNTY SAVINGS BANK

                          Notes to Financial Statements

                           December 31, 1998 and 1997



       (d)    Deposits

              The fair values disclosed for demand, savings and money market deposits are, by definition, equal to the carrying amounts payable on demand at the reporting date. The fair value of fixed maturity time deposits is estimated using a discounted cash flow approach. This approach applies interest rates currently being offered on these accounts to a schedule of weighted average expected monthly maturities on time deposits.

              The estimated fair values of the Bank's financial instruments as of December 31, 1998 and 1997 are as follows (in thousands):


                                                                   1998                               1997
                                                     -------------------------------    -------------------------------
                                                        Carrying           Fair            Carrying           Fair
                                                         Amount            Value            Amount            Value
                                                    -------------       -----------     ------------      ------------


                  Financial assets:
                    Cash and cash equivalents      $   6,606,570         6,606,570        6,764,210         6,764,210
                    Securities                        28,513,899        28,575,748       21,361,914        21,395,779
                    Net loans                         71,013,222        71,037,893       79,051,505        78,960,453
                  Financial liabilities:
                    Demand, savings and money
                      market deposits                 58,317,194        58,317,194       58,201,436        58,201,436
                    Time deposits                     38,247,054        38,214,263       39,697,366        39,693,795
                    Escrow deposits                    1,318,444         1,318,444        1,458,361         1,458,361

              The fair value of commitments to extend credit are equal to the deferred fees outstanding, as the contractual rates and fees approximate those currently charged to originate similar commitments.

              Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


==============================================================================       ==============================================

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this
Prospectus in connection with the offering made hereby, and, if given or made,                    Oswego County Bancorp, Inc.
such information shall not be relied upon as having been authorized by Oswego
County Bancorp, Oswego County Savings or Friedman, Billings, Ramsey & Co.,
Inc. This Prospectus does not constitute an offer to sell or a solicitation of                  (Proposed Holding Company for
an offer to buy any of the securities offered hereby to any person in any                         Oswego County Savings Bank)
jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that
there has been no change in the affairs of Oswego County Bancorp or Oswego                           Up to 621,575 Shares
County Savings since any of the dates as of which information is furnished herein or since the date hereof.

                                                                                                       Common Stock
                                Table of Contents
                                                        Page
                                                        ----
Questions and Answers......................................1
Summary....................................................3
Selected Financial and Other Data..........................8
Summary of Recent Development.............................10
Risk Factors..............................................14                                 -------------------------------
Oswego County Bancorp, Inc................................17
Oswego County Savings Bank................................18                                            PROSPECTUS
Oswego County MHC.........................................18
How We Intend to Use the Proceeds.........................18                                  -------------------------------
Market for the Common Stock...............................20
Our Policy Regarding Dividends............................20
Oswego County Savings Bank Exceeds All
   Regulatory Capital Requirements........................21
Capitalization............................................23
Pro Forma Data............................................25                                Friedman, Billings, Ramsey & Co., Inc.
Comparison of Valuation and Pro Forma
   Information With No Foundation.........................29
Management's Discussion and Analysis of Financial
   Condition and Results of Operations....................31
Business .................................................43
How We Are Regulated......................................59                                            May 24, 1999
Taxation..................................................68
Management................................................70
Proposed Management Purchases.............................77
Our Corporate Change and Stock Offering...................78
Certain Restrictions on Acquisition of
   Oswego County Bancorp and Oswego
   County Savings .......................................105
Description of Capital Stock of Oswego County
   Bancorp...............................................107
Transfer Agent and Registrar.............................109
Experts..................................................109
Legal and Tax Opinions...................................109
Additional Information...................................109
Index to Financial Statements............................111

Until August 22, 1999 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.
This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

==============================================================================       ==============================================